UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
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NOVAVAX, INC.
(Name of registrant as specified in its charter)

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P

2026 proxy statement	26

Novavax, Inc. (Nasdaq: NVAX) tackles some of the world’s most pressing health challenges with its scientific expertise in vaccines and its proven technology platform, including its Matrix-M™ adjuvant and protein-based nanoparticles.
Novavax’s corporate growth strategy focuses on maximizing the impact of our cutting-edge technology by forging partnerships for our Matrix-M adjuvant and research and development (R&D) assets while maintaining a lean and focused operating model.

NOVAVAX 2025 FINANCIALS AT A GLANCE

$1.1B	Total revenue in 2025
42%	Reduction to Non-GAAP Combined R&D and SG&A expenses, as compared to 2024(1)
$857M	Cash position as of December 31, 2025(2)
40%	Reduction to total liabilities, as compared to year end 2024
(1)Non-GAAP Combined R&D and SG&A Expenses net of partner reimbursement.
(2)Cash position includes cash, cash equivalents, marketable securities, restricted cash and accounts receivable.

LETTER FROM OUR CEO

DEAR NOVAVAX STOCKHOLDER:
You are cordially invited to our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 18, 2026, beginning at 8:30 a.m. Eastern Time. In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NVAX2026. We are pleased to also provide a copy of our 2025 Annual Report to Stockholders with this Proxy Statement.
Your vote is important, and we hope you will be able to attend the Annual Meeting. You may vote over the Internet, by telephone, or, if you requested printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions for each of your voting options described in this Proxy Statement.
We look forward to speaking with you at our Annual Meeting.

In 2025, we made significant progress on our corporate strategy, successfully achieving key milestones under our Sanofi agreement while making meaningful progress towards new partnerships. We signed multiple MTAs that enabled experimentation with our Matrix-M® adjuvant technology while also advancing our own early-stage R&D pipeline.
Sincerely, JOHN C. JACOBS President and Chief Executive Officer April 27, 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 18, 2026

TO THE STOCKHOLDERS OF NOVAVAX, INC.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Novavax, Inc., a Delaware corporation (the “Company,” “Novavax,” “we,” or “us”), will be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 18, 2026 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2026	Stockholders of record at the close of business on April 23, 2026 are entitled to notice of and to vote
Matters to Be Voted on at the Annual Meeting

Proposal
1	Election of three Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2029 Annual Meeting of Stockholders
2	Advisory vote to approve the compensation of our Named Executive Officers
3
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”), to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares

4
Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock

5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
6	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
The Board of Directors has fixed the close of business on April 23, 2026 (the “Record Date”) as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The following Proxy Statement is included with the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2025, which contains financial statements and other information of interest to stockholders, and is being mailed or made available to our Record Date stockholders on or about April 27, 2026.

By Order of the Board of Directors, Mark J. Casey Executive Vice President, Chief Legal Officer and Corporate Secretary
Gaithersburg, Maryland
April 27, 2026

Whether or not you plan to attend the virtual webcast of the Annual Meeting, please promptly vote over the Internet or by telephone as per the instructions on the enclosed proxy or complete, sign and date the enclosed proxy and mail it promptly in the accompanying envelope. Postage is not needed if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS ANNUAL MEETING TO BE HELD ON JUNE 18, 2026
Our Notice of Annual Meeting, Proxy Statement, and Annual Report are available free of charge at www.virtualshareholdermeeting.com/NVAX2026

PROXY STATEMENT

Table of Contents

1	Proxy Summary
8	Board of Directors and Corporate Governance
8	Proposal 1—Election of Directors
8	Nominees for Election as Class I Directors
10	Directors Continuing as Class II Directors
12	Directors Continuing as Class III Directors
14	Information Regarding the Board and Corporate Governance Matters
14	Board Leadership Structure and Role in Risk Oversight
16	Board Committees
22	Nomination Procedures
23	Corporate Governance Guidelines
23	Our Commitment to Sustainability
24	Stock Ownership Guidelines
24	Code of Conduct
25	Stockholder Communications with the Board of Directors
25	Certain Relationships and Related Transactions
25	Compensation Committee Interlocks and Insider Participation
26	Compensation of Directors
29	Executive Officers and Compensation
29	Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
30	Executive Officers
33	Compensation Discussion and Analysis
49	Compensation Committee Report
50	Executive Compensation Tables

50	Summary Compensation Table
51	Grants of Plan-Based Awards Table
52	Outstanding Equity Awards at 2025 Fiscal Year End
53	Options Exercised and Stock Vested
54	Overview of Employment and Change In Control Agreements
58	Potential Payments Upon Termination or Change in Control
60	2025 CEO Pay Ratio
61	Pay Versus Performance
67	Proposal 3—Amendment and Restatement of the 2015 Stock Plan
69	Existing Equity Plan Information
80	Proposal 4—Amendment and Restatement of the ESPP
86	Audit Matters
86	Proposal 5—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
86	Fees and Services
87	Audit Committee Pre-Approval Policies and Procedures
88	Audit Committee Report
89	Stock Ownership Information
91	Information about the Annual Meeting and Voting
98	Additional Information
98	Stockholder Proposals
99	Other Matters
100	Appendix A
116	Appendix B

PROXY SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.
Novavax, Inc. 2026 Annual Meeting of Stockholders

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 18, 2026 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2026	Stockholders of record at the close of business on April 23, 2026 are entitled to notice of and to vote
MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal		Board Recommendation	See Page
1	Election of three Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2029 Annual Meeting of Stockholders	FOR all nominees	8
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR	29
3	Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”), to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares	FOR	67
4	Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock	FOR	80
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	86

NOVAVAX, INC. 2026 PROXY STATEMENT	1

Proxy Summary
HOW TO VOTE
Have your Notice of Internet Availability, proxy card, or voting instruction form in hand, with your 16-digit control number available. Even if you plan to attend the virtual meeting, please vote as soon as possible to ensure your shares are represented.

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholder meeting.com/NVAX2026 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive
			Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 17, 2026			Before the polls close at the Annual Meeting on June 18, 2026
NOTE ABOUT FORWARD-LOOKING STATEMENTS
Any statements in the discussion below and elsewhere in this Proxy Statement about expectations, beliefs, plans, objectives, assumptions, or future events or performance of the Company are not historical facts and are forward-looking statements. Such forward-looking statements include, without limitation, statements about our stockholder engagement program; the execution of our corporate growth strategy and strategic priorities for 2026, including the leveraging of our technology platform and pipeline to forge additional partnerships and the advancement of our technology platform and early-stage pipeline; our ability to deliver long-term growth and achieve our profitability goals; our efforts to make a positive impact on global health and operate in a sustainable and inclusive manner; our compensation program goals; and the impact of compensation paid to our named executive officers to encourage the achievement of our strategic priorities and milestones in 2025 and beyond; and other matters referenced herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations about the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, the ability to successfully and timely obtain and maintain full U.S. FDA licensure or foreign regulatory approvals necessary to manufacture, market, distribute, or deliver Nuvaxovid; the impact of delays in obtaining regulatory approval, including regulatory decisions impacting labeling, approval or authorization, including the scope of the indicated population, product dosage, manufacturing processes, shelf life, safety, for our product candidates; challenges in conducting the postmarketing commitment (“PMC”) study, our ability to obtain adequate additional funding to maintain our current level of operations and fund the further development of our vaccine candidates; challenges related to our partnership with Sanofi, including collaboration on the Nuvaxovid PMC, and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable

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Proxy Summary
regulatory authorities; challenges or delays in conducting clinical trials or studies for our product candidates; manufacturing, distribution or export delays or challenges; our substantial dependence on Serum Institute of India Pvt. Ltd. and Serum Life Sciences Limited for co-formulation and filling our COVID-19 vaccine and the impact of any delays or disruptions in their operations; the impact of potential legislative, regulatory, or policy changes under the current presidential administration, including any adverse impact funding for vaccine research and development, reimbursement for vaccines and their administration, vaccine mandates and recommendations, and public perception of vaccine importance; uncertainty with respect to pricing, third-party reimbursement and healthcare reform; the impact of any new or changes in interpretations of existing trade measures, including tariffs, embargoes, sanctions, import restrictions, and export licensing requirements; difficulty obtaining scarce raw materials and supplies including for our proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on the ability to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; challenges in our partner Sanofi achieving commercial adoption and market acceptance of Nuvaxovid or any COVID-19 variant strain containing formulation, or other candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements; challenges related to the seasonality of vaccinations against COVID-19; challenges related to the demand for vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities; our expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than our assumptions and other risks and uncertainties identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026, which may be detailed and modified or updated in other documents filed with the SEC from time to time, and are available at www.sec.gov and at www.novavax.com. You are encouraged to read these filings as they are made.
We cannot guarantee future results, events, level of activity, performance, or achievement. Any or all of our forward-looking statements in this Proxy Statement may turn out to be inaccurate or materially different from actual results. Further, any forward-looking statement speaks only as of the date when it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

NOVAVAX, INC. 2026 PROXY STATEMENT	3

Proxy Summary
Board of Directors

Name and Principal Occupation	Age(1)	Director Since	Other Current Public Company Boards	Independent	Committee Membership
					Audit	Compensation	Nominating & Corporate Governance	Research & Development	Capital Allocation

CLASS I DIRECTORS, FOR TERMS EXPIRING AT THE 2026 ANNUAL MEETING
John C. Jacobs President and Chief Executive Officer, Novavax, Inc.	59	2023	—	—	—	—	—	—	—
Gregg H. Alton, J.D. Former Interim Chief Executive Officer and Chief Patient Officer, Gilead Sciences	60	2020	2			—		—
Richard J. Rodgers Former Executive Vice President, and Chief Financial Officer, TESARO, Inc.	59	2022	2					—

CLASS II DIRECTORS, FOR TERMS EXPIRING AT THE 2027 ANNUAL MEETING
Richard H. Douglas, Ph.D. Former Senior Vice President, Corporate Development, Genzyme Corporation	73	2010	2				—		—
Margaret G. McGlynn, R. Ph. Former President, Merck Vaccines and Infectious Disease, Merck Inc.	66	2020	1		—	—			—
David Mott Private Investor, Mott Family Capital	60	2020 Since 2026	1		—		—

CLASS III DIRECTORS, FOR TERMS EXPIRING AT THE 2028 ANNUAL MEETING
Rachel K. King Founder and former Chief Executive Officer, GlycoMimetics, Inc.	66	2018	1		—			—	—
John W. Shiver, Ph.D. Head of Research and Development, Vibrant Biomedicines	68	2025	—		—		—		—
Charles W. Newton Former Chief Financial Officer, Lyell	55	2025	2			—		—
Number of meetings in 2025	Board—4				7	5	4	4	0(2)
(1)As of April 23, 2026.
(2)The Capital Allocation Committee was formed in 2026.

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

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Proxy Summary
BOARD ATTRIBUTES

Independence	Age	Tenure

BOARD SKILLS MATRIX
Our directors have a broad and diverse set of skills, business experience, and industry knowledge. We believe that our Board collectively possesses an appropriate mix of skills to provide strong strategic direction and oversight of our business. The table below summarizes the skills of each of our directors that we believe are particularly relevant to his or her service on our Board, as described in more detail in each director’s biography. The absence of a mark does not necessarily indicate that the director does not possess any relevant experience or competence in the area.

Directors	Gregg H. Alton, J.D.	Richard H. Douglas, Ph.D.	John C. Jacobs	Rachel K. King	Margaret G. McGlynn, R. Ph.	David Mott	Richard J. Rodgers	John W. Shiver	Charles W. Newton
Skills and Experience
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Scientific, Research or Development Experience		✓		✓				✓
Accounting, Financial or Investment Experience	✓	✓	✓		✓	✓	✓		✓
Cybersecurity/IT/AI	✓				✓		✓	✓	✓
Public Company Board	✓	✓	✓	✓	✓	✓	✓		✓

NOVAVAX, INC. 2026 PROXY STATEMENT	5

Proxy Summary
ISG Stewardship Principles
Our Board and executive leaders are stewards of our stockholders’ interests, believing that strong and effective corporate governance is essential to our success. As a cornerstone of our corporate governance program, we provide transparent disclosure to our stockholders on a consistent basis. Our approach integrates all components of effective governance, including a strong ethical culture, an ongoing stockholder engagement program, and sound financial, regulatory, and legal compliance functions. Novavax supports and follows the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies. Below is an illustration how certain of our governance practices directly support each of the six ISG principles.

ISG Principle	Novavax’s Practice

Boards are accountable to stockholders	Separate CEO and Board Chairman roles
Majority voting in uncontested election

Stockholders should be entitled to voting rights in proportion to their economic interest	One class of voting stock; we believe in a “one share, one vote” standard
No “poison pill”

Boards should be responsive to stockholders and be proactive in order to understand their perspectives	Proactive year-round engagement with stockholders
Directors attended at least 75% of Board and committee meetings they were eligible to attend in 2025
All of the then-current directors attended the 2025 Annual Meeting
Directors are expected to devote sufficient time and effort necessary to fulfill their respective responsibilities

Boards should have a strong, independent leadership structure	8 of 9 directors are independent
Independent Board Chairperson
Regular executive sessions of independent directors
Five fully independent standing Board committees—Audit, Compensation, Nominating and Corporate Governance, Research and Development, and Capital Allocation

Boards should adopt structures and practices that enhance their effectiveness	Directors with a mix of industry expertise and diversity of experience and skill relevant to the current and future strategy
Average age of director nominees is 59 years
Balance of new and experienced directors, with average director tenure of 4.9 years
Annual Board and committee self-evaluations

Boards should develop management incentive structures that are aligned with the long-term strategy of the company	Annual Say-on-Pay advisory vote
Active Board oversight of risk management
Clawback policy
Anti-hedging and anti-pledging policy
Stock ownership guidelines

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Proxy Summary
Executive Compensation Highlights
STOCKHOLDER ENGAGEMENT

Stockholder Engagement Highlights
We value engagement with our stockholders. We communicate regularly with stockholders and other stakeholders throughout the year, and the Board considers a range of stakeholder perspectives in discharging its oversight responsibilities.
•In 2025, we received the support of 72.3% of votes cast for our “say-on-pay” proposal and we looked to enhance our Stockholder Outreach program. We made a concerted effort to better understand stockholders’ views on the 2025 say-on-pay vote, actively soliciting feedback throughout 2025.
•Topics discussed in connection with our Stockholder Outreach program included executive compensation, including the design of a compensation policy that effectively incentivizes and rewards executives through defined goals and strategic performance metrics.
•During 2025, we contacted each of our top 20 institutional stockholders, representing approximately 78% of our institutional ownership and 46% of shares outstanding. The Board and the Compensation Committee discussed the feedback from our stockholders on executive compensation. Stockholders who engaged with us expressed favorable views on the structure, design and governance of our executive compensation, and no stockholders suggested or recommended changes to the structure or elements of our compensation program.

COMPENSATION PHILOSOPHY AND OBJECTIVES
Our compensation program is designed to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’s mission, vision, and goals.

Attract and retain appropriately qualified and industry experienced executives	Align executive compensation with competitive market practices	Align executives’ interests with those of our stockholders	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance

Auditors
Ernst & Young LLP has served as our independent auditors since 2014. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

NOVAVAX, INC. 2026 PROXY STATEMENT	7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1—Election of Directors
In accordance with the Company’s charter, the Board of Directors (the “Board”) may consist of no fewer than three directors, with the specific number to be authorized by the Board from time to time at its discretion. The Board is presently authorized to consist of nine members, and currently includes the following nine individuals:

Class I Directors Terms expiring at the 2026 Annual Meeting	Class II Directors Terms expiring at the 2027 Annual Meeting	Class III Directors Terms expiring at the 2028 Annual Meeting

•John C. Jacobs •Gregg H. Alton, J.D. •Richard J. Rodgers	•Richard H. Douglas, Ph.D. •Margaret G. McGlynn, R. Ph. •David Mott, Chairman of the Board	•Rachel K. King •John W. Shiver, Ph.D. •Charles W. Newton

Members of the Board are divided into three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at the 2026 Annual Meeting. The terms of the Class II and Class III directors will expire at the 2027 and 2028 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at the meeting are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified.
The Company did not receive any valid nominations from stockholders for the 2026 Annual Meeting.
In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes to ensure that no one class has more than one director more than any other class, unless otherwise determined by a resolution of the Board. However, since existing directors cannot move across classes, the number of directors continuing in office following the Annual Meeting, as well as the nominees for election at the Annual Meeting, including their ages and positions as of April 23, 2026, are reflected below followed by biographical information for each such director and nominee.

The Board recommends that stockholders vote FOR the election of the nominees.

Nominees for Election as Class I Directors
After recommendation by the Nominating and Corporate Governance Committee, the Board has nominated John C. Jacobs, Gregg H. Alton, J.D., and Richard J. Rodgers for election as Class I directors of the Company at the Annual Meeting. If elected, each such nominee will serve until the expiration of their term at the 2029 Annual Meeting of Stockholders and until their successor is elected and qualified and until their earlier death, resignation, or removal. Mr. Jacobs, Mr. Alton, and Mr. Rodgers have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that Mr. Jacobs, Mr. Alton, or Mr. Rodgers will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.

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Board of Directors and Corporate Governance
Information on the nominees follows.

AGE 59 DIRECTOR SINCE 2023	JOHN C. JACOBS

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)
Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2017 to June 2018)
Teva Pharmaceuticals Industries Ltd
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
•Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
•Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)

EDUCATION
•M.B.A. from the State University of New York at Binghamton
•Bachelor of Science in Business, State University of New York College at Plattsburgh
KEY SKILLS AND QUALIFICATIONS
Mr. Jacobs is well-suited to serve on our Board due to his leadership experience in the biotechnology industry, having held several leadership positions for commercial biotechnology companies.

AGE 60 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Audit •Nominating and Corporate Governance •Capital Allocation	GREGG H. ALTON, J.D.

CAREER HIGHLIGHTS
Gilead Sciences
Served in an array of leadership roles across a portfolio of responsibilities for more than 20 years from 1999 to 2019, including:
•Interim Chief Executive Officer
•Chief Compliance Officer, responsible for Gilead's government affairs, public affairs, patient outreach and engagement initiatives, as well as efforts to facilitate access to its medicines globally
•Oversight for commercial operations in Europe, Asia, Latin America, and Africa, as well as government affairs, public affairs and global medical affairs
•General Counsel and Chief Patient Officer
Cooley LLP
•Attorney, specializing in corporate finance transactions for healthcare and information technology companies (1993 to 1996 and 1998 to 1999)

OTHER PUBLIC COMPANY BOARDS
•Corcept Therapeutics (Nasdaq: CORT)
•Brii Biosciences (Nasdaq: BRIBF)
EDUCATION
•J.D., Stanford University
•Bachelor of Science in Legal Studies, University of California, Berkeley
KEY SKILLS AND QUALIFICATIONS
Mr. Alton is well-suited to serve on our Board due to his extensive industry experience and broad global experience across multiple business areas and his deep insight in infectious disease which will contribute to the Board’s understanding of our mission and corporate goals.

NOVAVAX, INC. 2026 PROXY STATEMENT	9

Board of Directors and Corporate Governance

AGE 59 INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES •Audit •Compensation •Capital Allocation	RICHARD J. RODGERS

CAREER HIGHLIGHTS
TESARO, Inc.
•Former Co-Founder, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer (2010 to 2013)
•Mr. Rodgers guided TESARO, Inc. through an acquisition by GSK for over $5 billion
Abraxis BioScience, inc.
•Chief Financial Officer and Senior Vice President of Abraxis BioScience, Inc. (2009 to 2010)
•Mr. Rodgers guided Abraxis BioScience, Inc. through an acquisition by Celgene for $2.9 billion
MGI PHARMA, Inc.
•Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc.
•Helped guide MGI PHARMA, Inc. through an acquisition by Eisai for $3.9 billion

OTHER PUBLIC COMPANY BOARDS
•Ardelyx, Inc. (Nasdaq: ARDX)
•Opus Genetics, Inc. (Nasdaq: IRD)
EDUCATION
•Bachelor of Science in Financial Accounting, St. Cloud State University
•M.B.A., University of Minnesota, Carlson School of Business
KEY SKILLS AND QUALIFICATIONS
Mr. Rodgers is well-suited to serve on our Board due to his significant business experience in the biopharmaceutical field and his financial expertise.

Directors Continuing as Class II Directors

AGE 73 INDEPENDENT DIRECTOR SINCE 2010 COMMITTEES •Audit •Research & Development	RICHARD H. DOUGLAS, PH.D.

CAREER HIGHLIGHTS
Genzyme Corporation
•Former Senior Vice President, Corporate Development (1989 to 2011)
•Dr. Douglas led Genzyme Corporation’s Corporate Development team, and was involved in numerous acquisitions, licenses, financings, joint ventures, and strategic alliances
Integrated Genetics
•Dr. Douglas served in science and corporate development capacities (1982 until its merger with Genzyme Corporation in 1989, now Sanofi Genzyme)
OTHER PUBLIC COMPANY BOARDS
•Alderya Therapeutics, Inc. (Nasdaq: ALDX)
•MaxCyte, Inc. (Nasdaq: MXCT)

OTHER CURRENT DIRECTORSHIPS
•University of Michigan Innovation Partnerships National Advisory Board
EDUCATION
•Postdoctoral fellow, Dr. Leroy Hood’s laboratory at the California Institute of Technology
•Ph.D. in Biochemistry, University of California, Berkeley
•Bachelor of Science in Chemistry, University of Michigan
KEY SKILLS AND QUALIFICATIONS
Dr. Douglas is well-suited to serve on our Board due to his significant business experience and scientific background.

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Board of Directors and Corporate Governance

AGE 66 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Nominating & Corporate Governance •Research & Development	MARGARET G. MCGLYNN, R.Ph.

CAREER HIGHLIGHTS
International AIDS Vaccine Initiative
•President and Chief Executive Officer, leading extensive partnership efforts to advance the development, global launch and access to a broadly effective HIV vaccine (2011 to 2015)
Merck
Served in leadership roles of increasing responsibility for more than two decades (1983 to 2009) including:
•President, U.S. Hospital and Specialty Products Division
•President of Merck Vaccines and Infectious Diseases
OTHER PUBLIC COMPANY BOARDS
•Amicus Therapeutics (Nasdaq: FOLD)

OTHER CURRENT DIRECTORSHIPS
•University at Buffalo Foundation
EDUCATION
•Honorary Doctorate, the State University of New York at Buffalo
•Master's in Business Administration and Marketing, The State University of New York at Buffalo
•Bachelor of Science in Pharmacy, The State University of New York at Buffalo
KEY SKILLS AND QUALIFICATIONS
Ms. McGlynn is well-suited to serve on our Board due to her extensive experience in the pharmaceutical and vaccine industries. In addition, her experience in for-profit and non-profit vaccine organizations and deep experience in vaccine commercialization and understanding of global public health make Ms. McGlynn an ideal board member.

AGE 60 INDEPENDENT DIRECTOR SINCE 2020 CHAIRMAN OF THE BOARD SINCE 2026 COMMITTEES •Compensation •Research & Development •Capital Allocation	DAVID MOTT

CAREER HIGHLIGHTS
Sphinx Mountain Capital LLC
•Chief Executive Officer and Chief Investment Officer (2025 to present)
Mott Family Capital
•Private investor (2020 to 2025)
New Enterprise Associates
•General Partner (2008 to 2020)
MedImmune
•President and Chief Executive Officer, Vice Chairman (2000 to 2008), during which he led the sale of the company to AstraZeneca in June 2007 for $15.6 billion
•Served in various senior roles, including Chief Operating Officer and Chief Financial Officer (1992 to 2000)
OTHER PUBLIC COMPANY BOARDS
•Chairman, Ardelyx (Nasdaq: ARDX)

EDUCATION
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Mr. Mott is well-suited to serve on our Board due to his more than three decades of global management, board, and investment experience across numerous private and public biopharmaceutical companies, as well as his extensive experience building, leading, and financing biopharmaceutical companies which adds significant value to our Board.

NOVAVAX, INC. 2026 PROXY STATEMENT	11

Board of Directors and Corporate Governance
Directors Continuing as Class III Directors

AGE 66 INDEPENDENT DIRECTOR SINCE 2018 COMMITTEES •Compensation •Nominating & Corporate Governance	RACHEL K. KING

CAREER HIGHLIGHTS
The Biotechnology Innovation Organization
•Interim Chief Executive Officer (2022 to 2024)
GlycoMimetics, Inc.
•Founder and former Chief Executive Officer (2003 to 2021)
New Enterprise Associates
•Executive in Residence (2001 to 2003)
Novartis Corporation
•Senior Vice President (1999 to 2001)
Genetic Therapy, Inc.
•Chief Executive Officer of GTI, a wholly owned subsidiary of Novartis (1996 to 1998)
•Vice President for Product Planning (1993 to 1996) including early-stage development, initial public offering and acquisition by Novartis
•Manager of Laboratory Operations (1989 to 1993)

OTHER CURRENT PUBLIC COMPANY BOARDS
•Fulcrum Therapeutics (Nasdaq: FULC)
OTHER CURRENT DIRECTORSHIPS
•Biotechnology Innovation Organization
•University of Maryland BioPark
•Maryland Life Sciences Advisory
EDUCATION
•M.B.A., Harvard Business School
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Ms. King is well-suited to serve on our Board due to her successful growth and development of businesses and products, her experience as a chief executive officer of a public company, and her significant experience in governance, legal, finance, and risk management.

AGE 68 INDEPENDENT DIRECTOR SINCE 2025 COMMITTEES •Compensation •Research & Development	JOHN W. SHIVER, PH.D.

CAREER HIGHLIGHTS
Vibrant Biomedicines
•Head of Research and Development (2024 to present)
F-Prime Capital
•Special Advisor (2021 to present)
University of Pennsylvania
•Adjunct Professor, College of Medicine (2008 to present)
IGM ID
•Chief Strategy Officer, Infectious Disease Business Unit (2021 to 2023)
Sanofi Pasteur
•Senior Vice President (2013 to 2020)
Merck & Co., Inc.
•Vice President, Vaccine Basic Research & Franchise Head (2007 to 2013)
•Vice President, Vaccines & Biologics Research (2004 to 2007)
•Executive Director, Vaccines Research (1991 to 2004)

OTHER CURRENT DIRECTORSHIPS
•Calder Biosciences
•AuraVax Therapeutics
EDUCATION
•Ph.D. in Physical Chemistry, University of Florida
•Bachelor of Science in Chemistry and Mathematics, Wofford College
KEY SKILLS AND QUALIFICATIONS
Dr. Shiver is well-suited to serve on our Board due to his more than 30 years of experience in pharmaceutical research and development and leadership of teams of scientists working with infectious and non-infectious diseases. Dr. Shiver also has experience with machine learning and artificial intelligence for the development of vaccines candidates. Dr. Shiver brings experience serving on various scientific advisory boards and committees.

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Board of Directors and Corporate Governance

AGE 55 INDEPENDENT DIRECTOR SINCE 2025 COMMITTEES •Audit •Nominating & Corporate Governance •Capital Allocation	CHARLES W. NEWTON

CAREER HIGHLIGHTS
Lyell Immunopharma, Inc.
•Chief Financial Officer (2021 to 2025)
Bank of America
•Managing Director & Co-Head of Healthcare Investment Banking in the Americas (2015 to 2021)
Credit Suisse
•Managing Director, Co-Head of Healthcare Investment Banking in the Americas (2010 to 2015)
Morgan Stanley
•Managing Director and Head of Western Region Healthcare Investment Banking (June 1996 to September 2010)

OTHER CURRENT DIRECTORSHIPS
•Coherus Oncology (Nasdaq: CHRS)
•Keros Therapeutics, Inc. (Nasdaq: KROS)
EDUCATION
•M.B.A., The Tuck School of Business at Dartmouth College
•Bachelor of Science in Finance, Miami University
KEY SKILLS AND QUALIFICATIONS
Mr. Newton is well-suited to serve on our Board due to his more than 30 years of experience in finance and healthcare investment. Mr. Newton brings experience serving on various public pharmaceutical company boards.

NOVAVAX, INC. 2026 PROXY STATEMENT	13

Board of Directors and Corporate Governance
Information Regarding the Board and Corporate Governance Matters
The Board has affirmatively determined, upon the recommendation by the Nominating and Corporate Governance Committee, that all of the members of the Board qualify as “independent” directors as defined in the listing standards of Nasdaq Stock Market LLC (“Nasdaq”), except Mr. Jacobs. Mr. Jacobs is currently the President and Chief Executive Officer of the Company.
During 2025, the Board met four times. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board they were eligible to attend, as well as the total number of meetings held by all committees on which they served.
Recognizing that director attendance at the Company’s Annual Meeting of Stockholders provides stockholders with an opportunity to communicate with members of the Board, the Company strongly encourages (but does not require) members of the Board to attend such meetings. All of the then-serving Board members attended the 2025 Annual Meeting of Stockholders.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.
If the Chairman of the Board is the Chief Executive Officer, our Corporate Governance Guidelines provide that the independent directors shall appoint a lead independent director to serve as the Board sees fit.
The Board currently separates the positions of Chairman of the Board and Chief Executive Officer thereby allowing our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
The Board recognizes the commitment that our Chief Executive Officer is required to devote to his position, as well as the commitment required for our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. Mr. Jacobs and Mr. Mott each are responsible for:

PRESIDENT AND CHIEF EXECUTIVE OFFICER	CHAIRMAN OF THE BOARD

John C. Jacobs
•general charge and supervision of the business of the Company
•managing the risks the Company faces in the ordinary course of operating the business, including reputation risk, culture risk, cybersecurity risk, and extended enterprise risk
•focusing the Company to execute its corporate growth strategy
•positioning the Company to deliver long-term growth by achieving our goal to reduce spend and operate efficiently

David Mott
•presiding at all meetings of the Board
•advising Board committee chairs in fulfilling their roles
•serving as a liaison between the Board and senior management team
•mentoring and advising the chief executive officer
•providing an extensive network of contacts
•reporting regularly to the Board

Our Chief Executive Officer and Chairman work closely together to execute our strategic plan. Our Chairman leads our Board, serves as a liaison between the Board and senior management team, mentors and advises the senior scientific team, provides an extensive network of contacts, and reports regularly to the Board. We believe the combination of Mr. Jacobs as the President and Chief Executive Officer and Mr. Mott as the Chairman of the Board is an effective leadership structure. The additional avenues of communication between the Board and management associated with having Mr. Mott serve as Chairman provide the basis for the proper functioning of the Board and its oversight of management.

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Board of Directors and Corporate Governance
Risk assessment and oversight are an integral part of our governance and management processes. One of the most critical roles of our Chief Executive Officer and Board members is managing risk. Today’s environment consists of ongoing disruption, innovation, and technological change. Increasing disruption leads to greater risks, which may become greater still because they are often interconnected. Our Chief Executive Officer and senior management team are primarily responsible for managing the risks Novavax faces in the ordinary course of operating the business. The Board actively oversees potential risks and risk management activities by regularly receiving operational and strategic presentations from management, which include discussions of key risks to the business. In addition, the Board delegates risk oversight to each of its key committees within their areas of responsibility.

For example:

•Reviews and discusses with management the system of disclosure controls and internal controls over financial reporting and discusses the key risks facing the Company and the processes or actions being taken to monitor and control such risk exposure, including the Company’s risk assessment and risk management policies
•Reviews specific risk areas, such as cybersecurity risk, on a regular basis with input from management
•Reviews and discusses with the Chief Information Officer the current cybersecurity risks and our cybersecurity risk management program and activities
•Oversees the Company’s Enterprise Risk Management function

•Reviews the Company’s compensation arrangements to determine whether they encourage excessive risk-taking.
•Reviews and discusses the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate such risk

•Oversees and evaluates programs and risks associated with Board organization, membership and structure, and corporate governance.
•Oversees the Company’s corporate governance structure
•Oversees the Company’s policies and practices with respect to corporate responsibility and sustainability

•Oversees management’s exercise of its responsibility to assess and manage risks associated with the Company’s R&D programs and regulatory matters

•Oversees capital markets activities and provides recommendations to the Board regarding approval of capital markets actions
•Reviews the Company’s liquidity profile and capital allocation priorities and provides strategic recommendations to the Board
•Oversees risks associated with financing activities, capital structure and leverage, as well as market conditions affecting access to capital

NOVAVAX, INC. 2026 PROXY STATEMENT	15

Board of Directors and Corporate Governance
Board committees are chaired by independent directors and at each Board meeting the committee chairs deliver reports to the full Board on the activities and decisions made by the committees at recent meetings, including with respect to risk assessment and oversight matters. In addition, there is significant cross-over of members of the various committees allowing information to flow freely outside of a full board meeting.
Board Committees
Our Board currently maintains five standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Research and Development Committee, and Capital Allocation Committee. In addition to the descriptions below, please refer to the “Compensation Committee Report” and the “Audit Committee Report” included in this Proxy Statement. The members of the committees are shown below.

Committee Memberships
Director	Independent	Audit	Compensation	Nominating and Corporate Governance	Research and Development	Capital Allocation
Gregg H. Alton, J.D.
Richard H. Douglas, Ph.D.
Rachel K. King
Margaret G. McGlynn, R. Ph.
David Mott
Charles W. Newton
Richard J. Rodgers
John W. Shiver, Ph.D.

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

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Board of Directors and Corporate Governance

Audit Committee
MEMBERS •Richard J. Rodgers •Gregg H. Alton, J.D.	•Richard H. Douglas •Charles W. Newton
During 2025, the Audit Committee met seven times.

PRINCIPAL RESPONSIBILITIES
The Audit Committee is responsible for:
•the appointment, compensation, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services; the Audit Committee meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other financial filings
The Audit Committee’s authority and responsibilities include but are not limited to:
•review the adequacy and efficacy of all accounting, auditing, and financial control systems, as well as disclosure controls and procedures
•monitor the adequacy of our accounting and financial reporting processes and practices
•consider any issues raised by its members, the independent registered public accounting firm, and employees
•oversee the Company’s compliance with applicable federal and state laws and regulations, and the implementation and operation of the Company’s corporate compliance program
•annually review the Company’s corporate compliance program with the Company’s Chief Legal Officer and Chief Compliance Officer, and monitor the program’s progress and results during the year
•review and discuss current cybersecurity risks and cybersecurity risk management program and activities with the Chief Information Officer
•oversee the Company’s Enterprise Risk Management function
The Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors, and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls, and auditing matters.

The Audit Committee meets regularly with both the Company’s management team and its independent auditor. At times, the Audit Committee meets in executive session without management or the independent auditor present.
CHARTER
•The Audit Committee acts pursuant to a written charter as adopted by the Board. A current copy of the charter is available on the Company’s website at www.novavax.com.
•The Audit Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
AUDIT COMMITTEE REPORT
•The Audit Committee Report is on page 88 of this Proxy Statement.
QUALIFICATIONS
•Our Board has affirmatively determined that each Audit Committee member qualifies as an “independent director,” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”).
•The Board has determined that Messrs. Alton, Newton, and Rodgers each qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated, as required by the listing standards of the Nasdaq.

NOVAVAX, INC. 2026 PROXY STATEMENT	17

Board of Directors and Corporate Governance

Compensation Committee
MEMBERS •David Mott •Rachel K. King	•Richard J. Rodgers •John W. Shiver, Ph.D.
During 2025, the Compensation Committee met five times.

PRINCIPAL RESPONSIBILITIES
The Compensation Committee is responsible for:
•assisting the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development, administration, and oversight of the Company’s compensation and benefits plans
•reviewing and recommending salaries and other compensatory benefits for employees, executive officers, and directors
The Compensation Committee’s authority and responsibilities include, but are not limited to:
•review and recommend to the Board corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation; annually evaluate the performance of the Chief Executive Officer and other executive officers; approve or recommend to the Board the compensation levels and annual awards for the Chief Executive Officer and other executive officers
•oversee our overall compensation philosophy, policies, and programs
•administer and periodically review stock ownership guidelines
•oversee succession planning for our executive officers
•make recommendations to the Board about the compensation of directors
•approve and administer our equity-based plans and awards and management incentive compensation plans
•review and approve employment agreements, severance arrangements, retirement arrangements, change in control provisions, and any supplemental benefits or perquisites for executive officers and senior management
The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms. See “Oversight and Operation of the Executive Compensation Program –Independent Compensation Consultant,” below.
The Compensation Committee routinely holds meetings, some of which management attends, as well as executive sessions without management, where compensation is discussed. The chair of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas.

The Compensation Committee may request that any executive officer or employee, outside counsel, or consultant attend Compensation Committee meetings or confer with any members of, or consultants to, the Compensation Committee. The Compensation Committee is supported in its efforts by our Legal and Human Resources teams, to which the Compensation Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer (other than himself). The Chairman gives performance assessments and compensation recommendations for the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Chairman’s recommendations and the information provided by the Human Resources team in its deliberations regarding executive compensation. The compensation of the executive officers is based on these deliberations. The Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer generally attend Compensation Committee meetings but are not present for executive sessions or any discussion of their own compensation.
CHARTER
•The Compensation Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Compensation Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
COMPENSATION COMMITTEE REPORT
•The Compensation Committee Report is on page 49 of this Proxy Statement.
QUALIFICATIONS
•Our Board has affirmatively determined that each Compensation Committee member qualifies as a “non-employee director,” as defined by Rule 16b-3 of the Securities and Exchange Act and an “independent director,” as defined by the listing standards of the Nasdaq, including the heightened standards that apply to compensation committee members.

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Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee
MEMBERS •Margaret G. McGlynn, R. Ph. •Gregg H. Alton, J.D.	•Rachel K. King •Charles W. Newton
During 2025, the Nominating and Corporate Governance Committee met four times.

PRINCIPAL RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations to the Board regarding the Board’s size, structure, and composition
•establishing criteria for Board membership
•identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders
•recommending for selection, director nominees to be presented for approval at the Annual Meeting of Stockholders and to fill vacancies on the Board
The Nominating and Corporate Governance Committee’s authority and responsibilities include, but are not limited to:
•oversee the Company’s corporate governance guidelines
•oversee the Company’s policies and practices with respect to corporate responsibility and sustainability
•evaluate Company policies relating to the recruitment of Board members
•develop and recommend to the Board corporate governance policies and practices
•oversee management’s plans for succession to senior management positions (excluding executive officers)
The Nominating and Corporate Governance Committee has the authority to retain advisors (internal and external), including but not limited to third party search firms, to identify and assist in the evaluation of director candidates, and to approve related fees and retention terms.
The Nominating and Corporate Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

In reviewing and evaluating director candidates, including candidates submitted by stockholders, the Nominating and Corporate Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.
CHARTER
•The Nominating and Corporate Governance Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Nominating and Corporate Governance Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Our Board has affirmatively determined that each Nominating and Corporate Governance Committee member qualifies as an “independent director,” as defined by the listing standards of the Nasdaq.

NOVAVAX, INC. 2026 PROXY STATEMENT	19

Board of Directors and Corporate Governance

Research and Development Committee
MEMBERS •John W. Shiver, Ph.D. •Richard H. Douglas, Ph.D.	•Margaret G. McGlynn, R. Ph. •David Mott
During 2025, the Research and Development Committee met four times.

PRINCIPAL RESPONSIBILITIES
The Research and Development Committee is responsible for, among other things:
•reviewing and assessing the Company’s research and development programs, with the Committee Chair providing input on key aspects of such research and development programs
•evaluating the Company’s progress in achieving research and development goals and objectives, and make recommendations to the Board on modifications to the Company’s research and development goals and objectives
•reviewing and assessing the Company’s intellectual property portfolio and strategy
•reviewing the Company’s regulatory efforts and strategy
The Research and Development Committee’s authority and responsibilities include, but are not limited to:
•oversee management’s exercise of its responsibility to assess and manage risks associated with the Company’s research and development programs and regulatory matters
•select, retain, and supervise any advisors as the Committee deems necessary, in its discretion, to fulfill its mandates under its Charter, and compensate, at the expense of the Company, such advisors

The Research and Development Committee’s goal is to contribute to the Company’s development of a robust intellectual property portfolio, and to play a leadership role in shaping the Company’s research and development programs and strategies.
CHARTER
•The Research and Development Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Research and Development Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Our Board has affirmatively determined that each Research and Development Committee member qualifies as an “independent director,” as defined by the listing standards of the Nasdaq.

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Board of Directors and Corporate Governance

Capital Allocation Committee
MEMBERS •Charles W. Newton •Gregg H. Alton, J.D.	•David Mott •Richard J. Rodgers
The Capital Allocation Committee was formed in 2026.

PRINCIPAL RESPONSIBILITIES
The Capital Allocation Committee is responsible for, among other things:
•assisting the Board in overseeing capital markets activities, including equity and debt issuances, debt financings, share repurchase programs, capital structure optimization, and investor engagement strategy
•assisting the Board in overseeing the Company’s liquidity position, capital resources, and financial flexibility in coordination with the Audit Committee
•providing recommendations to the board on capital markets activities
The Capital Allocation Committee’s authority and responsibilities include, but are not limited to:
•review the Company’s capital structure and review, evaluate and make recommendations to the Board regarding transactions impacting the Company’s capital structure
•review the Company’s liquidity profile and capital allocation priorities and provide strategic recommendations to the Board
•oversee risks associated with: financing activities, capital structure and leverage, as well as market conditions affecting access to capital

The Capital Allocation Committee has the authority necessary to discharge its duties and responsibilities, including the authority to engage independent counsel and other advisers as it determines necessary, and to approve related fees and retention terms.
CHARTER
•The Capital Allocation Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Capital Allocation Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

NOVAVAX, INC. 2026 PROXY STATEMENT	21

Board of Directors and Corporate Governance
Nomination Procedures
Stockholders who wish to nominate qualified candidates to serve as directors may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As stated in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee.
In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the applicable year’s Annual Meeting of Stockholders. However, in the event the date of the applicable year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely it must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described above. Our By-Laws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at an Annual Meeting of Stockholders.
Notwithstanding the foregoing, a stockholder who wishes to nominate a candidate to serve as a director must also comply with the requirements of Rule 14a-19 of the Exchange Act.
The Nominating and Corporate Governance Committee strives to maintain a board of directors with a diverse set of skills and qualifications to ensure the board of directors is adequately serving the needs of the Company’s stockholders. Before evaluating director candidates, the Nominating and Corporate Governance Committee reviews the skills and qualifications of the directors currently serving on the Board and identifies any skill gaps or skills of particular importance. On the basis of that review, the Nominating and Corporate Governance Committee will evaluate director candidates with those identified skills. The Committee takes into account a broad range of considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences, and other factors that contribute to the Board having an appropriate range of expertise, talents, experiences, and viewpoints. The Nominating and Corporate Governance Committee considers the following skills and experiences necessary to the Board: industry knowledge, clinical development expertise, commercialization expertise, manufacturing expertise, financial expertise and capital raising experience, and scientific or medical education and experience, particularly in vaccine-related fields. While there are no set minimum requirements, a candidate should:
•be intelligent, thoughtful, and analytical
•have excelled in both academic and professional settings
•possess superior business-related knowledge, skills, and experience
•demonstrate achievement in his or her chosen field
•reflect the highest integrity, ethics, and character
•be free of actual or potential conflicts of interest
•have the ability to devote sufficient time to the business and affairs of the Company
•demonstrate the capacity and desire to represent the best interests of our stockholders as a whole
In addition to the above criteria (which may be modified from time to time), the Nominating and Corporate Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Nominating and Corporate Governance Committee must consider a candidate’s independence to make certain the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.
The Nominating and Corporate Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management, and stockholders, as well as through business and other organizational networks. The Nominating and Corporate Governance Committee has retained Korn Ferry, a third party consultant, to identify and evaluate, and assist in identifying and evaluating, potential director nominees.

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Board of Directors and Corporate Governance
The Nominating and Corporate Governance Committee will review and evaluate information available to it regarding candidates recommended by stockholders and will apply the same criteria and follow substantially the same process in considering them as it does in considering other director candidates. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration by submitting the names of the recommended individuals to Novavax, Inc., 21 Firstfield Road, Gaithersburg, Maryland 20878, Attn: Nominating and Corporate Governance Committee, c/o Corporate Secretary.
Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Nominating and Corporate Governance Committee also must consider the age and length of service of incumbent directors.
If any existing member does not wish to continue in service or if it is decided not to re-nominate a director, any new candidates will be identified in accordance with those skills, experience, and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Nominating and Corporate Governance Committee meets (in person or telephonically) to discuss each candidate and may require personal interviews before final approval. Once a slate of nominees is selected, the Nominating and Corporate Governance Committee presents it to the full Board.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that are available on the Company’s website at www.novavax.com.
Our Commitment to Sustainability
Novavax focuses our sustainability impact on four strategic pillars, which guide our efforts to make a positive impact on global health and operate in a sustainable and inclusive manner.
•GOVERNANCE | Meeting our high standards of governance
•ENVIRONMENT | Mitigating our environmental impact
•SOCIAL | Creating a culture that can hire and retain the best employees
•ACCESS | Maximizing access to our products to improve global health
Governance
We are committed to operating with integrity, transparency and accountability in all that we do.
•Our policies remain in place so that we may comply with all government and regulatory agency requirements and industry standards with good laboratory practices, current good manufacturing practices and good distribution practices.
•Our pharmacovigilance system supports comprehensive safety monitoring and signal detection for products and clinical programs.
•Our Quality Management System supports compliance with national and international reporting requirements and special reporting obligations.
•Our employees and contractors must complete adverse event (“AE”) training and understand how to report AEs.
•We collect, evaluate and report AEs in line with mandates from worldwide health authorities (e.g., the U.S. FDA, European Medicines Agency)
•We practice responsible animal welfare practices including searching for non-animal alternatives whenever possible, abiding by the 3R-principle (Reduce, Refine, Replace), and working with accredited animal facilities with regional independent animal experimentation ethical review boards approving all experiments.
•We maintain “The NovaCode,” a robust handbook of written standards and business ethics policies.
•We maintain a global hotline for reporting compliance concerns with established internal investigation protocols.
•We maintain a Strategic Compliance Governance Committee to help our partners comply with U.S. regulations.
•We hold company-wide business ethics training, guidance and raw materials review.
•We maintain an anti-bribery and anti-corruption policy to foster a transparent and ethical business model.
•We abide by robust cybersecurity standards.
•We maintain an ongoing employee training on our Safety Policy.

NOVAVAX, INC. 2026 PROXY STATEMENT	23

Board of Directors and Corporate Governance
Environment
We aim to operate in a sustainable manner that reduces our environmental impact.
•We are committed to engaging with material sustainability topics to drive long-term value creation and positive societal impact.
•We align our efforts with the Sustainability Accounting Standards Board (“SASB”), Global Reporting Initiative (“GRI”) and Sweden Non-Financial Reporting Directive (“NFRD”) frameworks to provide that our sustainability reporting accurately reflects the most pertinent topics within the biotechnology industry.
•We disclose greenhouse gas emissions globally.
•We abide by and require our suppliers to abide by our Novavax Environmental Sustainability Policy and Novavax Human Rights Policy.
Social
We seek to build a company and culture that attracts and retains the best talent.
•We offer a number of employee training opportunities.
•We maintain employee health and safety measures, including U.S. Environmental Health and Safety (“EHS”) management system as well as Occupational Safety and Health Administration (“OSHA”)-required assessments and immunizations.
•We offer a number of employee well-being, satisfaction, charitable, and financial benefit programs.
Access
We innovate through R&D and seek to increase access to our products and technology through strategic collaborations.
•R21/Matrix-M malaria vaccine offered by Oxford University and Serum Institute of India
•Nuvaxovid® COVID-19 vaccine offered by Sanofi
•We have adopted the principles of the Declaration of Helsinki and abide by our Clinical Research Policy.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for our executive team and Board to promote ongoing alignment between our executive team, directors, and stockholders. The Stock Ownership Guidelines are described below under “Compensation Discussion and Analysis.”
Code of Conduct
The Board has adopted a Code of Conduct (“Code of Conduct” or “NovaCode”) that applies to each employee, officer, and director, including but not limited to, our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee and acknowledged on an annual basis by the Company’s employees. A current copy of the Code of Conduct is available on the Company’s website at www.novavax.com. The Company intends to post on its website all disclosures that are required by law or the rules of the Nasdaq concerning any future amendments to and waivers of the Code of Conduct .

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Board of Directors and Corporate Governance
Stockholder Communications with the Board of Directors
The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to:

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878	EMAIL	ir@novavax.com Mark “Attention: Corporate Secretary” in the “Subject” field

All such communication must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the communication is intended for a specific Board member, the name of such Board member should be noted in the communication. The Corporate Secretary, or his designee, will forward any such correspondence to the intended recipient. However, the Corporate Secretary, or his designee, in his or her discretion, may not forward the communication that relates to ordinary business affairs, is clearly of a marketing nature, or is unduly hostile, threatening, illegal, or similarly inappropriate for the Board’s consideration.
Certain Relationships and Related Transactions
The Company’s Audit Committee Charter provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest. In evaluating related party transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of the Company.
There are no family relationships among any of the directors or executive officers (or any board member nominee) of Novavax. No director, executive officer, nominee, or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Annual Meeting (other than the election of directors).
Compensation Committee Interlocks and Insider Participation
During 2025, Mr. Mott, Ms. King, Mr. Rodgers, and Dr. Shiver served as members of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2025 an employee or executive officer of Novavax.
No executive officer of the Company currently serves, or during 2025 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

NOVAVAX, INC. 2026 PROXY STATEMENT	25

Board of Directors and Corporate Governance
Compensation of Directors
Pursuant to our non-employee director compensation policy, compensation paid to our non-employee directors is comprised of two components: (i) cash compensation and (ii) equity awards. Mr. Jacobs did not receive compensation for his service on the Board during the fiscal year ended December 31, 2025.
The Compensation Committee, working with its independent compensation consultant, conducts annual analyses of our director compensation program and makes recommendations to the Board about the non-employee director compensation program. The Board then approves any changes to the program, as well as the approach to equity compensation for that year. Novavax’s annual non-employee director compensation is generally structured to deliver competitive compensation relative to the peer group used for executive compensation setting purposes.
CASH COMPENSATION
Our non-employee director cash compensation arrangement for 2025, pursuant to our non-employee director compensation policy, was as follows:

Non-Employee Director Service	Cash Retainer ($)
Board Chairman	102,500
Board member	55,000
Supplemental Committee Cash Retainers:
Chairperson:
Audit Committee	25,000
Compensation Committee	20,000
Nominating and Corporate Governance Committee	12,500
Research and Development Committee	15,000
Member:
Audit Committee	12,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	5,000
Research and Development Committee	7,500
Our non-employee director compensation policy provides that, by December 31 of each year, a non-employee director may elect to receive Common Stock in lieu of 50% or 100% of his or her annual cash fee for the following year. If a non-employee director elects to receive Common Stock in lieu of his or her annual cash fee, such shares of Common Stock will be granted quarterly in arrears on the last day of each calendar quarter of the applicable year, with (i) the number of shares of Common Stock determined based on the 10-day average closing price of the shares of Common Stock, determined as of the last day of the applicable quarter (i.e., the 10 trading days immediately preceding such last day of the applicable quarter), rounded down to the nearest whole share, and (ii) any fractional share amount paid to the non-employee director in cash. No director made such election for the fiscal year ending December 31, 2025.
Directors do not receive compensation for attending meetings. Directors are reimbursed for reasonable costs and expenses incurred in connection with attending any Board or committee meetings or any other Company related business activities.

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Board of Directors and Corporate Governance
DIRECTOR DEFERRED FEE POLICY
The Company’s Director Deferred Fee Policy for its non-employee directors permits an eligible director to defer receipt of all or part of the director’s cash retainer. To defer fees payable during any calendar year, a director must make an election by the end of the preceding calendar year. A director can elect to have 100% of deferred amounts credited to a “cash account” or a “Company common stock account,” or, alternatively, a director may elect to have deferred amounts credited 50% to each account. Cash accounts are credited with interest quarterly at the IRS Applicable Federal Rate for short-term debt instruments for the last month of such calendar quarter. Company Common Stock accounts are credited as if amounts were invested in notional stock units based upon the market price of Common Stock and are credited with additional notional units if dividends are paid on Common Stock. Payment of deferred amounts is to be made in cash upon the occurrence of certain events, including the director’s separation from service, the death of the director, or a change in control of the Company. The director may also elect to receive payment of the deferred amounts in a specified year that is not more than ten years from the year in which the director’s fees were earned. A director may elect to receive payment in either a lump sum or in up to ten annual installments. No director made such election for the fiscal year ending December 31, 2025.
EQUITY AWARDS

Director Equity Compensation
Historically, we have emphasized equity compensation as a component of our non-employee director compensation program in order to conserve cash and align our directors’ interests with those of our stockholders.
On June 20, 2025, after reviewing peer group data provided by Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Compensation Committee’s independent compensation consultant, the Board granted awards based on the market data provided.
2025 non-employee annual director equity awards generally targeted delivering value within a competitive range of the 50th percentile of the peer group used for executive compensation setting purposes, using data provided by Pearl Meyer to the Compensation Committee. During 2025, directors devoted substantial time to Company matters. The Board held 4 meetings during 2025 and Board committees held an aggregate of 20 meetings.

Annual Equity Awards
Under our non-employee director compensation policy, our non-employee directors receive an annual equity award consisting of options and RSUs, with an aggregate grant date fair value of approximately $350,000 (or, for the chairperson of the Board, such other amount as determined by the Board or the Compensation Committee). On June 20, 2025, the Board granted options to purchase 28,330 shares of Common Stock to each of Dr. Douglas Mses. King and McGlynn, and Messrs. Alton, Rodgers and Mott. All of the aforementioned options have an exercise price per share equal to the closing price of a share of Common Stock on the grant date $6.41 and will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.
On June 20, 2025, the Board granted time-vesting RSUs representing a right to receive 18,880 shares of Common Stock to each of Dr. Douglas, Mses. King and McGlynn, and Messrs. Alton, Rodgers and Mott. All of the aforementioned RSUs will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.

Initial Equity Awards
Any eligible non-employee director who is elected or appointed to the Board will receive an initial equity grant at 1.5x the value of the annual grant value for non-employee directors, which will be granted on the date of appointment and vest in in three equal annual installments from the date of grant, subject to continued service on the Company’s Board through the vesting date. On March 10, 2025, the Board granted Dr. Shiver options to purchase 35,770 shares of Common Stock with an exercise price per share equal to the closing price of a share of Common Stock on the grant date $8.18, On March 10, 2025, the Board granted Dr. Shiver time-vesting RSUs representing a right to receive 23,840 shares of Common Stock. On April 25, 2025, the Board granted Mr. Newton options to purchase 42,840 shares of Common Stock with an exercise price per share equal to the closing price of a share of Common Stock on the grant date $6.67, On April 25, 2025, the Board granted Mr. Newton time-vesting RSUs representing a right to receive 28,560 shares of Common Stock. In connection with his retirement from the Board in March 2025 and in light of his contributions to the Company, the Board determined to accelerate the outstanding unvested equity awards held by Dr. Young as of his retirement date and the post-termination exercise period with respect to his option award was extended through the expiration date of such option award.

NOVAVAX, INC. 2026 PROXY STATEMENT	27

Board of Directors and Corporate Governance
DIRECTOR COMPENSATION TABLE
The Company does not pay employee directors additional compensation for service on the Board. The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal year 2025:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Stock Awards ($)(3)	Total ($)
Gregg H. Alton, J.D.	72,000	162,070	121,021	355,091
Richard H. Douglas, Ph.D.	81,371	162,070	121,021	364,462
Rachel K. King	70,000	162,070	121,021	353,091
Margaret G. McGlynn, R. Ph.	119,187	162,070	121,021	402,278
David Mott	82,500	162,070	121,021	365,591
Charles W. Newton(4)	45,982	255,472	190,495	491,949
Richard J. Rodgers	92,358	162,070	121,021	375,449
John W. Shiver, Ph.D.(4)	59,987	261,547	195,011	516,545
James F. Young, Ph.D.(Former Director)(5)	58,750	—	—	58,750
(1)Represents fees earned in 2025.
(2)Represents options granted in 2025 in respect of 2025 service on the Board. The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used in the calculation of this amount are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. As of December 31, 2025, the aggregate number of stock options held by each non-employee director is as follows:

Mr. Alton	65,270
Dr. Douglas	96,970
Ms. King	90,470
Ms. McGlynn	65,270

Mr. Mott	69,970
Mr. Newton	42,840
Mr. Rodgers	68,765
Dr. Shiver	35,770
Dr. Young	63,020
(3)Represents restricted stock units granted in 2025 in respect of 2025 service on the Board. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718. As of December 31, 2025, the aggregate number of restricted stock units held by each non-employee director is as follows:

Mr. Alton	18,880
Dr. Douglas	18,880
Ms. King	18,880
Ms. McGlynn	18,880

Mr. Mott	18,880
Mr. Newton	28,560
Mr. Rodgers	18,880
Dr. Shiver	23,840
Dr. Young	—
(4)Mr. Newton commenced service on the Board on April 25, 2025 and Dr. Shiver commenced service on the Board on March 10, 2025.
(5)Dr. Young resigned from the Board on March 10, 2025.

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EXECUTIVE OFFICERS AND COMPENSATION

Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, as required pursuant to section 14A of the Exchange Act (15 U.S.C. 78n-1). The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its Named Executive Officers and this Proposal 2, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.
As described in detail in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this Proxy Statement, our executive compensation programs are designed to:

Attract and retain appropriately qualified and industry experienced executives	Align executive compensation with competitive market practices	Align executives’ interests with those of our stockholders	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance
Please read the Compensation Discussion and Analysis section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our Named Executive Officers with respect to the fiscal year ended December 31, 2025 and the rationale for providing such compensation.
The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the compensation paid to our Named Executive Officers in 2025, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this Proxy Statement.
We recommend that you vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee, who are responsible for designing and administering our executive compensation programs, value the opinions of our stockholders on this Proposal 2 and will consider the outcome of the vote on Proposal 2 when making future compensation decisions for our Named Executive Officers. The Board has determined to provide stockholders with an annual opportunity to approve the compensation of the Named Executive Officers.

The Board recommends that stockholders vote FOR the compensation of our Named Executive Officers.

NOVAVAX, INC. 2026 PROXY STATEMENT	29

Executive Officers and Compensation
Executive Officers
Our executive officers hold office until the first meeting of the Board following the Annual Meeting of Stockholders and until their successors are duly chosen and qualified, or until they resign or are removed from office in accordance with our By-laws. The following information outlines our executive officers, their ages, and positions as of April 23, 2026, followed by biographical information for each executive officer.

JOHN C. JACOBS	JAMES P. KELLY	ELAINE O’HARA	MARK J. CASEY, J.D.	ROBERT WALKER, M.D.
Age 59 President and Chief Executive Officer and Director	Age 60 Executive Vice President, Chief Financial Officer and Treasurer	Age 58 Executive Vice President, Chief Strategy Officer	Age 63 Executive Vice President, Chief Legal Officer and Corporate Secretary	Age 68 Executive Vice President, Research & Development

President and Chief Executive Officer and Director	John C. Jacobs

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)
Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2017 to June 2018)
Teva Pharmaceuticals Industries Ltd.
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
•Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
•Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)
EDUCATION •M.B.A., the State University of New York at Binghamton •Bachelor of Science in Business, State University of New York College at Plattsburgh

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Executive Officers and Compensation

Executive Vice President, Chief Financial Officer and Treasurer	James P. Kelly

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (August 2021 to present)
Supernus Pharmaceuticals
•Executive Vice President, Chief Financial Officer (October 2020 to August 2021)
Vanda Pharmaceuticals Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (February 2017 to March 2020)
•Senior Vice President, Chief Financial Officer and Treasurer (December 2010 to February 2017)
MedImmune, LLC
•Vice President and Controller
EDUCATION •M.B.A., Cornell University •Bachelor of Science in Business, University of Vermont

Executive Vice President, Chief Strategy Officer	Elaine O’Hara

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Strategy Officer (March 2023 to present)
Sanofi Vaccines
•Chief Commercial Officer (2017 to March 2023)
Otsuka America Pharmaceuticals, Inc.
•Senior Vice President, Commercial Operations (2012 to 2017)
Pfizer Pharmaceuticals
•Anti-Infective Portfolio Commercial Lead – U.S. Specialty Care (2012)
•Senior Director | Team Lead – U.S. Zyvox® (2010 to 2011)
EDUCATION •M.B.A., HAUB School of Business Saint Joseph’s University •Bachelor of Arts, National University of Ireland

NOVAVAX, INC. 2026 PROXY STATEMENT	31

Executive Officers and Compensation

Executive Vice President, Chief Legal Officer and Corporate Secretary	Mark J. Casey, J.D.

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Legal Officer and Corporate Secretary (December 2023 to present)
Bryn Pharma, LLCs
•Chief Legal Officer and Corporate Secretary (August to November 2023)
Mallinckrodt Pharmaceuticals
•Executive Chairman, Specialty Generics Division (November 2019 to September 2022)
•Executive Vice President, Chief Legal Officer and Corporate Secretary (February 2018 to November 2022)
Idera Pharmaceuticals
•Chief Legal Officer and Corporate Secretary (June 2015 to January 2018)
Hologic, Inc.
•Senior Vice President, Chief Administrative Officer, General Counsel & Secretary (September 2012 to December 2014)
•Senior Vice President, General Counsel & Secretary (2007-2012)
EDUCATION •J.D., Suffolk University •Bachelor of Arts in Electrical Engineering, Syracuse University

Executive Vice President, Research & Development	Robert Walker, M.D.

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Head of Research & Development (March 2026 to present)
•Senior Vice President and Chief Medical Officer (April 2023 to March 2026)
•Senior Vice President and Deputy Chief Medical Officer (August 2022 to March 2023)
Meissa Vaccines
•Chief Medical Officer (July 2021 to April 2022)
Biomedical Advanced Research and Development Authority (BARDA)
•Chief Medical Officer and Director, Division of Clinical Development (October 2015 to July 2021)
•Deputy Director, Division of Clinical Studies (July 2014 to October 2015)
Nuron Biotech Inc.
•Chief Medical Officer (January 2013 to June 2014)

EDUCATION
•Hospital of the University of Pennsylvania, Fellowship, Pulmonary and Critical Care Medicine
•George Washington University Medical Center, Residency, Internal Medicine
•University of Maryland School of Medicine, Doctor of Medicine (M.D.), Medicine
•Vassar College, Bachelor of Arts, BA

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Executive Officers and Compensation
Compensation Discussion and Analysis
CONTENTS

33	Compensation Discussion and Analysis
33	Overview
34	Executive Compensation Program
36	Objectives of the Executive Compensation Program
36	Attract and Retain Appropriately Qualified and Industry Experienced Executives
36	Align Executives’ Interests with Those of Our Stockholders
36	Reward Executives for Meeting Strategic Goals and Objectives of the Company
37	Reward Strong Individual Performance
37	Oversight and Operation of the Executive Compensation Program
38	Process for Setting Executive Compensation
38	Use of Market Data
39	Internal Factors
39	Say on Pay Vote Results
39	What the Compensation Program is Designed to Reward
39	Company & Individual Performance

40	Elements of Compensation
40	Base Salary
41	Incentive Cash Bonus Program
42	2025 Performance and Outcomes
44	Equity Awards
45	Annual Stock Option Awards
45	Annual Restricted Stock Unit Awards
45	Clawback Policy
46	Stock Ownership Guidelines
46	Equity Grant Policies and Procedures
48	Perquisites and Other Personal Benefits
48	Employment Agreements and Severance Benefits
48	Tax and Accounting Implications
48	Insider Trading Policy
48	Prohibition on Hedging and Pledging
49	Compensation Risk Assessment
OVERVIEW
The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our President and Chief Executive Officer (“CEO”), our Executive Vice President, Chief Financial Officer and Treasurer, our other three most highly compensated executive officers who were serving in office as of the last day of 2025 and our former President and Chief Operating Officer (each a “Named Executive Officer” or an “NEO”):

NEO	Title
John C Jacobs	President and Chief Executive Officer
James P. Kelly	Executive Vice President, Chief Financial Officer and Treasurer
Elaine O’Hara	Executive Vice President, Chief Strategy Officer
Mark J. Casey, J.D.	Executive Vice President, Chief Legal Officer and Corporate Secretary
John J. Trizzino(1)	Former President and Chief Operating Officer
Ruxandra Draghia-Akli, M.D., Ph.D.(2)	Former Executive Vice President, Research and Development
(1)As discussed further below under “Executive Transitions”, effective June 20, 2025, Mr. Trizzino’s employment as President and Chief Operating Officer terminated due to the elimination of the position of Chief Operating Officer. Mr. Trizzino continued to provide consulting services to us thereafter pursuant to a consulting agreement with us, as described in the “Overview of Employment and Change in Control Agreements” on page 54 below.
(2)As discussed further below under “Executive Transitions”, effective March 27, 2026, Dr. Draghia-Akli’s employment as Executive Vice President, Research and Development was terminated as an Involuntary Termination without Cause. The terms of Dr. Draghia-Akli’s separation agreement with us are described in the “Overview of Employment and Change in Control Agreements” on page 54 below.

The CD&A reviews:
•the Company’s executive compensation philosophy
•the objectives and operation of the Company’s executive compensation program
•how compensation was set for 2025
•the various elements of compensation paid to the NEOs for services during 2025

NOVAVAX, INC. 2026 PROXY STATEMENT	33

Executive Officers and Compensation
EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract and retain appropriately qualified and industry experienced executives capable of leading the company to the consistent delivery of our mission, vision, and goals. We maintain a compensation philosophy that rewards executives for Company performance tied to attainment of key performance goals.
The Compensation Committee believes the components of our executive compensation program provide the tools needed to deliver appropriate at-risk, variable compensation to retain and reward the executive team, aligned with general industry practices, and that aligns the interests of our executives with those of our stockholders.
COMPENSATION PROGRAM BEST PRACTICES

What We Do	What We Do NOT Do
Engage independent and expert compensation consultant	Incentivize excessive risk-taking that would have a material adverse effect on our business and operations
Structure compensation practices to align with a peer group that reflects our business model	Reprice underwater stock options or stock appreciation rights without stockholder approval
Align executives’ interests with those of our stockholders	Provide excessive executive perquisites
Link what we pay our Named Executive Officers (“NEOs”) to our short- and long-term performance	Allow hedging or pledging of our stock
Emphasize at-risk compensation that is based on performance	Provide change in control excise tax gross-ups under current agreements
Require stock ownership guidelines for our executive officers	Provide single‑trigger severance or equity acceleration upon a change in control
Determine salary increases based on performance
Cap annual cash incentive payouts at 150%

2025 Performance Highlights
We made significant progress on our corporate strategic transformation in 2025, remaining focused on driving both near and long-term value with our game-changing technology built on a lean and efficient operating model. As the Company is evolving from a global commercial organization with a singular focus on COVID-19 to driving value through partnerships and R&D innovation, we successfully executed against our existing partnerships, made progress towards new potential partnerships, and advanced R&D innovation with our Matrix adjuvant and our organic pipeline.
In 2025, we achieved all $225 million in potential milestones for our Sanofi partnership, with continued strengthening and execution of other partnership agreements including those with Takeda and the Serum Institute of India for R21/Matrix-M malaria vaccine. We made significant progress securing new partners with multiple material transfer agreements (MTAs) signed and the foundation laid for our 2026 agreement with pharmaceutical giant, Pfizer. These agreements all demonstrated the value other companies with vaccine portfolios see in our Matrix adjuvant.

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Executive Officers and Compensation
In 2025, we continued our focus on leveraging R&D to strengthen our technology platform, expanded our Matrix adjuvant’s utility both within and potentially beyond infectious disease in areas like oncology, and drove further proof points and data to develop new assets with which we can partner.
We also continued our progress in stabilizing the Company financially, streamlining our operating expenses to enable value creation. In 2025, we reduced combined R&D and SG&A expenses by 31%, as compared to 2024.
Throughout the year, the Board, along with Mr. Jacobs, sought to build and strengthen the team in order to advance these efforts. The Compensation Committee believes that the 2025 compensation for our Named Executive Officers appropriately reflects the operational progress achieved by Novavax and will motivate the continued achievement of our corporate strategy and anticipated milestones in 2026 and beyond, with the goal of creating value for our stockholders. Our operational results in 2025 included the following highlights:

Execution of Sanofi partnership with all $225 million in potential milestones achieved, including U.S. BLA approval for $175 million, marketing authorization transfers in the U.S. and European Union for $25 million each.
Broadened Sanofi agreement to expand Sanofi's license to include use of Matrix-M through Phase 2 of their pandemic influenza vaccine candidate program, funded by the Biomedical Advanced Research and Development Authority within the Administration for Strategic Preparedness and Response, part of the U.S. Department of Health and Human Services.
Significantly improved financial terms for Takeda agreement and earned a milestone payment for regulatory approval for Nuvaxovid® in Japan. Takeda delivered over 12% market share for Nuvaxovid in 2025 in Japan.
R21/Matrix-M malaria vaccine (Serum Institute and Oxford University partnership) achieved 85% share in a growing market.
Signed multiple MTAs with a variety of pharmaceutical companies, including large global pharmaceutical companies and small innovative firms, who are presently evaluating the potential of incorporating Matrix-M in their vaccine portfolios.

Expanded our early-stage efforts in infectious disease with our programs targeting C. Diff, shingles and RSV combo with encouraging preclinical data.
Continued R&D work on new formulations of Matrix designed to broaden its utility both inside and outside infectious disease in areas such as oncology, and included potential versions to extend the shelf life and thermostability.
Positive Phase 3 trial results for our COVID-19-Influenza Combination and Stand-alone Influenza Vaccine Candidates showed robust immune responses and were well tolerated in initial cohort of the trial with no new safety signals.
Agreements signed with AstraZeneca to transfer one U.S.-based facility and sell certain equipment netting $60 million in cash and resulting in future cash savings of $230 million.

2025 was a pivotal year, as the Company has evolved from a global commercial organization with a singular focus on COVID-19 to driving value through partnerships and R&D innovation. Through leadership changes, aggressive cost cutting and reducing liabilities, developing partnerships, and driving innovation on our technology platform, management has positioned the Company for long-term growth via a diversified revenue base and on a path to non-GAAP profitability as early as 2028.

NOVAVAX, INC. 2026 PROXY STATEMENT	35

Executive Officers and Compensation

Executive Transitions
Effective June 20, 2025, Mr. Trizzino’s employment as President and Chief Operating Officer terminated with us. In connection with his termination, the Company and Mr. Trizzino entered into a consulting agreement pursuant to which Mr. Trizzino provided consulting services to the Company following his termination as President and Chief Operating Officer, until March 31, 2026, and received certain payments and benefits.
In addition, effective March 27, 2026, Dr. Draghia-Akli’s employment as Executive Vice President, Research & Development was terminated as an Involuntary Termination without Cause as described on page 56 below.
OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee believes the compensation for our executive officers should be designed to attract, retain, and reward highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the executive officers with the interests of the Company’s stockholders.
Within this overall philosophy, the Compensation Committee’s objectives are to:

Attract and retain appropriately qualified and industry experienced executives	Align executive compensation with competitive market practices	Align executives’ interests with those of our stockholders	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance

Attract and Retain Appropriately Qualified and Industry Experienced Executives
Our executive compensation program is designed to attract, motivate, and retain, from a limited pool of available talent, individuals who are appropriately qualified and industry experienced with proven records of success, and to provide total compensation that is competitive with Company peers within the biotechnology and pharmaceutical industries.

Align Executives’ Interests with Those of Our Stockholders
The Compensation Committee believes that the Company’s long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, Novavax provides executive officers with the opportunity to receive equity grants in various forms. We consider grants of stock options to align the interests of our executives with our stockholders’ interests because value is created in such grants only when the value of Common Stock appreciates after the grant. We also view RSUs granted to our executive officers as important incentives, designed to encourage retention and stock ownership as well as value creation.
We generally grant equity awards on a predetermined annual cadence, and do not have a typical practice of awarding off-cycle, special, or supplemental equity awards.
For a discussion of equity grants made to our NEOs, see “Equity Awards” below.

Reward Executives for Meeting Strategic Goals and Objectives of the Company
The Compensation Committee believes a significant portion of an executive officer’s total compensation should reflect overall Company performance. The executive compensation program rewards the Company’s executive officers for achieving specified corporate performance goals, as well as goals that fall within their individual functional areas. Incentives are based on meeting criteria in each of these categories and reflect the executive officer’s overall contribution to the Company’s performance. The Compensation Committee also believes that it is appropriate to partially reward our executive officers for their contributions to important corporate performance goals that are partially, but not fully, achieved.

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Reward Strong Individual Performance
As described under “Incentive Cash Bonus Program” below, the Compensation Committee assessed individual performance for each of Mr. Kelly, Ms. O’Hara, Mr. Casey, and Dr. Draghia-Akli and determined that such individual performance was achieved at a level of 120%, 117%, 110%, and 100% of target, respectively. Each executive’s bonus payout was different in 2025, which reflects each executive’s individual performance and contributions and areas of oversight.
Mr. Jacobs’ 2025 annual bonus was based 100% on achievement of the 2025 Objectives, as described below.
In addition, as a result of his termination of employment, Mr. Trizzino was not eligible to receive a 2025 annual bonus.
OVERSIGHT AND OPERATION OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee is appointed by the Board to assist in the development, review, and approval of the compensation of the Company’s directors and executive officers, as well as the development of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program and details of the Committee’s charter, see the section titled “Information Regarding the Board and Corporate Governance Matters — Compensation Committee” beginning on page 14 of this Proxy Statement.
The CEO evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. The Board Chairman, in concert with the Compensation Committee, evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s and the Board Chairman’s recommendations, information provided by the Human Resources team, and advice provided by its compensation consultant in its deliberations regarding executive compensation and determines the compensation of the executive officers based on such deliberations. In 2025, the CEO and the Executive Vice President, Chief Human Resources Officer generally attended Compensation Committee meetings, but, other than to address specific questions from the Compensation Committee, were not present for executive sessions or any discussion of their own compensation.

Independent Compensation Consultant
The Compensation Committee retains an independent compensation consulting firm to assist and advise on executive and Board compensation. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee engaged Pearl Meyer as an independent compensation consultant after assessing Pearl Meyer’s independence. Based upon this assessment, it was determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The Compensation Committee assesses Pearl Meyer’s independence and potential conflicts of interest on a regular basis and no less than annually.
Our outside compensation consultant is independent, reports directly to the Compensation Committee, and advises on compensation levels and practices. The role of the Compensation Committee’s independent compensation advisor includes:
•Reviewing executive compensation marketplace trends and best practices;
•Informing the Compensation Committee of regulatory developments relating to executive compensation practices;
•Advising the Compensation Committee on peer companies for compensation plan designs and competitive pay levels;
•Assessing the competitiveness and appropriateness of compensation plans and pay levels;
•Generally advising the Compensation Committee on other relevant matters; and
•Providing compensation risk assessments.

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Executive Officers and Compensation
Pearl Meyer is authorized by the Compensation Committee to work with certain executive officers of the Company, as well as other employees in the Company’s Human Resources, Legal, and Finance departments in connection with its work on behalf of the Compensation Committee.
PROCESS FOR SETTING EXECUTIVE COMPENSATION
Generally, compensation packages for each executive officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Compensation Committee’s independent compensation consultant performs a comprehensive competitive analysis on the compensation package for each executive officer. In the fourth quarter of 2024, Pearl Meyer completed a thorough competitive analysis for 2025 executive compensation, and this analysis was used by the Compensation Committee to inform decisions made regarding base salaries, target incentive cash bonus opportunities, and equity awards granted to our executive officers. The Compensation Committee generally targets the 50th percentile of the applicable Market Data for each role, and reserves the right to compensate an individual above or below that level based on relevant factors at that time.
Pearl Meyer followed a similar process in 2025 to assist the Compensation Committee in determining 2026 compensation arrangements for our NEOs.

Use of Market Data
When determining overall compensation for 2025, the Compensation Committee reviewed an analysis, provided by Pearl Meyer, based on relevant market data from a combination of life sciences industry compensation survey data and compensation information from an individual set of comparable publicly traded companies (the “Peer Group”), collectively referred to as “Comparative Market Data.”
The Compensation Committee selected the companies in the Peer Group with the assistance of Pearl Meyer based on factors including, but not limited to, the following:
•industry sector
•stage of development
•market capitalization
•business focus
•employee headcount
The Peer Group utilized in 2025 consists of the following 20 companies*:

•ACADIA Pharmaceuticals Inc. •Alkermes plc •Amphastar Pharmaceuticals, Inc. •ANI Pharmaceuticals, Inc. •Arvinas, Inc •Beam Therapeutics Inc. •Bicycle Therapeutics plc	•BioCryst Pharmaceuticals, Inc. •Corcept Therapeutics Incorporated •Crinetics Pharmaceuticals, Inc. •Denali Therapeutics Inc. •Dynavax Technologies Corporation •Emergent BioSolutions Inc.	•Intellia Therapeutics, Inc. •Pacira BioSciences, Inc. •PTC Therapeutics, Inc. •Sana Biotechnology, Inc. •Supernus Pharmaceuticals, Inc. •Ultragenyx Pharmaceutical Inc. •Vir Biotechnology, Inc.

*    The following companies were removed from the 2024 peer group: Amarin Corporation plc, Amneal Pharmaceuticals Inc., Halozyme Therapeutics, Inc., Insmed Incorporated, Organogenesis Holdings, Inc., and Vanda Pharmaceuticals Inc. due to being outside of our stated size criteria (market cap, revenue, headcount); and Intercept Pharmaceuticals, Inc due to the Company being acquired. The following companies were added to the 2025 peer group: Arvinas, Inc, Beam Therapeutics Inc., Bicycle Therapeutics plc, Crinetics Pharmaceuticals, Inc., Denali Therapeutics Inc., Intellia Therapeutics Inc., and Sana Biotechnology, Inc.
In addition to the Peer Group, Pearl Meyer provided industry and size-appropriate compensation survey data for Named Executive Officer positions where an adequate peer group sample was not available.

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For 2025, Pearl Meyer benchmarked each executive officer’s current total cash compensation against the 50th percentile of the Comparative Market Data. The Compensation Committee determined that this benchmarking was appropriate for targeting compensation opportunities, such as target bonus levels, in order to ensure that our programs remain aligned with market practices and position the overall cost of our program reasonably relative to those of our peers. In line with our compensation philosophy of pay-for-performance, actual compensation levels, such as earned bonuses, will reflect the Company’s and the individual’s performance.

Internal Factors
In addition to Comparative Market Data, the Compensation Committee considers various internal factors when evaluating compensation decisions. These factors include, but are not limited to, internal equity, an executive’s experience both broadly and in his or her current role, the scope of the role, individual performance, contributions, and how critical the role is to the Company’s business objectives and long-term business strategy. These factors help ensure the Company is fair in its compensation practices across roles similar in scope and level of responsibility.

Say on Pay Vote Results
We conducted our most recent advisory vote on executive compensation at our 2025 Annual Meeting of Stockholders. The Board and the Compensation Committee value the opinions of our stockholders. Close attention was given to the outcome of this vote even though it is non-binding. Approximately 72.3% of the votes cast on the advisory vote on executive compensation were in favor of our Named Executive Officer compensation as disclosed in our 2025 proxy statement.
We continued our stockholder outreach in 2025 to seek feedback on our governance and executive compensation practices, and the information we obtained from these engagements is highly valued. We contacted our top stockholders representing approximately 78% of our institutional ownership and 46% of shares outstanding. As part of this outreach we reached out to each of our top 20 institutional stockholders offering conversations with management and members of the Board in an effort to better understand their views specifically on our executive compensation program following the results of the say-on-pay vote on 2024 Named Executive Officer compensation and gather feedback on how to address stockholders’ expectations going forward. This engagement effort was supported by Board members including the Chairman of the Compensation Committee, as well as members of management including our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and head of Investor Relations.
Through this outreach we sought continued alignment with our stockholders on how to further enhance the design of our executive compensation program to achieve our shared objectives. Stockholder feedback during this year’s outreach was largely positive, with investors expressing support for the progress Novavax has made in recent years, including the design of the compensation program and related disclosures given the evolution of the Company strategy. No stockholders during this year’s outreach suggested or recommended changes to the structure or elements of our current executive compensation program, and the Committee viewed this as validation of our program design. We will continue to regularly engage with our stockholders on compensation matters and will continue to address issues and suggestions received through these stockholder outreach efforts. Our Board and the Compensation Committee remain committed to ongoing dialogue with our stockholders and incorporating such feedback with the objectives of our compensation philosophy when designing our executive compensation program in 2026.
WHAT THE COMPENSATION PROGRAM IS DESIGNED TO REWARD

Company & Individual Performance
The executive compensation program is designed to reward both individual and Company performance. Because of the key roles the executive officers play in the success of the Company, a significant portion of the achievement of corporate goals and the Compensation Committee’s assessment of overall Company Performance is reflective of the executive officers’ individual performance. Accordingly, a significant portion of an executive officer’s total compensation package is based on objective measures of the Company’s performance and the achievement of designated corporate goals. In 2025, the Company set five corporate objectives (“2025 Objectives”), that are described below under “2025 Performance and Outcomes.” In addition, the Compensation Committee also evaluated individual performance for our currently employed Named Executive Officers, other than our CEO, whose incentive compensation was based partially on achievement of the 2025 Objectives and overall Company Performance and the discretion of the Board.

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Executive Officers and Compensation
ELEMENTS OF COMPENSATION
The Compensation Committee believes the most effective executive compensation program is one that:
•provides a competitive base salary
•rewards the achievement of established goals and objectives
•provides an incentive for retention
•aligns compensation with the interest of stockholders
For this reason, the executive compensation program is comprised of three primary elements:
(i)base salary — the base salary provides recognition of an individual’s role, responsibility, and experience
(ii)an incentive cash bonus program — variable pay designed to reward achievement of objectives and overall business performance
(iii)equity awards — variable compensation that promotes a culture of ownership and aligns the interests of the executive with those of the stockholders
The Compensation Committee believes these three elements provide an effective way to motivate and retain executive officers. Equity-based compensation is the most significant portion of compensation for our Named Executive Officers.
The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract and retain appropriately qualified and industry experienced executive officers, align their compensation with competitive market practices, align their interests with the interests of our stockholders, and reward them for meeting the strategic goals and objectives of the Company, as well as strong individual performance.

Base Salary
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term. The Compensation Committee determined to provide modest annual base salary increases for our Named Executive Officers for 2025. The Compensation Committee considered Comparative Market Data, and the internal factors described above, as well as retention and succession considerations in determining salary increases.
The base salaries for our currently employed NEOs and Dr. Draghia-Akli as of December 31, 2025, were:

Executive(1)	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2024	Nature of Increase
John C. Jacobs	797,500	3.6%	Merit
James P. Kelly	576,223	3.6%	Merit
Elaine O'Hara	565,136	4.5%	Merit
Mark J. Casey, J.D.	581,196	3.6%	Merit
Ruxandra Draghia-Akli, M.D., Ph.D.(2)	600,000	—%
(1)Mr. Trizzino is not included in this table because his employment terminated effective June 20, 2025. His annual salary at time of departure was $601,778.
(2)Dr. Draghia-Akli was not eligible for an increase in salary because she joined the Company in November 2024.

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Incentive Cash Bonus Program
The 2025 incentive cash bonus program was designed to motivate and reward executive officers for the achievement of specific corporate objectives and to drive overall Company performance. The purpose of the incentive cash bonus program is to align company, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to individual contribution and teamwork.
A target bonus for each Named Executive Officer is set as a percentage of the executive officer’s base salary, with such percentages based on market data, although the ultimate amount of any bonus payout is at the discretion of the Compensation Committee and based on the level of achievement of applicable bonus plan objectives and an assessment of overall Company performance, as well as individual performance. We did not make any increases to the target bonus opportunities for our Named Executive Officers in 2025 from 2024.
In the first quarter of 2025, the Compensation Committee set and approved the performance objectives for the 2025 incentive cash bonus program (the “2025 Objectives”). In setting the 2025 Objectives, the Committee considered the evolution of the Company’s business strategy from a global commercial organization with a singular focus on COVID-19 to driving value through partnerships and R&D innovation. The objectives reflect the Company’s ongoing strategic transformation in 2025 and are intended to promote future value creation for shareholders, with focus on optimizing future cash flow through partnerships and royalties, creating long-term stability through operational expense reduction, and advancing our early-stage pipeline. Under our partnership agreement with Sanofi, they became responsible for commercialization of Nuvaxovid in 2025.
We replaced the commercial objective from 2024 with two objectives: advancing our Sanofi partnership and closing additional business development deals. Each of these objectives was given a weight of 30%, reflecting the importance of generating milestone payments and future royalties to creating long-term value for shareholders. A continued focus on advancing our technology platform and early-stage pipeline remained important in 2025 for long-term growth opportunities. Additionally, the objectives reflect our continued focus on refining our organization, cost, and capital structure critical for long-term stability, as well as evolving our company capabilities and culture in support of the ongoing business transformation.

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Executive Officers and Compensation
2025 PERFORMANCE AND OUTCOMES
During the first quarter of 2026, the Compensation Committee reviewed the Company’s performance related to the 2025 Objectives, as well as overall Company performance considerations. The following table summarizes its conclusions regarding these objectives:

2025 Objectives	Target Weight	Achievement	Achievement Percent	Explanation
Advance Sanofi Partnership	30%	Met	30%
Achieved key milestones tied to BLA and MAH approvals delivering combined value of $225M.
Delivered Nuvaxovid in required product presentation, quantity and timeline to meet Sanofi demand forecast in support of the 2025/26 Season.

Close Additional Business Development Deals	30%	Partially Met	23%	-	Improved terms of existing partnerships to provide greater value to all parties. Advanced but did not close additional business development opportunities and partnerships during the performance period.
Generate Data to Advance Value of Technology Platform and Pipeline	15%	Met	15%
Generated data on Matrix-M for multiple applications and initiated portfolio of studies with Matrix in oncology.
Advanced early-stage pipeline assets (C.Diff, VZV, RSV) against critical stage gates and data readouts ahead in preparation for phase 1 clinical go/no go decisions in early 2026.

Refine Organization, Cost, and Capital Structure	20%	Met	20%		Met operating budget forecast. Progressed integration of Novavax Sweden. Created 21 months cash runway. Restructured debt. Assignment of headquarter facility and sale of land.
Evolve Company Capabilities and Culture	5%	Met	5%
Launched refreshed Corporate mission, vision, vales supported by training and communication.
Launched Matrix Strategy Committee, portfolio review process and talent review process.
Achieved critical talent retention of 96%.

Total Core Goals	100%		93%
Overall Corporate Performance			+2%		Committee applied limited discretion taking into consideration the unforeseen challenges and navigating a challenging and unprecedented environment to meet 2025 objectives.
2025 Corporate Achievement Payout			95%

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As described above, for 2025, the Board set five 2025 Objectives: advance Sanofi partnership (30%), close additional business development deals (30%), generate data to advance value of technology platform and pipeline (15%), refine organization, cost, and capital structure (20%) and evolve company capabilities and culture (5%). The maximum cash bonus amount for fiscal 2025 was capped at achievement of 150% of target, which the Company considered appropriate to minimize excessive risk taking while still aligning pay-for-performance.
In December 2025, the Compensation Committee reviewed the Company’s performance related to the 2025 Objectives. As described above under “2025 Performance and Outcomes,” the overall achievement of the 2025 Objectives was 93%. In addition to its assessment of corporate performance against the pre-established 2025 Objectives, the Compensation Committee also considered the overall Company performance in 2025 in the context of unforeseen challenges during a pivotal and transformational year and management’s ability to substantially deliver on all objectives and navigate in an unprecedented environment, and as a result, modestly increased the level of the 2025 corporate achievement to 95%. The Compensation Committee considered the magnitude of this adjustment and its effect on total payouts under the 2025 incentive cash bonus program and determined that the adjustments were appropriate in size and did not result in a disproportionate increase in the overall achievement percentage.
For each of our NEOs who were employed as of December 31, 2025 (except for Mr. Jacobs, whose 2025 annual bonus was based 100% on achievement of the 2025 Objectives and overall Company performance as outlined above), the Compensation Committee reviewed the assessment and recommendation provided by Mr. Jacobs, for each such NEO’s individual contribution to company performance as outlined below:

Named Executive Officer	2025 Individual Performance Against Key Individual Objectives
James P. Kelly	•Led financial strategy and accelerated cost improvement model •Drove strategy to improve cash runway •Delivered on Convertible Debt Restructuring
Elaine O’Hara
•Management of key strategic alliance with Sanofi including delivery against all agreed milestones and deliverables leading to achievement of all planned milestone payments in 2025
•Strategic management of all other alliances leading to improved performance and increased value creation for all partners
•Leadership of business development activities to deliver new partnerships

Mark J. Casey, J.D.	•Legal strategy relating to alliance partnerships •Advanced IP strategy •Managed ongoing legal matters in support of business development, regulatory environment and business operations
Ruxandra Draghia-Akli, M.D., Ph.D.
•Advanced discovery stage pipeline towards critical phase 1 decision stage gate.
•Initiated structured program to explore utility of Matrix in Oncology, enhance Matrix-M for partnerships and expand Matrix technology platform.
•Reorganization of R&D organization and ways of working including the attraction of new talent and introduction of new capabilities.

Based on the CEO’s assessment of, and the Compensation Committee’s review of, individual performance, the Compensation Committee determined that each of Mr. Kelly, Mr. Casey, Ms. O’Hara, and Dr. Draghia-Akli achieved his/her applicable individual performance metrics at 120%, 110%, 117%, and 100%, respectively, of target. The actual bonus paid to each executive, other than the CEO, was determined by multiplying the overall company achievement factor of 95% by 65% of the target bonus value and multiplying the individual achievement factor for each executive multiplied by 35% of the target bonus value.

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Executive Officers and Compensation
The 2025 bonus targets and actual incentive cash bonus awards received for our currently employed NEOs and Dr. Draghia-Akli were as follows:

Executive(1)	Bonus Target as Percentage of Base Salary	Incentive Cash Bonus Award Received ($)(2),(3)	Actual Bonus as a Percentage of Target Bonus
John C. Jacobs	85%	$640,331	95%
James P. Kelly	50%	$297,362	104%
Elaine O’Hara	50%	$288,143	103%
Mark J. Casey, J.D.	50%	$289,660	100%
Ruxandra Draghia-Akli, M.D., PhD	50%	$290,250	97%
(1)Mr. Trizzino is not included in this table because his employment terminated effective June 20, 2025, and therefore was not eligible for a 2025 bonus.
(2)The 2025 bonus payouts for all NEOs were determined on a prorated basis to account for the increases in base salaries during the year.
(3)Based on the CEO’s assessment of, and the Compensation Committee’s review of, individual performance, the Compensation Committee determined that each of Mr. Kelly, Mr. Casey, Ms. O’Hara, and Dr. Draghia-Akli achieved his/her applicable individual performance metrics at 120%, 110%, 117%, and 100%, respectively, of target.

Equity Awards
Equity awards are a fundamental incentive component in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and executives. In addition, they are crucial to a competitive compensation program for executive officers because they act as a powerful retention tool. The Compensation Committee believes that equity awards create appropriate incentives for rewarding our executives for increases in stock performance as a result of our efforts towards improved global health and align the executives’ interests with those of our stockholders. We generally grant equity awards on pre-determined annual cadence and do not have a typical practice of awarding off-cycle, special, or supplemental equity awards.
The Compensation Committee reviews the structure and design of our equity awards each year as part of the compensation planning process. The Company has historically granted an equity mix comprised of both stock options and RSUs to executive officers. For 2025, the Compensation Committee considered implementing performance-based equity awards as part of our equity mix, but ultimately determined that this equity vehicle was not suitable at this time in light of our ongoing strategic transformation. In addition, the Committee’s independent Compensation Consultant, Pearl Meyer, confirmed that the use of a mix of stock options and RSUs is the most common approach in the peer group, and that granting performance-based equity is a minority practice. In evaluating the use of the different equity award instruments, the Committee carefully considered these competitive market findings and the objective to structure a compensation program that reflects the competitive market. For 2025, the Committee determined that each executive would receive 50% of their annual award in stock options and 50% of their annual award in RSUs.
In the case of stock options, the recipients are motivated by the potential appreciation in stock price above the exercise price at which they are granted. RSUs encourage continued employment as these awards require the executive to remain in continued service with the Company for three years before the award is fully vested. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long-term commitment with Novavax.
Annual equity grants are awarded to executive officers at the discretion of the Board upon a recommendation by the Compensation Committee or at the discretion of the Compensation Committee pursuant to the authority delegated to it by the Board. In making its recommendations or determinations, the Compensation Committee considers Company performance, market data provided to the Compensation Committee by Pearl Meyer, and the individual’s scope of responsibility and performance. After reviewing guidance from Pearl Meyer based on its analysis of competitive data, annual equity awards were awarded to eligible employees, including Mr. Jacobs, Mr. Kelly, Mr. Casey, Ms. O’Hara and Dr. Draghia-Akli in March 2025.

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Annual Stock Option Awards
In March 2025, the Compensation Committee awarded options to purchase shares of Common Stock to each of Mr. Jacobs, Mr. Kelly, Mr. Casey, Ms. O’Hara, and Dr. Draghia-Akli. Each stock option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments over a three-year period, generally subject to continued service with the Company through the applicable vesting date. The following table sets forth the number of shares underlying the time-vesting stock options granted to the NEOs in 2025:

Executive	Time-Vesting Stock Options
John C. Jacobs	676,000
James P. Kelly	194,500
Elaine O'Hara	253,500
Mark J. Casey, J.D.	169,000
Ruxandra Draghia-Akli, M.D., Ph.D.	120,000

Annual Restricted Stock Unit Awards
In March 2025, the Compensation Committee awarded time-vesting RSUs to each of Mr. Jacobs, Mr. Kelly, Ms. O’Hara, Mr. Casey, and Dr. Draghia-Akli. Such time-vested RSUs vest in three equal annual installments on the first three anniversaries of the date of grant, in each case generally subject to continued service with the Company through the applicable vesting date. The following table sets forth the RSUs granted to each of the NEOs.

Executive	Time-Vesting Restricted Stock Units
John C. Jacobs	450,500
James P. Kelly	129,500
Elaine O'Hara	169,000
Mark J. Casey, J.D.	112,500
Ruxandra Draghia-Akli, M.D., Ph.D.	80,000

Clawback Policy
In June 2023, we adopted our Second Amended and Restated Recoupment Policy (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers. If the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, covered incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.

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Stock Ownership Guidelines
In June 2021, the Board adopted the Stock Ownership Guidelines for our executive team and Board. The Stock Ownership Guidelines require that by the fifth anniversary of the guideline’s effective date (i.e., June 17, 2026) or the fifth anniversary of an individual becoming subject to the guidelines (whichever is later), that individual is required to hold a number of shares of Common Stock equivalent in value to a multiple of the individual’s salary or, in the case of directors, their annual cash retainer, as follows:

CEO	Executive Vice President and above	Non-Employee Directors

The Stock Ownership Guidelines provide that the following shares or share equivalents count towards satisfaction of the guidelines:
•shares owned outright by the executive or director or a member of his or her immediate family residing in the same household,
•shares held in trust for the benefit of the executive or director or a member of his or her immediate family residing in the same household,
•shares or share equivalents held in any Company employee stock purchase plan or deferred compensation retirement plan, and
•unvested restricted stock units.
Other unvested equity awards, vested and unexercised stock options, and unearned performance-based equity awards do not count toward satisfaction of the guidelines.
Until the required ownership level is reached, covered executives and non-employee directors are required to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options or stock appreciation rights. Once the requisite level has been achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Stock Ownership Guidelines.
As of December 31, 2025, all of the covered executives and non-employee directors were in compliance with, or within the five-year grace period under, the Stock Ownership Guidelines.
EQUITY GRANT POLICIES AND PROCEDURES
Our practice is to grant stock options and similar awards in the ordinary course of business in connection with our annual compensation program, hiring new employees, and the retention of employees from time to time. Although we do not have a formal policy with respect to the timing of our equity award grants, we typically grant annual stock options to employees including executive officers at our regularly scheduled first quarter Compensation Committee meeting with the grant date to be effective each March after the public release of earnings for the previous fiscal year. Stock options are granted with an exercise price equal to the closing price of our common stock on the grant date.
We grant annual equity awards to non-employee directors on the date of the annual meeting of stockholders in accordance with our Non-Employee Director Compensation Policy. We do not time the granting of equity awards with any favorable or unfavorable news released by the Company. We do not take material nonpublic information into account when determining the timing and terms of equity awards or for the purpose of affecting the value of executive compensation. Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.

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Consistent with our annual stock option practice described above, during the fiscal year ended December 31, 2025, the Compensation Committee awarded stock options to the NEOs other than Mr. Trizzino in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Pursuant to SEC rules, we are providing the following information relating to the options awarded to such NEOs in the Designated Periods occurring during the fiscal year ended December 31, 2025:

Name	Grant Date	Number of Securities Underlying the Award (#)	Exercise Price of the Award ($/share)	Grant Date Fair Value of Award ($)
Percentage Change in the Closing Market
Price of the Securities Underlying the
Award Between the Trading Day Ending
Immediately Prior to the Disclosure of
Material Nonpublic Information and the
Trading Day Beginning Immediately
Following the Disclosure of Material
Nonpublic Information

John C. Jacobs	3/3/2025	676,000	7.87	3,763,292	0.3%
James P. Kelly	3/3/2025	194,500	7.87	1,082,782	0.3%
Elaine O’Hara	3/3/2025	253,500	7.87	1,411,235	0.3%
Mark J. Casey, J.D.	3/3/2025	169,000	7.87	940,823	0.3%
Ruxandra Draghia-Akli, M.D., Ph.D.	3/3/2025	120,000	7.87	668,040	0.3%

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Executive Officers and Compensation
PERQUISITES AND OTHER PERSONAL BENEFITS
The Company does not have any formal executive perquisite programs. From time to time, it may decide to provide other benefits that are related to a business purpose or are customary among peer public companies that may otherwise be considered perquisites. In addition, we are providing a housing and commuting allowance to each of Mr. Jacobs, Mr. Casey, and Ms. O’Hara and we provide Mr. Casey and Ms. O’Hara with an additional sum to reimburse them, respectively, for personal income taxes associated with this housing and commuting allowance. All of the NEOs are eligible to participate in the Company’s benefit plans offered to all employees during their employment, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short- and long-term disability, life insurance, and a 401(k) plan. The NEOs were also eligible to participate in the ESPP during their employment.
EMPLOYMENT AGREEMENTS AND SEVERANCE BENEFITS
As of December 31, 2025, the Company had employment agreements in place with all of the currently employed NEOs and Dr. Draghia-Akli. The employment agreements provide for certain payments if the NEO is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the NEOs were “at will” employees during their employment with us.
The Company has established an Amended and Restated Change in Control Severance Benefit Plan (the “Severance Plan”), which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company amid the uncertainty that often accompanies efforts to consummate a corporate sale or similar transaction that may enhance stockholder value. All of the currently employed NEOs participate in the Severance Plan.
TAX AND ACCOUNTING IMPLICATIONS
Section 162(m) generally limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers. The Compensation Committee believes its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executives necessary for our success. Accordingly, the Compensation Committee has authorized, and will continue to authorize, compensation arrangements that are not deductible in whole or in part. The Compensation Committee may consider the accounting implications of significant equity-related compensation decisions.
INSIDER TRADING POLICY
Our Board has adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and consultants, and other covered persons, which the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.
PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits all directors, officers, and other employees from engaging in short sales or publicly traded options of Company securities (such as puts, calls, and other derivative securities), as well as engaging in hedging of Company securities or similar transactions that transfer to another, in whole or in part, any of the economic consequences of ownership of Company securities. Further, our insider trading policy provides that no director, executive officer, or vice president may engage in any transaction involving pledging of Company securities or holding Company securities in a margin account.

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COMPENSATION RISK ASSESSMENT
The Compensation Committee regularly reviews the Company’s compensation and benefits programs, policies and practices, including its executive compensation program and its incentive-based compensation programs for its executive officers, to determine whether such programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation and governance-related policies are enhanced by our clawback policy, described in the section titled “Elements of Compensation — Clawback Policy” on page 45 of this Proxy Statement, as well as a policy prohibiting hedging and pledging of our securities by our directors and officers, including our NEOs and employees, as described above. At the Compensation Committee’s direction, on an annual basis the Compensation Committee’s independent compensation consultant conducts a risk assessment of our compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE David M. Mott, Chair Rachel K. King Richard J. Rodgers John Shiver, Ph.D.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

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Executive Officers and Compensation
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2025, 2024, and 2023, as applicable.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
John C. Jacobs President and CEO	2025	792,917	—	3,545,435	3,763,292	640,331	114,040	8,856,015
	2024	752,500	—	1,347,500	2,189,350	684,311	113,800	5,087,461
	2023	662,868	250,000	2,975,113	2,996,245	236,250	149,033	7,269,509

James P. Kelly EVP, Chief Financial Officer and Treasurer	2025	572,886	—	1,019,165	1,082,782	297,362	14,033	2,986,228
	2024	545,900	—	948,640	—	321,229	13,720	1,829,489
	2023	515,000	—	532,440	255,218	187,975	13,200	1,503,833

Elaine O'Hara EVP, Chief Strategy Officer	2025	561,080	—	1,330,030	1,411,235	288,143	97,788	3,688,276
	2024	535,600	—	646,800	—	358,163	97,553	1,638,116

Mark J. Casey, J.D. EVP, Chief Legal Officer and Corporate Secretary	2025	577,831	—	885,375	940,823	289,660	116,764	2,810,453
	2024	558,250	—	64,680	—	319,562	119,842	1,062,334
	2023	36,137	94,000	700,138	697,092	—	7,220	1,534,587

John J. Trizzino Former President and Chief Operating Officer	2025	310,016	—	368,624(6)	209,724(6)	—	821,586	1,709,950
	2024	582,825	—	776,160	—	261,911	12,521	1,633,417
	2023	526,250	—	604,090	603,243	131,100	13,200	1,877,883

Ruxandra Draghia-Akli, M.D., Ph.D. Former EVP, Head of Research & Development	2025	600,000	—	629,600	668,040	290,250	115,490	2,303,380
(1)Includes amounts earned, but deferred at the election of the NEO, such as salary deferrals under the Company’s 401(k) plan.
(2)The amounts reported in this column represent the grant date fair value of time-vesting RSUs granted to our NEOs in 2025 as applicable. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718.
(3)The amounts reported in this column represent the grant date fair value of time-vesting stock options granted in 2025, as applicable, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.
(4)The amounts reported in this column represent annual performance bonuses awarded in 2025, as applicable, under the Company’s incentive cash bonus program. For a description of the 2025 incentive cash bonus program, see page 41 in the CD&A.
(5)For 2025, All Other Compensation consisted of (i) employer matching contributions to the Company’s 401(k) plan for Mr. Jacobs ($14,040), Mr. Kelly ($14,033), Mr. Trizzino ($13,021), Ms. O’Hara ($14,035), Dr. Draghia-Akli ($13,625), and Mr. Casey ($11,489); (ii) housing allowance provided to Mr. Jacobs ($100,000); (iii) commuting allowance provided to Mr. Casey ($105,275, including $33,275 to reimburse Mr. Casey for personal income taxes associated with the commuting allowance), Ms. O’Hara ($83,753, including $23,753 to reimburse Ms. O’Hara for personal income taxes associated with the commuting allowance), and Dr. Draghia-Akli ($101,865, including $29,865 to reimburse Dr. Draghia-Akli for personal income taxes associated with the commuting allowance; (v) accrued but unused paid time off paid on termination to Mr. Trizzino ($92,581); consulting fees for services provided by Mr. Trizzino following his termination ($95,500), COBRA premiums paid on his behalf under his consulting agreement $18,707, and Severance payment to Mr. Trizzino of $601,778.
(6)Includes the incremental fair value associated with the modification of the outstanding awards held by Mr. Trizzino pursuant to his consulting agreement.

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GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information with respect to incentive equity awards and other plan-based awards granted to our NEOs during the fiscal year ended December 31, 2025:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
	Target ($)	Maximum ($)
John C. Jacobs	674,033	1,011,050
			3/3/2025	2/4/2025	—	676,000	7.87	3,763,292
			3/3/2025	2/4/2025	450,500	—	—	3,545,435

James P. Kelly	286,614	429,921
			3/3/2025	2/4/2025	—	194,500	7.87	1,082,782
			3/3/2025	2/4/2025	129,500	—		1,019,165

Elaine O’Hara	280,568	420,852
			3/3/2025	2/4/2025	—	253,500	7.87	1,411,235
			3/3/2025	2/4/2025	169,000	—		1,330,030

Mark J. Casey, J.D.	288,938	433,407
			3/3/2025	2/4/2025	—	169,000	7.87	940,823
			3/3/2025	2/4/2025	112,500	—		885,375

Ruxandra Draghia-Akli, M.D., Ph.D.	300,000	450,000
			3/3/2025	2/4/2025	—	120,000	7.87	668,040
			3/3/2025	2/4/2025	80,000	—		629,600
(1)The target cash bonus amount for fiscal 2025 was based on achievement of 100% of the 2025 Objectives (and, if applicable, 100% of individual performance objectives) and the individual’s earned base salary for 2025 and represented 85% of Mr. Jacobs’ base salary, and 50% of each of Messrs. Kelly’s, and Casey’s, Ms. O’Hara’s, and Dr. Draghia-Akli’s base salary. The maximum cash bonus amount for fiscal 2025 was capped at achievement of 150% of target. The target and maximum amounts reported in the table account for the increase to NEO’s base salary during the year. Mr. Trizzino was not eligible for a cash bonus due to his termination effective June 20, 2025.
(2)Represents time-vesting RSUs granted under the 2015 Stock Plan that vest in three equal annual installments on the first three anniversaries of the grant date. In each case, vesting is generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(3)Represents time-vesting stock options granted under the 2015 Stock Plan. These stock options have a ten-year term and vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments thereafter over a three-year period, in each case generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(4)The stock options granted to the NEOs have an exercise price equal to the closing price of a share of Common Stock as reported on Nasdaq on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(5)With respect to stock options and RSUs granted to each of our NEOs reflects the grant date fair value of each RSU and option award, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount for options are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. The grant date fair value of the RSU awards was determined by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

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Executive Officers and Compensation

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
During 2025, each of the currently employed NEOs and Dr. Draghia-Akli was party to an employment agreement that provides for a base salary and other benefits. The currently employed NEOs and Dr. Draghia-Akli were eligible to participate in the 2015 Stock Plan and the ESPP, and our benefit plans and programs during 2025. Each of the currently employed NEO’s and Dr. Draghia-Akli’s annual cash bonus opportunity was established and determined pursuant to the 2025 Objectives, as more fully described in the CD&A above. During 2025, each currently employed NEO and Dr. Draghia-Akli was granted equity awards of stock options and RSUs that are eligible to vest based on continued service.
The severance arrangements with the NEOs and the effect of a change in control on their outstanding equity awards are described below under “Overview of Employment and Change in Control Agreements.” The separation agreements that we entered into with Dr. Draghia-Akli and Mr. Trizzino and consulting agreement with Mr. Trizzino at the time of their termination of employment are described below under “Overview of Employment and Change in Control Agreements.”
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The following table sets forth certain information with respect to the value of all outstanding equity awards held by the NEOs as of December 31, 2025:

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John C.	1/23/2023	211,968	78,732	11.92	1/23/2033	—	—
Jacobs	1/23/2023	—	—	—	—	83,197	559,084
	3/1/2024	218,749	281,251	5.39	3/1/2034	—	—
	3/1/2024	—	—	—	—	166,666	1,119,996
	3/3/2025	—	676,000	7.87	3/3/2035	—	—
	3/3/2025	—	—	—	—	450,500	3,027,360

James P.	8/16/2021	14,200	—	229.31	8/16/2031	—	—
Kelly	3/10/2022	19,440	1,297	77.77	3/10/2032	—	—
	3/7/2023	29,115	13,235	6.97	3/7/2033	—	—
	3/7/2023	—	—	—	—	12,223	82,139
	3/1/2024	—	—	—	—	117,333	788,478
	3/3/2025	—	194,500	7.87	3/3/2035	—	—
	3/3/2025	—	—	—	—	129,500	870,240

Elaine	3/1/2023	46,681	21,219	6.86	3/1/2033	—	—
O'Hara	3/1/2023	—	—	—	—	19,600	131,712
	3/1/2024	—	—	—	—	80,000	537,600
	3/3/2025		253,500	7.87	3/3/2035	—	—
	3/3/2025	—	—	—	—	169,000	1,135,680

Mark J.	12/11/2023	72,346	72,348	5.57	12/11/2033	—	—
Casey, J.D.	12/11/2023	—	—	—	—	41,899	281,561
	3/1/2024	—	—	—	—	8,000	53,760
	3/3/2025	—	169,000	7.87	3/3/2035	—	—
	3/3/2025	—	—	—	—	112,500	756,000

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		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John J.	12/15/2017	3,341	—	27.60	12/15/2027	—	—
Trizzino	12/13/2018	10,423	—	46.00	12/13/2028	—	—
	9/26/2019	60,417	—	5.95	9/26/2029	—	—
	9/26/2019	11,117	—	5.95	9/26/2029	—	—
	4/17/2020	95,000	—	19.08	4/17/2030(5)	—	—
	12/14/2020	9,500	—	129.70	12/14/2030	—	—
	3/10/2022	19,440	1,297	77.77	3/10/2032	—	—
	3/7/2023	100,100	—	6.97	3/7/2033	—	—
	3/7/2023	—	—	—	—	28,890	194,141
	3/1/2024	—	—	—	—	96,000	645,120

Ruxandra	11/11/2024	17,373	46,777	9.01	11/11/2034	—	—
Draghia-Akli,	11/11/2024	—	—	—	—	28,513	191,607
M.D., Ph.D.	3/3/2025	—	120,000	7.87	3/3/2025	—	—
	3/3/2025	—	—	—	—	80,000	537,600
(1)All stock options and SARs included in this table were awarded under the Amended and Restated 2015 Stock Plan, or the Inducement Plan and, except as noted, vest as to 25% on the first anniversary of the grant date, and as to the remaining 75% in equal monthly installments over the following three years, generally subject to continued service with the Company through the applicable vesting date.
(2)All RSUs included in this table were awarded under the 2015 Stock Plan, or the Inducement Plan and, except as noted, vest in three equal annual installments on the first three anniversaries of the date of grant, generally subject to continued service with the Company through the applicable vesting date.
(3)The exercise price of stock options and base value of SARs is equal to the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(4)Amounts in this column have been calculated by multiplying the number of RSUs subject to the applicable award by $6.72 which was the closing price of the Common Stock on December 31, 2025, the last trading day in 2025.
(5)Represents performance- and time-vesting stock options that vest subject to the satisfaction of a performance-based vesting requirement, followed by time-based vesting. The performance metric required that the Company initiate a COVID-19 Phase 2 clinical trial within 12 months of the grant date, which occurred when the Company initiated its Phase 2 clinical trial of NVX-CoV2373 in the U.S. on August 24, 2020. As a result of the attainment of the performance objective, these options vested as to 50% of the underlying shares on August 24, 2021 and as to 50% of the underlying shares on August 24, 2022.
OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth certain information concerning the vesting of RSUs and exercising of Options during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
John C. Jacobs	—	—	166,530	1,488,694
James P. Kelly	—	—	75,498	628,329
Elaine O'Hara	—	—	59,600	496,468
Mark J. Casey, J.D.	—	—	45,899	313,624
John J. Trizzino	—	—	81,498	678,476
Ruxandra Draghia-Akli, M.D., Ph.D.	—	—	14,257	106,072
(1)Amounts in this column represent RSUs that vested or options that were exercised during 2025.
(2)The dollar amount in this column is determined by multiplying the excess of the fair market value of our common stock at exercise over the option exercise price, by the number of shares for which the option was exercised.
(3)The dollar amount in this column is determined by multiplying the number of shares of Common Stock underlying RSUs that vested during 2025 by the closing price of a share of Common Stock on the date the RSUs vested.

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Executive Officers and Compensation
OVERVIEW OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements; Separation and Consulting Agreements
The Company has employment agreements in place with each of our currently employed NEOs. The terms “cause” and “good reason” referred to below are defined in the respective NEO’s employment agreement.
Each employment agreement provides for a base salary subject to review each year (but, in the case of Mr. Jacobs, not subject to reduction, other than an across-the-board reduction not in excess of 10% of Mr. Jacobs’ annual base salary, applicable to all similarly situated executives of the Company) and the eligibility to receive an incentive bonus and equity awards. Salary information and the target amount of the incentive bonus are described in greater detail beginning on page 40 in the CD&A. The amount of any incentive bonus and the form of payment (cash, equity, or some combination of the two) are at the discretion of the Board or the Compensation Committee.
The employment agreement with each NEO requires the NEO to maintain the confidentiality of the Company’s proprietary information and provides that all work product discovered or developed by the NEO in the course of the NEO’s employment belongs to the Company. In addition, in the employment agreements, the NEOs have agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his or her employment and for the duration of the 12-month period (or 18 months for Mr. Jacobs) following the termination of his or her employment.
If a currently employed NEO’s employment is terminated without “cause” or the NEO leaves the Company for “good reason”, the NEO may receive a lump sum separation payment pursuant to the employment agreements. The amount of these payments is more specifically described in the section “Potential Payments Upon Termination or Change in Control” beginning on page 58. To be entitled to such a payment, the NEO must execute and deliver to the Company a waiver and separation agreement, releasing the Company from any claims.
Mr. Jacobs’ employment agreement provides that during his employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $100,000 per year. Mr. Casey’s employment agreement provides that during his employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $6,000 per month, plus an additional sum to reimburse him for personal income taxes associated with his commuting allowance. Ms. O’Hara’s employment agreement provides that during her employment, the Company will pay or reimburse her for housing and commuting expenses in an amount not to exceed $5,000 per month, plus an additional sum to reimburse her for personal income taxes associated with her commuting allowance. Dr. Draghia-Akli’s employment agreement provides that during her employment, the Company will pay or reimburse her for housing and commuting expenses in an amount not to exceed $6,000 per month, plus an additional sum to reimburse her for personal income taxes associated with her commuting allowance.
In connection with the termination of his employment, the Company and Mr. Trizzino also entered into a consulting agreement (the “Trizzino Consulting Agreement”) pursuant to which Mr. Trizzino provided consulting services to the Company commencing on June 20, 2025 until March 31, 2026 (subject to earlier termination, the “consulting period”). The Trizzino Consulting Agreement provided that the Company would pay Mr. Trizzino a consulting fee of $15,000 per month and provided that the equity awards previously granted to Mr. Trizzino would continue to vest, subject to his continued service during the consulting period, in accordance with their existing terms, and any stock options that remained outstanding and unexercised as of the last day of the consulting period will remain exercisable for a period of 90 days following the end of the consulting period. Upon termination of the Trizzino Consulting Agreement, any unvested portion of the non-statutory stock options granted pursuant to the March 7, 2023 option award immediately vested as of the termination date. All other provisions of the Non-Statutory Stock Option Agreement remained unchanged.
Additionally, pursuant to Mr. Trizzino’s employment agreement, upon Mr. Trizzino’s termination of employment without “cause” and execution of a waiver and separation agreement, releasing the Company from any claims, Mr. Trizzino received a lump sum separation payment equal to $601,778 (equal to twelve (12) months of his base salary at the time of termination). Additionally, Mr. Trizzino was eligible for a Cobra Subsidy equal to 12 months of health insurance premiums (medical, dental, vision, and EAP premiums plus 2%) with a total value of $37,413.

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In connection with the termination of her employment without “cause”, the Company and Dr. Draghia-Akli entered into a general release of claims and separation agreement (the “Draghia-Akli Separation Agreement”). Pursuant to the Draghia-Akli Separation Agreement, consistent with the terms of her employment agreement and in consideration of Dr. Draghia-Akli’s execution and non-revocation of a general release of claims and her compliance with the applicable restrictive covenants, the Company paid Dr. Draghia-Akli separation pay of a gross amount of $609,000 (equal to twelve (12) months of her base salary at the time of termination) less applicable withholdings and deductions and, subject to Dr. Draghia-Akli timely electing COBRA coverage, the Company would also pay the amount of Dr. Draghia-Akli’s full COBRA premiums for up to 12 months (or, if earlier, Dr. Draghia-Akli becomes eligible for health insurance coverage through a new employer, or ceases to be eligible for COBRA during the 12 month period).

Amended and Restated Change in Control Severance Benefit Plan
In 2021, the Board adopted the Severance Plan. The purpose of the Severance Plan is to provide severance pay and benefits to employees of the Company at the level of Executive Vice President and above in the event their employment with the Company is terminated following a change in control event, to provide such employees with an incentive to remain with the Company, and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value. Each of our currently employed NEOs participates in the Severance Plan and, prior to their termination, Mr. Trizzino and Dr. Draghia-Akli were also eligible to participate in the Severance Plan. This section summarizes the terms of the Severance Plan for each of our eligible NEOs.
The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a reason other than cause death or disability or as a result of a “Constructive Termination” either (i) within a certain protected period set forth in the table below (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) within the one-year period prior to the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change in Control.
The specific periods of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered by termination, and the severance payment and benefits provided pursuant to the Severance Plan, are as follows:

Severance(1)(2)
Executive	Protected Period	Severance Payment	Continuation of Benefits Period
John C. Jacobs	24 months	24 months salary	18 months
James P. Kelly	12 months	12 months salary	12 months
Elaine O'Hara	12 months	12 months salary	12 months
Mark J. Casey, J.D.	12 months	12 months salary	12 months
Ruxandra Draghia-Akli, M.D., Ph.D.	12 months	12 months salary	12 months
(1)If a triggering event occurs, the participant is entitled to a lump sum severance payment; a bonus equal to 100% of the target annual performance bonus for the year in which the termination date occurred multiplied by the length in years of the participant’s severance benefit period; and an amount equal to the product of 1.02 multiplied by 12 (or 18 for Mr. Jacobs) multiplied by the monthly premium for the cost of insuring the NEO and the NEO’s eligible dependents under the company’s group health plans in which the NEO participated immediately prior to the date of such termination (the “COBRA Subsidy”).
(2)The NEOs are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and accrued but unused vacation pay, and availability for distribution of plan balances under the Company’s 401(k) plan.
In addition, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met. In addition, all vested awards will remain exercisable, as applicable, for a specified period (24 months for Mr. Jacobs and 12 months for Messrs. Kelly and Casey, Ms. O’Hara, and Dr. Draghia-Akli) or for the original term of the award, if shorter.

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Executive Officers and Compensation
As used in the Severance Plan, the below terms have the following meanings:

Term	Definition
Involuntary Termination without Cause	The termination of an eligible employee’s employment which is initiated by the Company for a reason other than Cause

Cause
•conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the eligible employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement, or any crime that results in or is intended to result in personal enrichment at the expense of the Company
•material breach of any agreement entered into between the eligible employee and the Company that impairs the Company’s interest therein
•willful misconduct, significant failure to perform the eligible employee’s duties, or gross neglect by the eligible employee of the eligible employee’s duties
•engagement in any activity that constitutes a material conflict of interest with the Company

Constructive Termination
A termination initiated by an eligible employee because any of the following events or conditions has occurred:
•a change in the eligible employee’s position or responsibilities (including reporting responsibilities) which represents an adverse change from the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the eligible employee of any duties or responsibilities which are inconsistent with the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the eligible employee’s employment for Cause or the termination of an eligible employee’s employment because of an eligible employee’s disability or death, or except resulting from a voluntary termination by the employee other than as a result of a Constructive Termination
•a material reduction in the eligible employee’s pay or any material failure to pay the eligible employee any compensation or benefits to which the eligible employee is entitled within five days of the date due
•the Company’s requiring the eligible employee to relocate his principal worksite to any place outside a 50 mile radius of the eligible employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control
•the failure by the Company to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the eligible employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the eligible employee
•any material breach by the Company of any provision of the Severance Plan
•the failure of the Company to obtain an agreement, from any successors and assigns to assume and agree to perform the obligations created under the Severance Plan as a result of a Change in Control

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Term	Definition

Change in Control
•A sale, lease, license, or other disposition of all or substantially all of the assets of the Company
•A consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than 50% of the outstanding voting power of the surviving entity and its parent following the consolidation, merger, or reorganization
•Any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of the Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction and other than as part of a private financing transaction by the Company
•A change in the Incumbent Board, which occurs if the existing members of the Board on the date the Severance Plan was initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member is approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office

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Executive Officers and Compensation
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the payments and benefits that would be payable to our NEOs as of December 31, 2025, in the event of the various termination scenarios, pursuant to the NEO’s applicable employment agreement and the Severance Plan, as applicable, including termination of employment other than for cause, termination of employment for cause, and termination of employment in connection with a change in control.

		Triggering Event
Executive	Benefit	Termination Other Than for Cause or Resignation for Good Reason(1) ($)	Termination For Cause or Resignation Other Than for Good Reason(2) ($)	Termination as a Result of Death or Disability(3) ($)	Termination in Connection with a Change in Control(4) ($)
John C. Jacobs	Severance Payment	1,196,250	—	—	1,595,000
	Bonus(5)	—	—	—	1,348,066
	Equity Awards(6)	559,084	—	2,540,252	5,080,503
	Health Insurance(7)	56,120	—	—	56,120
	Total	1,811,454	—	2,540,252	8,079,689
James P. Kelly	Severance Payment	576,223	—	—	576,223
	Bonus(5)	—	—	—	286,614
	Equity Awards(6)	—	—	870,428	1,740,856
	Health Insurance(7)	37,413	—	—	37,413
	Total	613,636	—	870,428	2,641,106
Elaine O'Hara	Severance Payment	565,136	—	—	565,136
	Bonus(5)	—	—	—	280,568
	Equity Awards(6)	—		902,496	1,804,992
	Health Insurance(7)	37,413	—	—	37,413
	Total	602,549	—	902,496	2,688,109
Mark J. Casey, J.D.	Severance Payment	581,196	—	—	581,196
	Bonus(5)	—	—	—	288,938
	Equity Awards(6)	—	—	587,261	1,174,521
	Health Insurance(7)	30,403	—	—	30,403
	Total	611,599	—	587,261	2,075,058
Ruxandra Drahia-Akli, M.D., Ph.D.	Severance Payment	600,000	—	—	600,000
	Bonus(5)	—	—	—	300,000
	Equity Awards(6)	—	—	364,604	729,207
	Health Insurance(7)	29,550	—	—	29,550
	Total	629,550	—	364,604	1,658,757
(1)On December 31, 2025, the Company had employment agreements with Messrs. Jacobs, Kelly, and Casey, Ms. O’Hara, and Dr. Draghia-Akli which provided for a lump sum cash severance payment if the executive’s employment was terminated without “cause” or the executive resigned for “good reason” equal to 18 months’ base salary for Mr. Jacobs and 12 months’ base salary for Messrs. Kelly and Casey, Ms. O’Hara, and Dr. Draghia-Akli. In addition, each of Messrs. Kelly and Casey, Ms. O’Hara, and Dr. Draghia-Akli was also entitled to a payment of a specified number of months of the COBRA Subsidy (18 months for Mr. Jacobs and 12 months for Messrs. Kelly and Casey, Ms. O’Hara, and Dr. Draghia-Akli). Mr. Jacobs was further entitled to the full accelerated vesting of the unvested portion of his stock option grant and RSU grant made by the Company on January 23, 2023, and is entitled to exercise all such outstanding vested stock options held at termination (including any accelerated options or grants) during the 90-day period following the date of termination.
(2)In the event an NEO’s employment or service is terminated for cause or the NEO resigns without good reason, the Company has no further obligation to the NEO other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date.
(3)In the event an NEO’s employment or service is terminated as a result of Death or Disability, the Company has no further obligation to the NEO other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date, as well as the equity acceleration set forth above.

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(4)On December 31, 2025, each of our NEOs (other than Mr. Trizzino) was eligible to participate in the Severance Plan, which provides for payments and benefits upon an executive’s qualifying termination during the protected period, as described in more detail above under “Amended and Restated Change in Control Severance Benefit Plan.” Under the Severance Plan, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met.
(5)Bonus equals 100% of the NEO’s target annual bonus award for 2025, expressed as a monthly payment, multiplied by the participant’s severance benefit period, expressed monthly (24 months for Mr. Jacobs and 12 months for each of Messrs. Kelly and Casey, Ms. O’Hara, and Dr. Draghia-Akli).
(6)Column (3) amounts represent the value of all unvested equity awards outstanding at the closing price on December 31, 2025, the last trading day in 2025, $6.72, minus any applicable exercise price.
(7)Reflects the premiums for medical, dental, vision and EAP coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2025.

Termination as a Result of Death or Disability
In the event an NEO’s employment or service is terminated as a result of death or disability, all outstanding equity awards granted to the NEO on or after March 2016 will vest as to 50% of the unvested portion of each grant as of the termination date. Otherwise, the Company has no further obligation to the NEO other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date. If the NEO dies while he is a service provider to the Company (or within three months after the date on which the NEO ceases to be a service provider), vested and exercisable options may be exercised by the NEO’s estate for one year following the NEO’s death (or until the end of the original term of the option, if earlier). If the NEO becomes disabled while he is a service provider to the Company, vested and exercisable options may be exercised by the NEO for a period of one year after the NEO ceases to be a service provider due to a disability (or until the end of the original term of the option, if earlier).

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Executive Officers and Compensation
2025 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information describes the relationship of the annual and quarterly total compensation of our employees and the annual total compensation of John C. Jacobs, our President and Chief Executive Officer, who was serving as our Chief Executive Officer as of the determination date.
For 2025:

	2025 Annual Total Compensation ($)	Pay Ratio Estimate (Approximately)
Mr. Jacobs (our President and Chief Executive Officer)	8,856,015
The median of all employees, other than Mr. Jacobs	169,449
		52:1
To identify its median employee and determine the annual total compensation of that median employee and the CEO:
•The Company determined that, as of December 31, 2025, its employee population consisted of approximately 751 individuals, with approximately 587 employees based in the United States, 148 employees located in Sweden, 15 employees located in the Czech Republic, and 1 employee located in Switzerland. All employees are included, whether employed as full-time, part-time, temporary, or seasonal employees, and base compensation was annualized for any full-time employee that was not employed for all of fiscal year 2025.
•We identified our median employee by reviewing data reflected in compensation records consisting of base salary and annual cash incentive payments, which were consistently applied to all employees included in the calculation. Base salary and annual cash incentive payments were used because they represent the Company’s principal broad-based compensation elements.
•No cost-of-living adjustments were made in identifying the median employee. For compensation of employees located in Sweden, Czech Republic, and Switzerland, the exchange rate used was the same as for financial statement translation purposes at December 31, 2025.
•All of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, were totaled, resulting in annual total compensation of $169,449.
The CEO Pay Ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records, and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table reports the compensation of our CEO (our Principal Executive Officer, or PEO) and the average compensation of the Named Executive Officers other than our PEO (Other NEOs or Non-PEO NEOs) as reported in the Summary Compensation Table in our proxy statements for the past five years, as well as their “compensation actually paid” (CAP), as calculated pursuant to SEC rules and certain financial performance measures required by the rules. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:
Year(1) (a)	Summary Compensation Table Total for Former PEO(2) (b)	Compensation Actually Paid to Former PEO(3) (c)	Summary Compensation Table Total for Current PEO(2A) (d)	Compensation Actually Paid to Current PEO(3A) (e)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (f)	Average Compensation Actually Paid to Non-PEO NEOs(5) (g)	Total Shareholder Return(6) (h)	Peer Group Total Shareholder Return(7) (i)	Net Income (Loss) (in thousands)(8) (j)	Revenue (in thousands)(9) (h)
2025	$—	$—	$8,856,015	$6,310,790	$2,699,657	$2,020,841	$6.03	$84.57	$440,302	$1,123,479
2024	$—	$—	$5,087,461	$7,106,840	$1,543,545	$2,097,066	$7.21	$60.09	$(187,499)	$682,162
2023	$3,827,483	$144,984	$7,269,509	$3,775,263	$1,712,674	$1,290,595	$4.30	$59.25	$(545,062)	$983,705
2022	$8,401,283	$(36,557,042)	$—	$—	$3,337,772	$(11,909,621)	$9.22	$50.34	$(657,939)	$1,981,872
2021	$1,118,030	$43,604,574	$—	$—	$1,546,408	$10,871,879	$128.30	$69.59	$(1,743,751)	$1,146,290
(1)    Mr. Stanley C. Erck served as our former President and Chief Executive Officer, during 2021, 2022 and 2023, until he retired from such position on January 23, 2023. Mr. John C. Jacobs has served as our President and Chief Executive Officer since January 23, 2023. The Other NEOs reflected in columns (f) and (g) above represent the following individuals for each of the years shown:
2025 – James Kelly, Elaine O'Hara, Ruxandra Draghia-Akli M.D., John Trizzino, and Mark Casey
2024 – James Kelly, Elaine O'Hara, Filip Dubovsky M.D., John Trizzino, and Mark Casey
2023 – James Kelly, Filip Dubovsky M.D., John Trizzino, and Mark Casey
2022 – James Kelly, John Trizzino, Gregory Glenn, and John Herrmann III
2021 – James Kelly, Gregory Covino, John Trizzino, Gregory Glenn, and John Herrmann III
(2)(2A)(4)    The dollar amounts reported in column (b) and column (d) are the amounts of total compensation reported for Mr. Erck and Mr. Jacobs, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Other NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(3)(3A)(5)    The dollar amounts reported in column (c) and column (e) represent the amount of “compensation actually paid” to Mr. Erck and Mr. Jacobs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our current PEO, our former PEO, or the Other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEOs’ and the Other NEOs’ total compensation for each year to determine the compensation actually paid for 2025:

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	2025
	Current PEO	Non-PEO NEOs
Summary Compensation Table Total	$8,856,015	$2,699,657
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	$(7,308,727)	$(1,709,079)
Year End Fair Value of Equity Awards Granted in the Year	$5,805,314	$1,265,630
Change in Fair Value of Outstanding and Unvested Equity Awards based on Change in Fair Value from Prior Year End to Applicable Year End	$(982,072)	$(173,632)
Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year based on Change in Fair Value from Prior Year End to Vesting Date	$(59,740)	$(61,735)
Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$—	$—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—
Total Equity Award Adjustments	$(2,545,225)	$(678,816)
Compensation Actually Paid	$6,310,790	$2,020,841
(a)Compensation Actually Paid excludes the amounts reported in the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table.
For the values of equity awards included in the above table, fair values are calculated in accordance with FASB ASC Topic 718. which, in the case of performance-based awards, are based on the probable outcome of the performance conditions as of the applicable measuring date or actual performance results approved by the Compensation Committee as of the applicable vesting date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant.
(6)Represents the cumulative total return on $100 invested in the Company’s Common Stock as of the last day of public trading of the Company’s Common Stock in fiscal year 2020 through the last day of public trading of the Company’s Common Stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2025, 2024, 2023, 2022, or 2021.
(7)Represents the weighted cumulative total return on $100 invested as of the last day of public trading in fiscal year 2020 through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Growth Biotechnology Subsector Index for all four fiscal years disclosed, which is the same peer group used in our Annual Report on Form 10-K for each of these years for purposes of Item 201(e) of Regulation S-K. The return of this index is calculated assuming reinvestment of dividends during the period presented.
(8)The dollar amounts reported represent the amount of net income (loss) reflected in our Annual Report on Form 10-K for the applicable year.
(9)The dollar amounts reported represent the amount of revenue reflected in our Annual Report on Form 10-K for the applicable year. We have identified revenue as our company selected measure (“CSM”) as we believe it represents the most important financial performance measure used to link compensation actually paid to our NEOs to Company performance.

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Graphs & Narratives
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
(1)TSR: Company versus Peer Group
The following chart compares (i) the cumulative total return on $100 invested as of the end of fiscal year 2020 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2020 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the five most recently completed fiscal years:

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Executive Officers and Compensation
(2)TSR: Compensation Actually Paid and Cumulative TSR
The following chart compares compensation actually paid to (i) the cumulative total return on $100 invested as of the end of fiscal year 2020 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2020 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the five most recently completed fiscal years:

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(3)Net Income: Compensation Actually Paid and Net Income (Loss)
The following chart compares compensation actually paid to our net income (loss) during the five most recently completed fiscal years:

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Executive Officers and Compensation
(4)Compensation Actually Paid and Company Selected Measure – Revenue
The following chart compares compensation actually paid to our revenue during the five most recently completed fiscal years:

Financial Performance Measures
The performance measures listed below represent the most important financial performance measures used by the Company to link compensation actually paid to the current PEO and the Other NEOs in 2025 to the Company’s performance:
•Revenue (our CSM)
•Relative TSR (the Company’s TSR as compared to a peer group)
•Net income

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Proposal 3—Amendment and Restatement of the 2015 Stock Plan
At the Annual Meeting, stockholders will be asked to approve the adoption of the Amended and Restated 2015 Stock Incentive Plan, which was adopted by our Board on April 22, 2026 (the “Amended 2015 Stock Plan”). The 2015 Stock Plan was originally adopted by our Board on March 5, 2015, and approved by Novavax stockholders on June 18, 2015, with an amendment thereto approved by our stockholders on June 9, 2016, and an amendment and restatement thereof approved by our stockholders on each of June 15, 2017, June 14, 2018, June 28, 2019, June 25, 2020, June 17, 2021, June 16, 2022, and July 11, 2023. Currently, 27,470,000 shares are authorized for issuance under the 2015 Stock Plan.
As discussed further below, stockholders are being asked to approve the Amended 2015 Stock Plan to enable us to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan (including pursuant to the exercise of incentive stock options) by 9,400,000 shares.

If stockholders do not approve this proposal, the Amended 2015 Stock Plan will not become effective and our 2015 Stock Plan will remain in effect in accordance with its terms.

Equity grants are an essential element of our compensation program. Stockholder approval of the Amended 2015 Stock Plan will allow us to continue to attract and retain high quality and high performing directors, executives, and other employees with equity incentives.

The Company is in a critical stage for its ultimate long-term success. As we remain focused on driving both near and long-term value with our Matrix-M technology built on a lean and efficient operating model, it is essential that we continue to be able to attract, retain, and reward highly qualified talent in an extremely competitive recruitment and retention market, and our ability to grant equity awards is key to our successful retention efforts.

The Board approved the Amended 2015 Stock Plan and the additional shares of Common Stock authorized for issuance under it based upon its review and consideration of:
•the Company’s historical rates of equity award issuances
•the dilutive impact to stockholders
•equity plan guidelines established by certain institutional investors and proxy advisory firms
•advice provided by Pearl Meyer, the Compensation Committee’s independent consultant
The Board believes that it is in the best interest of the Company’s stockholders for the Company’s employees (including its officers), directors, and consultants to have an ownership interest in the Company and that granting equity awards to such persons motivates them to contribute to the Company’s success.
Given the emphasis placed on equity awards in the Company’s compensation philosophy, we anticipate that the remaining shares of Common Stock available for issuance under the 2015 Stock Plan are not sufficient to continue implementing the Company’s stock incentive program over the next year, taking into account our historical burn rate (discussed below) and certain other factors, including the Company’s anticipated need to retain and attract employees with appropriate levels of experience and talent. As of April 23, 2026, our 2015 Stock Plan had 2,677,122 shares of Common Stock available for future grant as equity awards. Accordingly, on April 22, 2026, our Board approved the Amended 2015 Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan by 9,400,000 shares and to increase the number of shares of Common Stock that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options by 9,400,000 shares. The Amended 2015 Stock Plan is being submitted to the Company’s stockholders for approval.

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The Board believes the Amended 2015 Stock Plan continues to promote the interests of our stockholders and continues to be consistent with principles of good corporate governance including:
    Independent Committee. The Amended 2015 Stock Plan will continue to be administered by the Compensation Committee and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet the Nasdaq Global Select Market (“Nasdaq”) standards for independence and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.
    Stockholder Approval is Required for Additional Shares. The Amended 2015 Stock Plan does not contain an annual “evergreen” provision. The Amended 2015 Stock Plan authorizes a fixed number of shares and, as a result, stockholder approval is required to issue any additional shares under awards under the Amended 2015 Stock Plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.
    Limit on Non-Employee Director Compensation. Under the Amended 2015 Stock Plan, the aggregate value of all compensation paid or granted to a non-employee director for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan in respect of such individual’s service on the Board, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board).
    No Discounted Stock Options or SARs. All stock options and SARs under the Amended 2015 Stock Plan must have an exercise price or base value that is not less than the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
    Performance Awards. Under the Amended 2015 Stock Plan, the Compensation Committee may grant performance-based awards designed to reward individual and Company performance.
    No Repricing. Other than in connection with a corporate transaction affecting the Company, the Amended 2015 Stock Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval in accordance with Nasdaq requirements.
    No Liberal Share Recycling. Shares retained or withheld by or delivered to the Company to satisfy the purchase or exercise price of (or withholding taxes applicable to) an award and the total number of shares subject to a SAR any portion of which is settled in shares reduce the number of shares available for issuance under the Amended 2015 Stock Plan. In addition, the number of shares available for delivery under the Amended 2015 Stock Plan will not be increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.
    Minimum Vesting Provisions. The Amended 2015 Stock Plan requires a minimum vesting period of at least one year for all awards granted under the plan, subject to carve-outs for awards not exceeding five percent of the total shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan and awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting.
    Non-Discretionary Treatment of Awards on a Change in Control. The Amended 2015 Stock Plan provides that, upon the consummation of a corporate transaction (as described below), if an award is not assumed or substituted by the acquiring or succeeding company in such transaction, the vesting of the award will automatically accelerate, with the performance-based vesting of any award determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the

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corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction.
    Clawback Policy. Awards under the Amended 2015 Stock Plan are subject to recoupment in accordance with any applicable Company clawback or recoupment policy that may be adopted by the Board or as otherwise required by law or applicable listing standards. The Board has adopted the Clawback Policy, which provides that, if the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, certain incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.
    Payment of Dividends. The Amended 2015 Stock Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards.
EXISTING EQUITY PLAN INFORMATION
We maintain our 2015 Stock Plan under which we have granted equity awards since its adoption in 2015. In 2023, our Board adopted the Novavax, Inc. 2023 Inducement Plan (the “Inducement Plan”), pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company (see “Equity Compensation Plan Information” below for more information on the Inducement Plan).
In 2025, the Company granted options to purchase a total of 2,461,163 shares and 3,705,898 RSUs under the 2015 Stock Plan and did not grant any awards under the Inducement Plan. Our 2025 burn rate (which excludes shares granted under our ESPP) was determined to be 3.8%. Under our ESPP, we granted options to purchase 576,825 shares in 2025, 468,215 shares in 2024 and 196,239 shares in 2023. The following table provides information regarding the three-year average burn rate for the preceding three fiscal years (not including ESPP shares) as follows:

	Stock Options and SARs Granted	Full Value Awards Granted	Performance- Vesting Stock Options and Full Value Awards Granted	Total	Burn Rate(1)
2025	2,461,163	3,705,898	—	6,167,061	3.8%
2024	834,041	4,588,594	—	5,422,635	3.6%
2023	1,444,396	3,678,442	—	5,122,838	5.1%
Three-year average	1,579,867	3,990,978	—	5,570,845	4.2%
(1)Our weighted average common shares outstanding in each of the last three years was: 2025, 161,991,000; 2024, 152,190,000; and 2023, 100,768,000. Our burn rate is calculated by taking the total awards granted divided by the weighted average common shares outstanding for the relevant fiscal year.
In 2025 and through April 23, 2026, the Company granted options to purchase a total of 4,520,245 shares and 6,705,634 RSUs under our 2015 Stock Plan. In 2025 and through April 23, 2026, the Company did not grant any options to purchase shares or any RSUs under the Inducement Plan. As of April 23, 2026, our 2015 Stock Plan had 2,677,122 shares of Common Stock available for future grant as equity awards. If the Amended 2015 Stock Plan is approved, the total number of shares of Common Stock that will be available for future awards under the Amended 2015 Stock Plan will be 12,077,122, which is the sum of 9,400,000 shares, plus the number of shares currently available under the 2015 Stock Plan. If the stockholders do not approve the Amended 2015 Stock Plan, the Amended 2015 Stock Plan will not become effective, and additional awards will only be granted from the shares currently available under the 2015 Stock Plan. Equity awards have historically been granted deep within the Company employee base, demonstrating that the 2015 Stock Plan is truly a broad-based plan. All of our U.S.-based employees are eligible to receive annual equity awards, with only 44% of total annual equity awards granted to our executive officers in 2026.

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Our burn rate does not include the ESPP. The number of shares issued under the ESPP in the past three years is: 2025, 576,825; 2024, 468,215; and 2023, 196,239 For more information about the ESPP, including the proposed additional shares requested to become available for issuance under the ESPP, please see Proposal 4.
POTENTIAL DILUTION
As of April 23, 2026, 164,427,429 shares of Common Stock were outstanding. The following table provides information regarding the number of shares subject to each type of outstanding award under the 2015 Stock Plan, the 2005 Stock Plan (though no future awards were made under such plan following the adoption of the 2015 Stock Plan), and the Inducement Plan, the number of shares of our Common Stock available for future awards under the 2015 Stock Plan and the Inducement Plan, the number of additional shares that would be available for future awards under the Amended 2015 Stock Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of April 23, 2026.

	Number of Outstanding Shares	As a Percentage of Stock Outstanding on a Fully Diluted Basis
Outstanding stock options and SARs (with performance-based stock options measured at maximum)	7,358,892	4.1%
Outstanding RSUs (with performance-based RSUs measured at maximum)	5,855,833	3.3%
Total shares subject to outstanding awards under the 2015 Stock Plan, the 2005 Stock Plan, and the Inducement Plan	13,214,725	7.4%
Total shares available for future awards under the Inducement Plan	177,570	0.1%
Total shares available for future awards under the 2015 Stock Plan	2,677,122	1.5%
Proposed additional shares available for future awards under the Amended 2015 Stock Plan	9,400,000	5.0%
Total potential dilution	25,469,417	13.4%
As indicated by the numbers in the table above, as of April 23, 2026, the potential dilution under our 2015 Stock Plan, 2005 Stock Plan, and the Inducement Plan was 9.0%. If the Amended 2015 Stock Plan is approved by our stockholders, our potential dilution will be 13.4%.

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SUPPLEMENTAL EQUITY COMPENSATION PLAN INFORMATION
The following table provides supplemental information on the Company’s equity compensation plans as of April 23, 2026, in addition to the required information presented under “Equity Compensation Plan Information” included elsewhere in this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(3)	Weighted- Average Remaining Term of Outstanding Options, Warrants, and Rights (c)	Number of Restricted Stock Unit Awards Outstanding (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (e)
Equity compensation plans approved by security holders(1)	6,914,709	16.28	7.9	5,837,300	3,029,064
Equity compensation plans not approved by security holders(2)	444,183	10.67	6.9	18,533	177,570
Total	7,307,509	15.95	7.9	5,855,833	3,206,634
(1)Includes our 2015 Stock Plan and ESPP.
(2)Includes the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)The weighted-average exercise price in column (b) excludes RSUs, which do not have an exercise price.
REASONS FOR SEEKING STOCKHOLDER APPROVAL
Our Board believes the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain appropriately qualified and industry experienced employees and directors. Our Board also believes equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes the availability of 9,400,000 additional shares of Common Stock under the Amended 2015 Stock Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next two years. The Compensation Committee determined that reserving shares sufficient for approximately two years of new awards at historical grant rates is in the range of common practice within our industry. However, we cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2015 Stock Plan could last for a shorter or longer period of time.
SUMMARY OF THE AMENDED 2015 STOCK PLAN
The following summary describes the material terms of the Amended 2015 Stock Plan. This summary of the Amended 2015 Stock Plan is not a complete description of all provisions of the Amended 2015 Stock Plan and is qualified in its entirety by reference to the Amended 2015 Stock Plan, which is filed as Appendix A to this Proxy Statement.

Purpose
The purpose of the Amended 2015 Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers, and directors of, as well as consultants and advisors to the Company, its parents, and its subsidiaries.

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Administration
The Amended 2015 Stock Plan is administered by the Compensation Committee and its authorized delegates. Subject to the terms of the Amended 2015 Stock Plan, the Compensation Committee has the authority to determine the individuals to whom, and the time or times at which, awards are made, the number of shares of Common Stock subject to each award, and the terms of all awards and all award agreements; to construe the plan and the award agreements under the plan; to prescribe the forms, rules and procedures relating to the plan; to determine the form of settlement of awards (whether in cash, shares of Common Stock, or other property); and to make all other determinations and take all other actions that are, in the Compensation Committee’s judgment, necessary or desirable for the administration of the Amended 2015 Stock Plan. The Compensation Committee’s construction and interpretation of the terms and provisions of the Amended 2015 Stock Plan and any award agreement are final and conclusive.

Shares Reserved
Subject to adjustment as described below, the number of shares of Common Stock that are reserved for issuance under the Amended 2015 Stock Plan is 36,870,000 shares. Shares of Common Stock underlying any award made under the Amended 2015 Stock Plan to the extent the award expires, terminates or is forfeited, in whole or in part, without the issuance of shares become available for issuance again under the Amended 2015 Stock Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR, any portion of which is settled in shares of Common Stock, are treated as issued under the Amended 2015 Stock Plan. The shares available for issuance under the Amended 2015 Stock Plan are not increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises. The closing price of a share of Common Stock as reported on Nasdaq on April 23, 2026 was $8.15 per share.

Maximum Number of Shares Available under Incentive Stock Options
The maximum aggregate number of shares that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options is 36,870,000.

Non-Employee Director Limits
The aggregate value of all compensation paid or granted to a non-employee director solely for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board). These limitations do not apply to any compensation granted or paid to a non-employee director for his or her services to the Company other than as a non-employee director, including as a consultant or advisor.

Eligible Participants
The Compensation Committee may select recipients of awards from among key employees, officers, or directors of, or consultants or advisors to the Company and its parents and subsidiaries who are expected to contribute to the Company’s future growth and success. Eligibility for stock options intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, (the “Code”) is limited to employees of the Company or its parents and subsidiaries, in accordance with Section 422 of the Code. As of April 23, 2026, 691 employees, including all of our executive officers, 17 consultants and advisors, and 8 directors are eligible to participate in the Amended 2015 Stock Plan.

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Awards
The Amended 2015 Stock Plan provides for grants of stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs, and performance awards. Dividend equivalents may also be provided in connection with awards under the Amended 2015 Stock Plan.
•Restricted and Unrestricted Stock. A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.
•Stock Options and SARs. The Amended 2015 Stock Plan provides for the grant of incentive stock options, non-statutory stock options and SARs. Stock options entitle the holder to acquire shares of Common Stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the closing price of the shares of Common Stock subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported). The Amended 2015 Stock Plan will be administered based on closing prices on the dates of grants (or, on the immediately preceding date on which a closing price was reported, as described above), which may differ substantially from market prices shortly following the grants. The Compensation Committee will determine when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years); however, in general, if (i) a participant holds an outstanding but unexercised stock option or SAR on the date that is ten years from the date of grant (or, in the case of a stock option or SAR with a maximum term of less than ten years, the last day of such maximum term) and has not exercised such stock option or SAR as of the regular closing time of the exchange on which shares of Common Stock are traded on the last day of the applicable term of the stock option or SAR, (ii) on such date shares of Common Stock is publicly traded, and (iii) at such time the value of a share of Common Stock (measured based on the closing price of a share of Common Stock) is greater than the exercise price or base value applicable to such stock option or SAR, such stock option or SAR to the extent then vested and exercisable will be automatically exercised on the last day of the applicable term and the number of shares of Common Stock otherwise to be delivered upon exercise of the stock option or SAR will be reduced by, in the case of a stock option, a number of shares having a value equal to the aggregate exercise price of the stock option being exercised and, in the case of a stock option or SAR, a number of shares having a value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under FASB ASC Topic 718 or any successor provision).
•Stock Units. A stock unit award is denominated in shares of Common Stock and entitles the recipient to receive stock or cash measured by the value of the shares in the future. The delivery of Common Stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.
•Performance Awards. A performance award is an award of a stock option, SAR, restricted stock, or RSU, the vesting, settlement, or exercisability of which is subject to specified performance criteria.

Vesting
The Compensation Committee will determine the time or times at which awards will vest or become exercisable, provided that no award may vest prior to the first anniversary of the grant date, subject to the Compensation Committee’s discretion to accelerate the vesting of an award. However, this one-year minimum vesting provision does not apply to awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting or to awards representing a number of shares of Common Stock not exceeding five percent of the number of shares of Common Stock that may be delivered in satisfaction of awards under the Amended 2015 Stock Plan.

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Termination of Employment or Service
The Compensation Committee determines the effect of the termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and SARs will terminate, all other unvested awards will be forfeited, and vested stock options and SARs then held by the participant will remain exercisable for a period of three months, or 12 months in the case of death or disability, following such termination of employment or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant, whether vested or unvested, immediately prior to the participant’s termination of employment or service will terminate if such termination is for cause.

Non-Transferability of Awards
In general, awards under the Amended 2015 Stock Plan may not be transferred except by will or the laws of descent and distribution, unless, in the case of awards other than incentive stock options, expressly permitted in the agreement evidencing the award. Awards other than incentive stock options may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Exchange Act).

Recovery of Compensation
The Compensation Committee may cancel, rescind, withhold, or otherwise limit or restrict any award at any time under the Amended 2015 Stock Plan, and may provide that any proceeds from the exercise or disposition of any award, and any other amounts received in respect of any award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the participant is not in compliance with the provisions of the Amended 2015 Stock Plan or the award or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation, no-hire, non-disparagement, invention assignment, confidentiality, or other restrictive covenant by which the participant is bound. The Compensation Committee also may recover any award or payments or gain with respect to any award under the Amended 2015 Stock Plan in accordance with any applicable Company clawback, recoupment or similar policy or policies, including but not limited to the Clawback Policy, as any such policy or policies may be in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards. The Board has adopted the Clawback Policy, which provides that, if the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, certain incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.

Adjustment Provisions
If the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company or increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made to (a) the maximum number and kind of shares reserved for issuance under the Amended 2015 Stock Plan, (b) the maximum number of shares that can be issued upon exercise of incentive stock options under the Amended 2015 Stock Plan, (c) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2015 Stock Plan, and (d) the exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change, without (in the case of stock options or SARs) changing the aggregate exercise price (or base values) for such awards.

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Change in Control
In the event of a corporate transaction in which awards are not assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide for the accelerated vesting or delivery of shares under awards and may provide for (a) the cash-out of outstanding awards or (b) the termination of awards that are not exercised prior to the consummation of the transaction. In the event of a corporate transaction in which awards are assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide that such awards will continue in existence with appropriate adjustments or modifications. The performance-based vesting of any award will be determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target, with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction. Except as the Compensation Committee may otherwise provide in any case, all awards will terminate automatically or, in the case of restricted stock, will be forfeited automatically upon the consummation of a covered transaction other than awards that are assumed by the acquiring or succeeding corporation. In general, a corporate transaction under the Amended 2015 Stock Plan means a consolidation, merger, combination or reorganization of the Company, the sale, lease or other disposition of all or substantially all of the assets of the Company, a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, or a dissolution or liquidation of the Company.

Prohibition on Repricing
Except in connection with certain corporate transactions involving the Company, the Company may not, without obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such awards, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value applicable to the original award, or cancel outstanding stock options or SARs that have an exercise price or base value greater than the closing price of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

Plan Amendments and Termination
The Board may at any time, and from time to time, modify or amend the Amended 2015 Stock Plan in any respect, except that any such modification or amendment will be subject to stockholder approval to the extent required by applicable tax or securities laws or stock exchange listing requirements, and no such modification or amendment may adversely affect the rights under an award previously granted to a participant without such participant’s consent. The Compensation Committee may amend outstanding award agreements only with the consent of the affected participant, except that the Administrator, without the consent of the affected participant, may amend or modify the terms and provisions of the Amended 2015 Stock Plan and of any outstanding incentive stock options granted under the Amended 2015 Stock Plan to the extent necessary to qualify any or all such stock options as incentive stock options or to the extent necessary to ensure the qualification of the Amended 2015 Stock Plan under Rule 16b-3 (if then applicable) or compliance with, or exemption from, Section 409A of the Code. The Board may at any time suspend or terminate the Amended 2015 Stock Plan except that any such suspension or termination may not adversely affect the rights under an award previously granted to a participant while the Amended 2015 Stock Plan is in effect without the consent of the affected participant. Unless sooner terminated by the Board, the Amended 2015 Stock Plan will terminate on April 19, 2034. Awards outstanding on that date will remain in force and effect in accordance with their terms.

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FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2015 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2015 Stock Plan. The summary does not address tax rates or non-U.S., state, or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

Restricted Stock
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2015 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options
In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and, generally, a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-statutory Stock Options
In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

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SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received, less any applicable base value. A corresponding deduction is generally available to the Company.

Restricted Stock Units
The grant of an RSU does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m)
Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to limited exceptions.

Certain Change in Control Payments
Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting, or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.
NEW PLAN BENEFITS
No awards under the Amended 2015 Stock Plan have been granted to date. Because future awards under the Amended 2015 Stock Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.
The following table sets forth the awards that were granted to our Named Executive Officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2015 Stock Plan since its inception.

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Name and Position	Time-Vesting Stock Options	Performance Vesting Stock Options	Time- Vesting SARs	Time- Vesting RSUs	Performance- Vesting RSUs
John C. Jacobs, President and Chief Executive Officer(1)	1,727,500	—	—	1,068,000	—
James P. Kelly, EVP, Chief Financial Officer and Treasurer	465,787	—	—	527,595	—
Elaine O'Hara, Chief Strategy Officer	431,000	—	—	407,000	—
Mark J. Casey, J.D., EVP, Chief Legal Officer and Corporate Secretary	465,694	—	—	351,198	—
John J. Trizzino, Former Chief Operating Officer and Chief Business Officer	302,832	146,250	18,400	301,416	2,344
Ruxandra Draghia-Akli, Former EVP, Research and Development	259,500	—	—	173,000	—
Executive Group	3,652,313	146,250	18,400	2,828,209	2,344
Each nominee for election as a director:
Gregg H. Alton, J.D., Director	65,270	—	—	39,770	—
Richard J. Rodgers, Director	68,765	—	—	47,370	—
Each associate of any such directors, executive officers or nominees	—	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—	—
Non-Executive Director Group	662,845	—	—	356,200	—
Non-Executive Officer Employee Group	9,468,205	732,500	174,000	15,592,711	60,509
(1)John C. Jacobs is also a nominee for election as a director.

The Board recommends that stockholders vote FOR
the amendment and restatement of the Novavax, Inc. Amended and Restated
2015 Stock Incentive Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Common Stock authorized for issuance under our equity compensation plans as of December 31, 2025. See also the information regarding stock options in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(2)	11,113,586	$18.58	7,255,492
Equity compensation plans not approved by security holders(3)	636,793	$10.45	106,290
Total	11,750,379	$17.89	7,361,782
(1)The weighted-average exercise price in column (b) excludes RSUs, which are not subject to an exercise price.
(2)Consists of the 2015 Stock Plan and ESPP.
(3)Includes the Inducement Plan only.

2023 Inducement Plan
On January 5, 2023, our Board adopted the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. Pursuant to the terms of the Inducement Plan, the Company may grant non-statutory stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs, and performance awards to individuals who were not previously an employee or director of the Company or individuals returning to employment after a bona fide period of non-employment with the Company. The Inducement Plan allows the Company to deliver up to 1,000,000 shares, subject to adjustment as contemplated by the provisions of the Inducement Plan. No equity was granted pursuant to the inducement plan during the year ended December 31, 2025.

NOVAVAX, INC. 2026 PROXY STATEMENT	79

Executive Officers and Compensation
Proposal 4—Amendment and Restatement of the ESPP
At the Annual Meeting, stockholders will be asked to approve the ESPP, as amended and restated, adopted by our Board on April 22, 2026 (the “Amended ESPP”). The ESPP was originally adopted by our Board on April 11, 2013, and approved by Novavax stockholders on June 13, 2013. As discussed further below, stockholders are being asked to approve the Amended ESPP to enable us to increase the number of shares of our Common Stock available for issuance pursuant to awards under the ESPP by 1,000,000 shares and respectively increase the overall cap on the shares available for issuance under the ESPP, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 4,820,564 shares of Common Stock. If stockholders approve the Amended ESPP, immediately following such approval there will be 3,375,888 shares available for issuance under the ESPP, which is eligible to be increased on January 1 of each year by 5% of the share pool subject to the overall cap of 4,820,564 shares.
The purpose of the Amended ESPP is to enable eligible employees of the Company to use payroll deductions to purchase shares of our Common Stock and thereby enhance the sense of participation in the affairs of the Company. Our Board believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to the Company’s ability to attract and retain appropriately qualified and industry experienced employees. Our Board also believes that the ownership of shares of our Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success.
We do not believe that the shares of our Common Stock currently available for purchase under the ESPP are sufficient to continue offering shares for purchase under the ESPP until its expiration in 2034. As of April 23, 2026, 351,942 shares of our Common Stock were available for purchase under the ESPP. Accordingly, on April 23, 2026 our Board adopted the Amended ESPP, subject to stockholder approval, which will increase the number of shares of our Common Stock reserved for purchase under the ESPP by 1,000,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 4,820,564 shares of Common Stock (the “Share Increase”). In establishing the Share Increase, our Board considered the potential dilutive impact to stockholders and the projected participation rate over the remaining term of the plan based on historic rates of participation in the ESPP. For information about options and RSUs outstanding under our existing equity plans and the number of shares available for issuance under such plans, each as of December 31, 2025, please see “Equity Compensation Plan Information” elsewhere in this Proxy Statement. For additional information about dilution related to our equity compensation plans, please see Proposal 3.
SUMMARY OF THE AMENDED ESPP
The following summary describes the material terms of the Amended ESPP. This summary of the Amended ESPP is not a complete description of all provisions of the Amended ESPP and is qualified in its entirety by reference to the Amended ESPP, which is filed as Appendix B to this Proxy Statement.

Purpose
The purpose of the Amended ESPP is to enable our eligible employees and eligible employees of certain of our subsidiaries to purchase shares of our Common Stock and thereby enhance their sense of participation in the affairs of the Company. The Amended ESPP will allow eligible employees to purchase, through payroll deductions, shares of our Common Stock at a discount from the market price of the stock at the time of purchase. The Amended ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

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Executive Officers and Compensation

Administration
The Compensation Committee of the Board will administer the Amended ESPP, but is authorized to delegate its duties and authority to officers and employees of the Company in its discretion and to the extent permitted by applicable law. The Compensation Committee has the authority to determine eligibility under the Amended ESPP, to interpret the Amended ESPP, to prescribe forms, rules, and procedures under the Amended ESPP, to adopt, amend, rescind, administer, and interpret such forms, rules, or procedures and otherwise to do all things necessary or advisable to carry out the terms of the Amended ESPP. All determinations and decisions by the Compensation Committee regarding the interpretation and application of the Amended ESPP are final and binding on all parties.

Stock Subject to the Amended ESPP
Subject to adjustment, as described below, the maximum aggregate number of shares of our Common Stock available for purchase under the Amended ESPP is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 4,820,564. If any right to purchase shares under the Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of our Common Stock subject to such right will again be available for purchase under the Amended ESPP. The closing price of share of Common Stock as reported on Nasdaq on April 23, 2026 was $8.15 per share.

Eligibility
Our employees who (i) customarily work at least 20 hours per week, (ii) customarily work more than five months in a calendar year, and (iii) have been employed by the Company no less than five business days as of the first day of an offering period are eligible to participate in the Amended ESPP. The Compensation Committee may establish additional eligibility requirements prior to the commencement of the applicable offering period. An employee who is an eligible employee on the first day of an offering period may elect to participate in the Amended ESPP for such offering period. Approximately 528 employees were eligible to participate in the Amended ESPP as of April 23, 2026, including all of our executive officers.

Offerings; Purchase Dates
Unless otherwise determined by the Board, offering periods under the Amended ESPP will be consecutive and overlapping 24-month periods that commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each offering period having four six-month purchase periods that commence on August 1 or February 1 and end on January 31 or July 31 each year during the offering period, unless the offering period is terminated earlier. Purchases under the Amended ESPP will be made on the last day of each purchase period (the “purchase date”). Our Compensation Committee may change the frequency and duration of offering periods, purchase periods and purchase dates with respect to offering periods that have not yet commenced, in accordance with Section 423 of the Code. Our Compensation Committee may also amend the terms of the Amended ESPP or an offering, or provide for separate offerings under the Amended ESPP, in order to, among other things, reflect the impact of local law for eligible employees outside of the U.S., and may establish one or more sub-plans to reflect any amended provisions.
On a purchase date, a participant’s accumulated payroll deductions withheld during the purchase period will be applied to purchase the maximum number of whole shares of our Common Stock that can be purchased with such funds, subject to the limitations described below under Limitations on Purchase and Participation.

NOVAVAX, INC. 2026 PROXY STATEMENT	81

Executive Officers and Compensation

Participation
Eligible employees may become participants in the Amended ESPP by completing an enrollment agreement and filing it with us no later than five business days before the first day of an offering period (unless the Compensation Committee has set a later time for the filing of such subscription agreement). A participant may participate in only one offering period at any time.
Employees electing to participate in the Amended ESPP will authorize us to deduct after-tax dollars from their compensation each payroll period during an offering period. Participants may authorize no more than 15% (in whole percentages) of their compensation to be withheld through payroll deductions. A participant’s accumulated payroll deductions will be applied to the purchase of the maximum number of whole shares that may be purchased on each semi-annual purchase date during the offering period in which the participant participates, subject to the limitations described below under Limitations on Purchase and Participation. Compensation for purposes of the Amended ESPP includes the following forms of cash compensation paid to or earned by an employee: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Section 401(k) or Section 125 of the Code, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Compensation Committee or the Board approves as “compensation” in accordance with Section 423 of the Code.

Limitations on Purchase and Participation
No employee may be offered the right to purchase shares under the Amended ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Amended ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock. In addition, no participant may be offered the right to purchase shares of our Common Stock under the Amended ESPP if the rights of the participant to purchase stock under the Amended ESPP and all employee stock purchase plans maintained by us or our subsidiaries would accrue at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such stock (determined at the time the right is granted) for each calendar year. A maximum of 25,000 shares may be purchased by any participant on any single purchase date.

Purchase Price
For each purchase period, the purchase price per share of our Common Stock will be equal to 85% of the fair market value per share on the first day of the offering period or, if lower, 85% of the fair market value per share on purchase date. Under the Amended ESPP, the fair market value of a share of our Common Stock on any date will be the closing price of a share of our Common Stock on Nasdaq on the date of determination (or, if such day is not a trading day, on the immediately preceding trading day).
If the fair market value of a share of our Common Stock on a purchase date during an offering period is less than the fair market value of a share of our Common Stock on the first day of the offering period, a participant’s accumulated payroll deductions for the applicable purchase period within such offering period will be applied to purchase shares of our Common Stock on the purchase date and the offering period will then terminate. A participant in the terminated offering period will automatically be enrolled in the next offering period, with the participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted by the participant to the Company in accordance with the terms of the Amended ESPP.

Termination of Participation
Employees may end their participation in an offering period by providing written notice of such termination to the Compensation Committee no later than 15 days before a purchase date. A participant’s participation in the Amended ESPP will automatically terminate upon a termination of the participant’s employment with us or one of our subsidiaries or upon the participant’s failure to qualify as an eligible employee. Upon a termination of the employee’s participation in the Amended ESPP, such employee’s payroll deductions not already used to purchase shares of our Common Stock under the Amended ESPP will be returned to the employee.

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Executive Officers and Compensation

Adjustment Provisions
In the event of certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, or, if the Board or the Compensation Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Amended ESPP, in the event of the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure, the Board or the Compensation Committee will equitably adjust (a) the class of shares of our Common Stock issuable and the maximum number of shares of our Common Stock available under the Amended ESPP, (b) the class and number of shares of our Common Stock and the purchase price per share of our Common Stock with respect to any outstanding right to purchase shares of our Common Stock under the Amended ESPP, and (c) the class and maximum number of shares of our Common Stock that may be issued to a participant during any purchase period.
However, no such adjustment may be made unless the Board or the Compensation Committee, as applicable, is satisfied that it will not constitute a modification of the rights granted under the Amended ESPP or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.
In the event of (i) a merger or similar transaction in which we are not the surviving corporation or that results in our stockholders ceasing to own shares of our Common Stock, (ii) a sale of all or substantially all of our assets, (iii) an acquisition resulting in ownership of more than 50% of the shares of our Common Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the shares of our Common Stock immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each offering period then in progress will continue unless otherwise provided by the Board or the Compensation Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding offering will be assumed or exchanged for a substitute right granted by the acquirer or successor corporation, (b) cancel each offering period then in progress and return any unused payroll deductions to the participants, or (c) terminate any and all purchase periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each offering period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and accumulated payroll deductions will be returned to participants, unless our Compensation Committee or the Board provides otherwise in its sole discretion.

Amendment and Termination of the ESPP
The Board may at any time and for any reason amend, suspend, or terminate the Amended ESPP. In general, no amendment may affect an offering period in progress at the time of the amendment or may adversely affect the rights of any participant without such participant’s consent unless such amendment is required to satisfy the requirements of Section 423 of the Code, is made in connection with a transaction described above under “Adjustment Provisions,” or is determined by the Board to be advisable in the event of changes to the financial accounting treatment for the Amended ESPP (as described below). Additionally, no amendment may be made without approval of our stockholders within 12 months of its adoption by the Board if such amendment would increase the number of shares that may be issued under the Amended ESPP or change the designation of the corporations whose employees (or class of employees) are eligible to participate in the Amended ESPP or otherwise would be treated as the adoption of a new plan under Section 423 of the Code.
Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to make such amendments to the Amended ESPP as it determines are advisable if the continuation of the Amended ESPP or any offering period would result in financial accounting treatment for the Amended ESPP that is different from the financial accounting treatment in effect on the date the Amended ESPP was initially adopted by the Board.
No offers to purchase shares of our Common Stock may be granted under the Amended ESPP after April 19, 2034.

NOVAVAX, INC. 2026 PROXY STATEMENT	83

Executive Officers and Compensation
FEDERAL INCOME TAX INFORMATION
The following is a general summary under current law of the material federal income tax consequences to participants in the Amended ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.
The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code.
Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares of our Common Stock purchased under the Amended ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the ESPP shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price.
If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Amended ESPP.
NEW PLAN BENEFITS
The amounts of future stock purchases under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our Common Stock.
The following table shows the number of shares of our Common Stock that have been purchased under the ESPP by certain persons from its inception through 2025.

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Executive Officers and Compensation

Name and Position	Shares Purchased (#)	Aggregate Purchase Price ($)
John C. Jacobs, President and Chief Executive Officer (1)	—
James P. Kelly, EVP, Chief Financial Officer and Treasurer	—	—
Elaine O'Hara, Chief Strategy Officer	—	—
Mark J. Casey, J.D., EVP, Chief Legal Officer and Corporate Secretary	—	—
John J. Trizzino, Former Chief Operating Officer and Chief Business Officer	1,046	$67,566
Ruxandra Draghia-Akli, M.D., Ph.D., Former EVP, Research and Development	—	—
Executive Group	1,046	$67,566
Each nominee for election as a director:
Gregg H. Alton, J.D., Director	—	—
Richard J. Rodgers, Director	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	1,734,299	$18,289,561
(1)John C. Jacobs is also a nominee for election as a director and began participating in the plan as of February 1, 2026. To date Mr. Jacobs has not purchased any shares under the ESPP.

The Board recommends that stockholders vote FOR
the amendment and restatement of the ESPP to increase
the number of shares of Common Stock available for issuance under the
ESPP by 1,000,000 shares, such that the number of shares
available for issuance is the lesser of
(a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock.

NOVAVAX, INC. 2026 PROXY STATEMENT	85

AUDIT MATTERS

Proposal 5—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
The Audit Committee, comprised solely of independent directors, has appointed the firm Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification is not required by the Company’s By-laws or otherwise, the Company believes it is advisable to give stockholders an opportunity to ratify this selection.
If the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may proceed with the retention of Ernst & Young LLP if it deems it to be in the best interest of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
Fees and Services
The following table shows the fees billed to the Company by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firm in the 2025 and 2024 fiscal years.

	Fiscal Year Ended December 31,
	2025	2024
E&Y Fee Category	($)	($)
Audit fees	2,838,850	4,551,990
Audit-related fees	—
Tax fees	1,272,028	1,736,421
All other fees	—	—
Total fees	4,110,878	6,288,411
Audit fees. Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2025 and 2024 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, consultations on accounting matters, and registration statement filings and consents.
Audit-related fees. Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.
Tax fees. Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company. Tax fees related to tax compliance, including the preparation, review and filing of tax returns, was $746,012 and $926,220 for the years ended December 31, 2025 and 2024, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.
All other fees. Consists of fees for products and services provided other than those described above.

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Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.
Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved exceed the pre-approved amount, the Audit Committee and the independent registered public accounting firm must confer, and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, quarterly statement reviews, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If, in advance of its meeting, the Audit Committee agrees to the engagement letter, the engagement will be formally accepted by the Audit Committee at its next regularly scheduled meeting.
All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above, with the exception of certain services of limited financial expense for which the Audit Committee has authorized the Audit Committee Chair to hire at their discretion. Generally, requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with SEC rules on registered public accounting firm independence.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the Audit Committee to its Chair, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit services provided to the Company by each independent registered public accounting firm engaged during the fiscal years ended December 31, 2024 and 2025.

The Board recommends that stockholders vote FOR
the ratification of the appointment of Ernst & Young LLP as the
Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

NOVAVAX, INC. 2026 PROXY STATEMENT	87

Audit Matters

Audit Committee Report
The Audit Committee operates under a written charter adopted by the Board of Directors and monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2025 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2025, and the related statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2025.
The Audit Committee believes it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with PCAOB standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB independence and ethics rule, Rule 3526, “Communication with Audit Committees Concerning Independence,” relating to the firm’s independence from the Company and its related entities, discussed with Ernst & Young LLP its independence from the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence. Management and the Company’s internal and independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, that include but are not limited to:
•information technology systems, controls, and security
•critical accounting policies
•the impact of new accounting guidance
•compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act
•compliance with Company’s Code of Conduct
•risk management initiatives and controls
•significant legal matters
•insider and related party transactions
Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

AUDIT COMMITTEE Richard J. Rodgers, Chair Gregg H. Alton, J.D. Richard H. Douglas, Ph.D. Charles W. Newton

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

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STOCK OWNERSHIP INFORMATION

The following table sets forth certain information as of April 23, 2026, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, as identified in the “Summary Compensation Table” of this Proxy Statement, and (iv) all directors and current executive officers of the Company as a group.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Class Outstanding(3)
5% or Greater Stockholders
The Vanguard Group(4)	15,430,034	9.4%
Shah Capital Management(5)	14,719,738	9.0%
BlackRock, Inc.(6)	13,450,411	8.2%
State Street Corporation(7)	9,523,646	5.8%
Bank of America Corp.(8)	8,315,530	5.1%
Directors and Named Executive Officers
Gregg H. Alton, J.D.(9)	112,955	*
Richard H. Douglas, Ph.D.(10)	168,190	*
Rachel K. King(11)	134,540	*
Margaret G. McGlynn, R. Ph.(12)	109,738	*
David Mott(13)	149,740	*
Charles W. Newton(14)	23,800	*
Richard J. Rodgers(15)	116,135	*
John W. Shiver, Ph.D.(16)	19,871	*
John C. Jacobs(17)	1,047,363	*
James P. Kelly(18)	260,726	*
Elaine O'Hara(19)	269,028	*
Mark J. Casey, J.D.(20)	233,312	*
John Trizzino (21)	422,132	*
Ruxandra Draghia-Akli, M.D., Ph.D.(22)	74,946	*
All directors and current executive officers as a group (13 persons)(23)	2,697,137	1.6%
*Less than 1%
(1)Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc. 21 Firstfield Road, Gaithersburg, Maryland 20878.
(2)Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 23, 2026 upon the exercise or vesting, as applicable, of stock options, RSUs, SARs, warrants, or other purchase rights.
(3)Percentages have been calculated based on 164,427,429 shares of the Common Stock outstanding as of April 23, 2026.
(4)As reported by the Vanguard Group (“Vanguard”) on Schedule 13G/A as filed on November 12, 2024. Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Beneficial ownership (and other information in this footnote) is as of September 30, 2024. Vanguard beneficially owns 15,430,034 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 224,741 shares of Common Stock, sole dispositive power with respect to 15,072,218 shares of Common Stock and shared dispositive power with respect to 357,816 shares of Common Stock. On March 27, 2026, Vanguard filed an amendment to its Schedule 13G disclosing that, as a result of an internal reorganization, it is no longer deemed to beneficially own any shares of Common Stock. Vanguard has indicated that going forward, Common Stock previously reported as beneficially owned by The Vanguard Group will be reported as beneficially owned on a disaggregated basis by Vanguard Capital Management and/or Vanguard Portfolio Management, each of which are U.S. investment advisors wholly owned by The Vanguard Group. The principal office address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

NOVAVAX, INC. 2026 PROXY STATEMENT	89

Stock Ownership Information
(5)As reported on Schedule 13D/A as filed on April 8, 2026 jointly by Shah Capital Management, Inc. (“SCM”), Shah Capital Opportunity Fund LP (“SCO”) and Himanshu H. Shah (“Shah,” together with SCM and SCO, the “Shah Reporting Persons”). SCM beneficially owns 14,719,738 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 14,719,738 shares of Common Stock. SCO beneficially owns 14,000,000 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 14,000,000 shares of Common Stock. Shah beneficially owns 14,845,097 shares of Common Stock, of which he has sole voting power and sole dispositive power with respect to 125,359 shares of Common Stock and shared voting power and shared dispositive power with respect to 14,719,738 shares of Common Stock. SCM serves as the investment manager to SCO. Shah serves as President and Chief Investment Officer of SCM. The principal office address of the Shah Reporting Persons is 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612.
(6)As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on February 5, 2025. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2024. BlackRock beneficially owns 13,450,411 shares of Common Stock, for which it has sole voting power with respect to 13,259,500 shares of Common Stock, sole dispositive power with respect to 13,450,411 shares of Common Stock, no shared voting power and no shared dispositive power. The principal office address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(7)As reported on Schedule 13G as filed on February 9, 2026 by State Street Corporation (“State Street”). State Street beneficially owns 9,523,646 shares of Common Stock, for which it has which it has no sole voting power, no sole dispositive power, and shared voting power with respect to 9,020,626 shares and shared dispositive power with respect to 9,523,646 shares. The principal office address for State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston MA 02114.
(8)As reported on Schedule 13G as filed on February 11, 2026 by Bank of America Corp (“Bank of America”). Bank of America beneficially owns 8,315,530 shares of Common Stock, for which it has which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 8,315,530 shares. The principal office address for Bank of America Corp. is 100 N. Tryon St., Charlotte, NC 28255.
(9)Includes 65,270 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(10)Includes 94,970 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(11)Includes 90,470 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026. Includes 2,200 shares of Common Stock indirectly owned by Ms. King as a result of shares held in trusts for the benefit of Ms. King’s children.
(12)Includes 65,270 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(13)Includes 69,970 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(14)Includes 14,280 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(15)Includes 68,765 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(16)Includes 11,924 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(17)Includes 740,804 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(18)Includes 130,127 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(19)Includes 134,386 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(20)Includes 143,245 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(21)Includes 299,518 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(22)Includes 51,383 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.
(23)Includes 1,646,834 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 23, 2026.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement (“Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 18, 2026 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2026	Stockholders of record at the close of business on April 23, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof
This Proxy Statement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are being mailed or made available to our Record Date stockholders on or about April 27, 2026.

Why am I receiving these materials?
The Company has made these proxy materials available to you on the Internet or, upon your request, has delivered print versions of these proxy materials to you by mail, in order to provide you with information regarding the matters on which you may vote at the Annual Meeting. You are invited to attend the live virtual webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Can I access the materials on the Internet instead of receiving paper copies?
Yes, stockholders may access the Proxy Statement and the Annual Report via the Internet and vote online at www.proxyvote.com. On or about April 27, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the close of business on the Record Date. We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of our proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in these proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing annual meeting materials.

What is “householding” and how does it affect me?
The Company has adopted the process called “householding” for mailing annual meeting materials to stockholders who share the same address. These stockholders will have received a notice from their bank, broker, or other holder of record, indicating they will receive only one copy of this Proxy Statement and Annual Report.
If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement and Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax:

TELEPHONE	(240) 268-2000

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878

NOVAVAX, INC. 2026 PROXY STATEMENT	91

Information about the Annual Meeting and Voting
If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote on the following matters:

Proposal

1	Election of three Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2029 Annual Meeting of Stockholders

2	Advisory vote to approve the compensation of our Named Executive Officers

3
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares

4
Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock

5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026

6	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
In addition, management will report on the Company’s performance during fiscal year 2025 and respond to questions from stockholders.

Who is entitled to vote?
The only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock. Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were 164,427,429 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person virtually or represented by proxy, of the holders of one-third (33 1/3%) of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, (i) holders of a majority of the shares of Common Stock present in person virtually or represented by proxy at the Annual Meeting and entitled to vote or (ii) any officer entitled to preside at or to act as a secretary of the Annual Meeting have the power to adjourn the Annual Meeting. No further stockholder notification of the adjournment is required, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting.

Why is the Company holding a virtual Annual Meeting?
In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. Similar to our in-person meetings, we may answer questions as they come in during the live Q&A session of the Annual Meeting, as well as address questions in advance, to the extent relevant to the business of the Annual Meeting as time permits.

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Information about the Annual Meeting and Voting

How can I attend the virtual Annual Meeting?
The Annual Meeting will be held entirely online. To attend the live webcast of the Annual Meeting, you must demonstrate that you were a Novavax stockholder as of the close of business on April 23, 2026 or hold a valid proxy for the Annual Meeting from such a stockholder.
•To participate in the Annual Meeting live via the Internet you must register at www.virtualshareholdermeeting.com/NVAX2026 by 11:59 p.m. Eastern Time on June 17, 2026.
•On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/NVAX2026.
Even if you plan to attend the live virtual webcast of the Annual Meeting, we strongly encourage you to vote in advance by Internet, telephone, or mail so your vote will be counted. A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers, will be made publicly available on our investor relations website promptly after the Annual Meeting.

How do I vote?
You may vote using any of the following methods:

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholdermeeting.com/NVAX2026 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive
			Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 17, 2026			Before the polls close at the Annual Meeting on June 18, 2026
Telephone or the Internet. The telephone and Internet voting procedures established by the Company for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend you follow the voting instructions in the materials you receive.
At the live virtual webcast of the Annual Meeting. All stockholders may vote at the Annual Meeting. If you are a registered holder, you must register using the virtual 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker, or other record holder, you must provide a legal proxy from your bank, broker, or other record holder during registration and you will be assigned a virtual

NOVAVAX, INC. 2026 PROXY STATEMENT	93

Information about the Annual Meeting and Voting
16-digit control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership such as a copy of your proxy card, voter instruction card, Notice of Internet Availability, or brokerage statement showing proof of your ownership of Common Stock as of April 23, 2026. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholder meeting.com/NVAX2026.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote your shares.

How does discretionary voting authority apply?
All properly executed proxies will be voted in accordance with the instructions of the stockholder. If you are a stockholder of record and you sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, John C. Jacobs and Mark J. Casey, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including any floor proposals.
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank, or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally govern this issue regardless of the exchange on which the company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, and the election of directors, even if they are not contested.
Although the determination of whether a broker, bank, or other nominee will have discretionary voting power for a particular matter is typically determined only after proxy materials are filed with the SEC, we expect that your broker, bank, or other nominee will be permitted to vote your shares only with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2026 (Proposal 5), even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. Furthermore, we do not expect your broker, bank, or other nominee to have authority, discretionary or otherwise, to vote your shares for the election of directors, the approval, on an advisory basis of the compensation of our Named Executive Officers, the amendment of the 2015 Stock Plan, or the amendment of the ESPP (Proposals 1, 2, 3 and 4), unless they receive proper instructions to do so from you in a timely manner.
In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction form.

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Information about the Annual Meeting and Voting

What are the Board’s recommendations?

Proposal		Board Recommendation
1	Election of directors	FOR all nominees
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	FOR
3
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares
FOR
4
Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock
FOR
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

NOVAVAX, INC. 2026 PROXY STATEMENT	95

Information about the Annual Meeting and Voting

What is the voting requirement to approve each of the proposals?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Impact of Abstentions and Broker Non-Votes	You May Vote
1	Election of directors	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
3
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 9,400,000 shares
		Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
4
Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 3,375,888 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 4,820,564 shares of Common Stock
		Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of votes cast	Yes	No effect We do not expect any broker non-votes on this proposal.	FOR, AGAINST, ABSTAIN

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Information about the Annual Meeting and Voting

Can I change my vote after I have voted?
Stockholders may revoke proxies at any time before they are exercised at the Annual Meeting by:
(a)signing and submitting a later-dated proxy to the Secretary of the Company
(b)delivering written notice of revocation to the Secretary of the Company
(c)voting electronically at the Annual Meeting
If you intend to revoke your proxy by such written notice, we advise that you also send a copy via email to ir@novavax.com with “Attention: Corporate Secretary” in the subject line. Attendance at the live virtual webcast of the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the stockholder’s proxy and vote at the live virtual webcast of the Annual Meeting.

Who will count the votes?
A representative of American Elections Services, our inspector of election, will tabulate and certify the votes.

Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of solicitation of proxies?
The Company will bear the cost of soliciting proxies. This cost also includes support for the hosting of the live virtual webcast of the Annual Meeting. In addition to solicitations by mail, the Company’s directors, officers, and regular employees may, without additional remuneration, solicit proxies in person, by telephone, or by electronic transmission and/or facsimile transmission. The Company may also utilize the assistance of third parties in connection with our proxy solicitation efforts and will compensate such third parties for their efforts. The Company has retained Innisfree M&A to assist in the solicitation of proxies and provide related advice and informational support, for a solicitation fee of $25,000 and reimbursement of out-of-pocket expenses. The Company will also request brokerage houses, custodians, nominees and fiduciaries or other similar organizations to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses, custodians, nominees and fiduciaries or other similar organizations for their reasonable expenses in connection with this distribution.

NOVAVAX, INC. 2026 PROXY STATEMENT	97

ADDITIONAL INFORMATION

Stockholder Proposals
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT
Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2027 Annual Meeting of Stockholders should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and the Company’s By-laws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than December 28, 2026. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 18, 2027), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
OTHER STOCKHOLDER PROPOSALS
Under the Company’s By-laws, stockholders who wish to include a proposal in the Company’s 2027 Annual Meeting of Stockholders (but do not wish to include such proposal in the Company’s proxy materials), or to nominate a person for election as a director, must give the Company timely written notice. To be timely, the Company’s By-laws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting. Therefore, we must receive such notice no earlier than March 20, 2027, and no later than April 19, 2027. However, in the event the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
Please note that if the stockholder proposes to nominate a director for election to the Company’s Board, the stockholder must do so in accordance with the procedures for director nominations set forth in the Company’s By-Laws.

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Additional Information

Other Matters
The Board knows of no other matters which will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
* * *

The Board of Directors hopes stockholders will attend the live virtual webcast of the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date, and return the enclosed proxy in the accompanying envelope, or vote over the Internet or telephone as described therein. Your prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the virtual webcast of the Annual Meeting may vote their stock personally even if they have sent in their proxies.

By Order of the Board of Directors,

MARK J. CASEY Executive Vice President, Chief Legal Officer and Corporate Secretary

Gaithersburg, Maryland
April 27, 2026

NOVAVAX, INC. 2026 PROXY STATEMENT	99

Appendix A

APPENDIX A: NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN AMENDED AND RESTATED APRIL 22, 2026

NOVAVAX, INC.
2015 STOCK INCENTIVE PLAN
AMENDED AND RESTATED APRIL 22, 2026

1.Purpose.
The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.Type of Stock Awards and Administration.
(a)Types of Stock Awards. The Plan provides for the grant of Options (including Incentive Stock Options and Non-Statutory Options), Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.
(b)Administration.
(i)The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.
(ii)Subject to the express provisions of the Plan, the Administrator shall have authority:
(1)To determine the individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;
(2)To construe the Plan and Award Agreements;
(3)To prescribe forms, rules and procedures relating to the Plan;
(4)To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and
(5)To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.

Appendix A
(iii)The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.
3.Participant Eligibility.
(a)General. The Administrator may select Participants from among key employees, officers or directors of, or consultants or advisors to, the Company who are expected to contribute to the Company’s future growth and success; provided, however, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company, and provided, further, that persons to whom Non-Statutory Options or SARs may be granted shall be limited to persons employed by or providing services to the Company and its “qualifying subsidiaries.” For these purposes, a “qualifying subsidiary” means a subsidiary in which the Company owns a “controlling interest” as described in Treasury Regulations §1.409A-1(b)(5)(iii)(E)(1).
(b)Grant of Stock Awards to Directors and Officers. In the discretion of the Administrator, the selection of a director or officer (as defined for purposes of Rule 16b-3) as a Participant, and the terms of any Stock Award granted to such Participant, including the grant date, the purchase or exercise price, the number of shares underlying the Stock Award and other terms and conditions, shall be determined either (i) by the Board, of which all members shall be “non-employee directors” (as hereinafter defined) or (ii) by the Compensation Committee, consisting of two or more directors having full authority to act in the matter, each of whom shall be a “non-employee director” (with any action of the Compensation Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such director qualifies as a “non-employee director” within the meaning of Rule 16b-3.
4.Stock Subject to Plan.
(a)Number of Shares. Subject to adjustment as provided in Section 10 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 36,870,000 shares. Subject to adjustment as provided in Section 10 below, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 36,870,000 shares.
(b)Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock, will be treated as issued under the Plan. The shares of Common Stock available for issuance pursuant to Section 4(a) will not be increased by any shares that have been delivered under the Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.
(c)[Reserved.]

(d)Non-employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, effective January 1, 2022, the aggregate value of all compensation paid or granted to a Participant who is a non-

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employee director with respect to any calendar year, including Stock Awards under the Plan and cash fees or other compensation paid by the Company to such director outside the Plan, solely with respect to his or her services as a director during such calendar year, may not exceed $1,500,000 in the case of the Chairman of the Board or $1,000,000 in the case of any other non-employee director (except with respect to the initial calendar year in which a non-employee director commences service on the Board, such annual limit shall be $1,500,000). In applying the foregoing limits, the value of any Stock Awards is calculated based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including without limitation, as a consultant or advisor to the Company or a subsidiary.
5.Provisions Applicable to Options and Stock Appreciation Rights.
(a)Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.
(b)Exercise Price and Base Value. Subject to Section 3(b), the exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR, or less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Participant described in Section 6(b). Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 10 or Section 11 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the NASDAQ Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.
(c)Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The fair market value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.

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(d)Maximum Term. Except as otherwise provided in Section 6 regarding Incentive Stock Options, Options and SARs will have a maximum term of 10 years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.
(e)Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).
(f)Vesting and Effect of Termination of Employment or Other Service Relationship. Subject to Section 8(b) below, the Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:
(i)Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.
(ii)Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.
(iii)All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending

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on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.
(iv)All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.
6.Special Provisions for Incentive Stock Options.
Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
(a)Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement evidencing the grant of Incentive Stock Options.
(b)10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:
(i)the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and
(ii)the Option may not be exercisable after the expiration of five years from the date of grant.
(c)Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to be Incentive Stock Options shall not be Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.
(d)Continuous Employment. Except as provided in Section 5(f) above, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of the Option, employed by the Company. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations).
7.Provisions of Other Stock Awards.
(a)Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

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(i)Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.
(ii)Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.
(iii)Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.
(iv)Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.
(b)Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.
(ii)Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.
(iii)Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.
(iv)Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.

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8.Additional Terms Applicable to all Stock Awards.
(a)Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(b)Vesting. Notwithstanding anything provided in Section 5(f), Section 7(a)(iii), Section 7(b)(ii) or Section 11 hereof, no Stock Award shall vest prior to the first anniversary of the grant date; provided, however, that (i) a number of shares of Common Stock not exceeding 5% of the number of shares of Common Stock that may be delivered in satisfaction of Stock Awards may be delivered in satisfaction of Stock Awards that are not subject to this one-year minimum vesting period and (ii) this one-year minimum vesting period shall not apply to Stock Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Nothing in this Section 8(b) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Stock Award (or any portion thereof), including pursuant to Section 11 below.
(c)Nontransferability of Stock Awards. Except as provided in this Section 8(c), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Awards, other than Incentive Stock Options, may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.
(d)Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.
(e)Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

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(f)Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time, and may provide that any proceeds from the exercise or disposition of any Stock Award, and any other amounts received in respect of any Stock Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation, no-hire, non-disparagement, invention assignment, confidentiality, or other restrictive covenant by which the Participant is bound. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback, recoupment or similar policy or policies, including the Novavax, Inc. Second Amended and Restated Recoupment Policy, as any such policy or policies may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. In addition, each Stock Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Common Stock, including limitations on hedging and pledging. Each Participant, by accepting or being deemed to have accepted a Stock Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 8(f) and to any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 8(f). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8(f).
(g)Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid to a Participant in connection with a Stock Award prior to the date on which such Stock Award vests.
(h)[Reserved.]
(i)Coordination with Other Plans. Stock Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Stock Awards under the Plan or awards made under other compensatory plans or programs of the Company. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Common Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(j)Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

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9.Rights as a Stockholder.
Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.
10.Adjustment Provisions for Recapitalizations and Related Transactions.
(a)If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the maximum number of shares that can be issued upon exercise of Incentive Stock Options under the Plan, (3) the limitations on Stock Awards pursuant to Section 4(d), (4) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (5) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 10 shall be made by the Administrator having due regard, where applicable, for the qualification of Incentive Stock Options under Section 422 and the requirements of Section 409A.
(b)Any adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.
11.Merger, Consolidation, Asset Sale, Liquidation, etc.
(a)General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction”), if Stock Awards are not assumed, or equivalent stock awards are not substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator will provide that all or any outstanding Stock Awards shall become vested and exercisable (or that any reacquisition or repurchase rights held by the Company shall lapse) at or immediately prior to such event, and will (1) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised (to the extent then

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vested and exercisable) by the Participant within a specified period following the date of such notice, if applicable, or (2) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards. In the event of a Corporate Transaction, if such Stock Awards are assumed, or equivalent stock awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator shall provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code. Notwithstanding anything to the contrary in this Section 11(a), the vesting of any performance-based Stock Awards will be determined based on the greater of (i) assumed achievement of the applicable performance goals at 100% of the performance target, as provided in the Award Agreement with the result prorated based on the period of the Participant’s actual employment or other service relationship with the Company prior to the Corporate Transaction during the applicable full performance period, or (ii) actual achievement of the applicable performance goals, as provided in the Award Agreement, through the date of the consummation of the Corporate Transaction. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 11(a).
(b)Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
12.No Employment Rights.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.
13.Other Employee Benefits.
Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.

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14.Amendment of the Plan and Stock Awards.
(a)The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under Section 422 or any successor provision with respect to Incentive Stock Options, Rule 16b-3 (if then applicable), or any other applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.
(b)With the consent of the affected Participant, the Administrator may amend outstanding Stock Award Agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422, (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure (A) the qualification of the Plan under Rule 16b-3 (if then applicable) or (B) compliance with, or exemption from, Section 409A.
15.Withholding.
(a)The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 15(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(b)Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).
16.Effective Date and Duration of the Plan.
(a)Effective Date. The Plan is effective as of the Amendment Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2026. Amendments to the Plan not requiring

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stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 14) shall become effective when adopted by the Board, but no Options or SARs granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Options or SARs). If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Options or SARs granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Options or SARs. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the Amendment Date and before the termination of the Plan as provided in Section 16(b) below.
(b)Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 11, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of April 19, 2024. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.
17.Provision for Foreign Participants; Sub Plans.
(a)The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(b)The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).
18.Miscellaneous.
(a)Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any

Appendix A
acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.
19.Governing Law.
(a)Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 17(b) or as provided in Section 19(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

Appendix A
Exhibit A
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Stock Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.
“Adoption Date”: March 5, 2015
“Amendment Date”: April 22, 2026
“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.
“Board”: The Board of Directors of the Company.
“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).
“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.
“Compensation Committee”: The Compensation Committee of the Board.
“Common Stock”: The Company’s common stock, $.01 par value.
“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code; provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) of the Code as of the date on which such determination is being made and does not necessarily continue to exist merely because it existed as of the date of grant of an Option or other Stock Award.
“Corporate Transaction”: The meaning set forth in Section 11(a).

Appendix A
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:
(1) If the Common Stock is listed on any established stock exchange, including but not limited to the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.
(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.
“Incentive Stock Options”: An Option intended to be an “incentive stock option” within the meaning of Section 422.
“Non-Statutory Options”: An Option that is not intended to be an Incentive Stock Option.
“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.
“Participant”: An individual who is granted or receives a Stock Award under the Plan.
“Performance Award”: A Stock Award subject to Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. A Performance Criterion may include any measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on objective or subjective individual goals. The Administrator may provide that a Stock Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary or other unplanned items, and other unusual or non-recurring items, and the cumulative

Appendix A
effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Novavax, Inc. 2015 Stock Incentive Plan, as amended and restated on the Amendment Date, and as further amended from time to time.
“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.
“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
“Sale Price”: The meaning set forth in Section 11(a).
“Section 422”: Section 422 of the Code.
“Securities Acquisition”: The meaning set forth in Section 11(a).
“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Stock Awards”: Any or a combination of the following:
(a)Options (including Incentive Stock Options and Non-Statutory Options),
(b)Stock Appreciation Rights,
(c)Restricted Stock,
(d)Unrestricted Stock,
(e)Stock Units,
(f)Restricted Stock Units, and
(g)Performance Awards.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.
“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.

Appendix B

APPENDIX B: NOVAVAX, INC. 2013 STOCK PURCHASE PLAN AMENDED AND RESTATED APRIL 22, 2026

NOVAVAX, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED APRIL 22, 2026

Section 1.Purpose of Plan
The Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended and restated April 22, 2026 (the “Plan”), is intended to enable eligible employees of Novavax, Inc. (the “Company”) and such of its Subsidiaries (including any corporation that becomes a Subsidiary of the Company after the adoption and approval of the Plan) as the Board of Directors of the Company (the “Board”) may from time to time designate (the Company and such Subsidiaries being hereinafter referred to as the “Company”) to purchase shares of common stock, $0.01 par value, of the Company (such common stock being hereafter referred to as “Stock”), and thereby enhance the sense of participation in the affairs of the Company. For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of the Company under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to qualify under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and is to be construed accordingly.
Section 2.Administration of Plan
The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), which shall have the authority to determine eligibility under the Plan, to interpret the Plan, to prescribe forms, rules and procedures under the Plan, to adopt, amend, rescind, administer, and interpret such forms, rules and procedures and otherwise to do all things necessary or advisable to carry out the terms of the Plan. To the extent permitted by applicable law, the Committee in its discretion may delegate any or all of its powers under the Plan to one or more officers or employees of the Company. All references in the Plan to the “Administrator” shall mean the Committee and the person or persons so delegated to the extent of such delegation, as applicable. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan shall be final and binding on all parties.

Appendix B
Section 3.Options to Purchase Stock
Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company or its designated Subsidiaries (“Employees”) who meet the eligibility requirements set forth in Section 4 (“Eligible Employees”) shall be the lesser of (a) 3,375,888 shares increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share), and (b) 4,820,564 shares.
The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for purchase pursuant to the exercise of Options under the Plan.
Section 4.Eligibility
Subject to the limitations set forth in Section 5, each Employee whose customary employment is at least 20 hours per week, whose customary employment is for more than five months during the calendar year and who has been employed by the Company for not less than five business days as of the first day of an Option Period (as defined in Section 5) shall be eligible to participate in the Plan for such Option Period. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Code Section 423.
Section 5.Option Periods
Unless otherwise determined by the Board (and except as otherwise provided in Section 8), the “Option Periods” shall be consecutive and overlapping 24-month periods that shall commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each Option Period having four six-month “Purchase Periods” that shall commence on August 1 or February 1 and end on January 31 or July 31 each year during the Option Period. Each January 31 and July 31 during an Option Period shall be a “Purchase Date”. The Administrator may change the frequency and duration of the Option Periods, Purchase Periods and Purchase Dates with respect to Option Periods that have not yet commenced, except as provided in Section 15, in accordance with Code Section 423.

Appendix B
Section 6.Participation and Option Grant
Each person who is an Eligible Employee on the first day of any Option Period may elect to participate in the Plan for such Option Period in accordance with this Section 6, Section 7 and any other procedures established by the Administrator. Except as otherwise provided in Section 8, to become a Participant and enroll in an Option Period, an Eligible Employee must complete an enrollment and payroll deduction authorization form in a form prescribed by the Administrator and submit it to the Company no later than five business days before the first day of each Option Period, or such later time as determined by the Administrator, and shall thereby become a participant (“Participant”) on the first day of such Option Period. A Participant may participate in only one Option Period at any time.
Each person who is a Participant on the first day of an Option Period shall automatically be granted on that day an Option for such Option Period entitling the Participant to purchase shares of Stock on each Purchase Date within the Option Period on which the Participant is an Eligible Employee. No more than 25,000 shares may be purchased by a Participant on any Purchase Date, and no more than 15% of a Participant’s Compensation at any time may be used to purchase shares of Stock under an Option. A Participant’s “Compensation” for any period shall be the sum of the following forms of compensation paid to or earned by a Participant: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Code Sections 401(k) or 125, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Committee or the Board approves as “compensation” in accordance with Code Section 423. Notwithstanding the foregoing:
(a)No Participant shall be granted an Option under the Plan who, immediately after the Option is granted, would own (or pursuant to Code Section 424(d) would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its Subsidiaries; and
(b)No Participant shall be granted an Option under the Plan that would permit the Participant to accrue rights to purchase shares of stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) for any calendar year, determined using the closing stock price on the grant date, all as determined in accordance with Code Section 423(b)(8).
The Administrator shall reduce, on a substantially proportionate basis, the number of shares of Stock that may be purchased by each Participant for an Option Period or for one or more

Appendix B
Purchase Periods in the event that the number of shares then available under the Plan is insufficient.
Section 7.Method of Payment
Payment for Stock purchased upon the exercise of an Option shall be made with funds withheld through regular payroll deductions. Each payroll deduction authorization shall request withholding for each payroll period at a whole percentage of the Participant’s Compensation not exceeding 15% of Participant’s Compensation for the payroll period. Withholding shall be accomplished by means of deductions made on payroll dates occurring in the Option Period. A Participant may decrease his or her payroll deduction rate two times during a Purchase Period within an Option Period; provided, however, that the second decrease during any such Purchase Period will reduce the payroll deduction rate to 0%. The payroll deduction rate as decreased by a Participant during a Purchase Period will automatically be applied to the next Purchase Period within the applicable Option Period unless the Participant elects to increase the payroll deduction rate for such next Purchase Period by notifying the Administrator not less than five business days prior to the first day of such Purchase Period. The Administrator may, in its discretion, further limit the number of payroll deduction changes during any Option Period. A change in the payroll deduction rate shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new payroll deduction authorization unless the Company elects to process a given change in payroll deductions more quickly.
All amounts withheld pursuant to this Section 7 (whether by payroll deductions or otherwise) shall be credited to a withholding account maintained in the Participant’s name on the books of the Company (each, an “Account”). Amounts credited to the Account shall not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
Section 8.Purchase Price
The purchase price of Stock issued pursuant to the exercise of an Option on each Purchase Date shall be the lower of 85% of the fair market value of the Stock on the date on which the Option was granted pursuant to Section 5 (i.e., the first day of an Option Period) and 85% of the fair market value of the Stock on the last day of the Purchase Period (i.e., the Purchase Date). For purposes of this Section 8, the fair market value of the Stock for any day shall be the reported closing price of the Stock for such day on the national exchange or trading system on which such shares of Stock are traded; provided, that if such day is not a trading day, the fair market value of the Stock on such national exchange or trading system shall be the reported closing price of the Stock for the immediately preceding day that is a trading day.

Appendix B
If the fair market value of the Stock on any Purchase Date during an Option Period is less than the fair market value of the Stock on the first day of the Option Period, the balance in a Participant’s Account shall be applied to purchase Stock on that Purchase Date in accordance with Section 9 and that Option Period shall then terminate. A Participant in the terminated Option Period shall automatically be enrolled in the next Option Period with the Participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted to the Company in accordance with the Plan.
Section 9.Exercise of Options
Subject to the limitations set forth below in this Section 9, each Employee who is a Participant in the Plan on the last day of a Purchase Period shall be deemed to have exercised on such date the Option granted to him or her for the Option Period that includes that Purchase Period. Upon such exercise, the Company shall apply the balance of the Participant’s Account to the purchase of the maximum number of whole shares of Stock that can be purchased under the Option with the Account balance at the purchase price determined under Section 8, and as soon as practicable thereafter shall evidence the transfer of shares or shall deliver the shares to the Participant and shall return to the Participant’s Account the balance, if any, of his or her Account in excess of the total purchase price of the shares so issued within a reasonable time thereafter. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share shall be retained in the Participant’s Account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof.
Any amounts contributed by a Participant or withheld from a Participant’s Compensation that are not to be used for the purchase of Stock, whether because of such Participant’s withdrawal from participation in an Option Period or for any other reason, shall be repaid to the Participant or his or her designated beneficiary or legal representative, as applicable, within a reasonable time thereafter.
Notwithstanding anything herein to the contrary, no Option may be exercised after twenty-seven (27) months from its grant date.
Section 10.Interest
No interest shall be payable on any amount held in the Account of any Participant.
Section 11.Taxes
Payroll deductions shall be made on an after-tax basis. The Company shall have the right, as a condition of exercise, to make such provision as it deems necessary to satisfy its obligations

Appendix B
to withhold federal, state and local income or other taxes incurred by reason of the purchase or disposition of Stock under the Plan. The Company in its discretion may, to the extent permitted by law, satisfy its withholding obligations by deduction from any payment of any kind due to the Participant or by withholding shares of Stock purchased under the Plan, which shares shall be valued at fair market value (defined as the closing stock price on the date of withholding).
Section 12.Cancellation and Withdrawal
Subject to Section 7, a Participant who holds an Option under the Plan may cancel all of his or her Option and thereby terminate his or her participation in the Plan by written notice delivered to the Administrator. To be effective with respect to the Purchase Period then in progress, written notification of such termination must be submitted to the Administrator no later than 15 days before the last day of the Purchase Period. Upon such cancellation, the balance in the Participant’s Account shall be returned to the Participant as soon as administratively practicable.
Section 13.Termination of Employment; Death of Participant
Upon the termination of a Participant’s employment with the Company for any reason or the death of a Participant during an Option Period, or in the event the Participant ceases to qualify as an Eligible Employee, the Participant shall cease to be a Participant, any Option held by the Participant under the Plan shall be deemed canceled, the balance of his or her Account shall be returned to the Participant (or to the Participant’s estate or designated beneficiary in the event of the Participant’s death) as soon as reasonably practicable, and the Participant shall have no further rights under the Plan.
Section 14.Equal Rights; Participant’s Rights Not Transferable; Establishment of Sub-Plans
All Participants granted Options under the Plan shall have the same rights and privileges. Any Option granted under the Plan shall be exercisable during the Participant’s lifetime only by the Participant and may not be sold, pledged, assigned, or transferred in any manner. In the event a Participant violates or attempts to violate the terms of this Section, any Options held by the Participant shall be deemed terminated and, upon return to the Participant of the balance of his or her Account, all of the Participant’s rights under the Plan shall terminate.
Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Code Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to

Appendix B
one or more Eligible Employees of a designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.
Section 15.Change in Capitalization, Merger
The Board or the Committee may make adjustments in accordance with and as described in this Section 15 in the event of (i) a transaction with the holders of Stock of the Company not involving the receipt by the Company of consideration, including a stock split, spin-off, stock dividend, and certain recapitalizations (such transactions, “Equity Restructurings”), or (ii) the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure (such transactions, “Corporate Transactions”). In the event of an Equity Restructuring or, to the extent the Board or the Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Plan, a Corporate Transaction, the Board or the Committee shall equitably adjust (a) the class of Stock issuable and the maximum number of shares of Stock available under the Plan, (b) the class and number of shares of Stock and the purchase price per share of Stock with respect to any outstanding Option, and (c) the class and maximum number of shares of Stock that may be issued to a participant during any Purchase Period, provided, that no such adjustment may be made unless the Board or the Committee, as applicable, is satisfied that it will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.
In the event of (i) a merger or similar transaction in which the Company is not the surviving corporation or that results in the Company’s shareholders ceasing to own shares of Stock, (ii) a sale of all or substantially all of the assets of the Company, (iii) an acquisition resulting in ownership of more than 50% of the Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the Stock immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each Option Period then in progress will continue unless otherwise provided by Board or the Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participant Accounts to the Participants, or (c) terminate any and all Purchase Periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each Option Period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and the balances in Participant’s Accounts will be returned to Participants unless Board or the Committee provides otherwise in its sole discretion.

Appendix B
Section 16.Amendment and Termination of Plan
The Board reserves the right at any time or times and for any reason to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; except that (a) no amendment may affect an Option Period in progress at the time of the amendment or may adversely affect the rights of any Participant without such Participant’s consent unless (i) such amendment is required to satisfy the requirements of Code Section 423, (ii) such amendment is made in connection with a transaction described in Section 15, or (iii) the Board in its discretion determines that the continuation of the Plan on its current terms or any Option Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan was initially adopted by the Board, and (b) any amendment that would be treated as the adoption of a new plan for purposes of Code Section 423 and the regulations thereunder shall not take effect unless approved by the shareholders of the Company within twelve months before or after its adoption.
The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may provide that outstanding Options shall be exercisable either at the end of the applicable Purchase Period or at such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Purchase Period).
Section 17.Approvals
The Plan was approved by the shareholders of the Company on [June 18], 2026, which date was within twelve months after the date the Plan was adopted by the Board.
Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan shall be subject to any required approval of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.
Section 18.Information Regarding Disqualifying Dispositions
By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan as may be requested by the Company or any Subsidiary in order to assist it in complying with applicable tax laws.
Section 19.Participants’ Rights as Shareholders and Employees
A Participant shall have no rights or privileges as a shareholder of the Company and shall not receive any dividends in respect of any Stock covered by an Option granted hereunder until

Appendix B
the Option has been exercised, full payment has been made for the Stock, and the Stock has been issued to the Participant.
Nothing contained in the provisions of the Plan shall be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company at any time.
Section 20.Governing Law
    The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.
Section 21.Effective Date and Term
    The Board adopted this Plan, as amended and restated on April 22, 2026. The Plan shall terminate and no rights shall be granted hereunder after April 19, 2034.

21 Firstfield Road, Gaithersburg, MD 20878 240-268-2000 | www.novavax.com Nasdaq: NVAX

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13565-P92816 For Withhold For Against Abstain For Against Abstain ! !!! !! !! !! ! !! NOVAVAX, INC. 21 FIRSTFIELD ROAD GAITHERSBURG, MD 20878 &#9; 1b.&#9; Gregg H. Alton, J.D. &#9; 1c.&#9; Richard J. Rodgers &#9; 1a.&#9; John C. Jacobs The Board of Directors recommends you vote 1 YEAR for proposal 3 and FOR proposals 2, 4, 5 and 6. 2.&#9; The approval, on an advisory basis, of the compensation paid to our Named Executive Officers. 3.&#9; The approval, on an advisory basis, of holding future executive compensation advisory votes every three years, every two years, or every year. 4.&#9; Amendment to the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended, to reflect Delaware law provisions allowing officer exculpation. 5.&#9; Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended to increase the number of shares of common stock available for issuance thereunder by 6,170,000 shares. NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof. 6.&#9; Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote FOR the following: 1.&#9; Election of Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders. &#9; Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOVAVAX, INC. ! !! !! 3 Years1 Year 2 Years Abstain ! !!! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NVAX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V13566-P92816 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. NOVAVAX, INC. Annual Meeting of Stockholders June 15, 2023 8:30 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John C. Jacobs and John A. Herrmann III, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of the proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of Novavax, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 15, 2023, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side